UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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THE MACERICH COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Macerich Company

April 26, 2019

Dear Fellow Stockholders:

You are cordially invited to attend our 2019 Annual Meeting of Stockholders to be held on Friday, June 7, 2019 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401.

The accompanying Notice and Proxy Statement contain details concerning the matters to be considered during our Annual Meeting. At our Annual Meeting, you will be asked to consider and vote on the following matters:

(1)	election of the ten director nominees named in our Proxy Statement;

(2)	ratification of the appointment of KPMG LLP as our independent registered public accounting firm;

(3)	approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in the accompanying Proxy Statement; and

(4)	the transaction of such other business as may properly come before our Annual Meeting and at any postponement or adjournment thereof.

Our Board of Directors unanimously recommends that you vote your shares:

“FOR” the election of the ten director nominees named in our Proxy Statement;

“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm; and

“FOR” the approval of the compensation of our named executive officers as described in the accompanying Proxy Statement.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to our stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On or about April 26, 2019, we mailed most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2018 Annual Report to Stockholders and authorize their proxies online. All other stockholders will receive these materials by mail. If you only received a Notice of Internet Availability of Proxy Materials by mail, the Notice contains instructions on how you can obtain a paper copy of the Proxy Statement and Annual Report.

We look forward to seeing you at our Annual Meeting and thank you for your continued support.

Your vote is important.    Whether or not you plan to attend our Annual Meeting, we urge you to submit your Proxy to ensure your shares are represented and voted at our Annual Meeting. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at the meeting and vote your shares in person.

Thomas E. O’Hern
Chief Executive Officer

Steven R. Hash
Chairman of the Board

THE MACERICH COMPANY

401 WILSHIRE BOULEVARD

SUITE 700

SANTA MONICA, CALIFORNIA 90401

NOTICE OF THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2019

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of The Macerich Company, a Maryland corporation, will be held on Friday, June 7, 2019 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401, to consider and vote upon:

(1)

the election of the ten director nominees named in the accompanying Proxy Statement, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;

(2)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019;

(3)	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in the accompanying Proxy Statement; and

(4)	the transaction of such other business as may properly come before our Annual Meeting and at any postponement or adjournment thereof.

Action may be taken on the foregoing matters at our Annual Meeting on the date specified above, or on any date or dates to which our Annual Meeting may be postponed or adjourned. Only stockholders of record of our common stock at the close of business on March 25, 2019 will be entitled to notice of, and to vote at, our Annual Meeting and at any postponement or adjournment thereof.

Your vote is important.    Whether or not you plan to attend our Annual Meeting, we urge you to submit your Proxy to ensure your shares are represented and voted at our Annual Meeting. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may revoke your Proxy at our Annual Meeting and vote your shares in person.

Record stockholders may authorize their Proxies:

•	By Internet: Go to the website address shown on your Proxy or the Notice of Internet Availability of Proxy Materials.

•	By Toll-Free Telephone: If you received a printed set of Proxy Materials by mail, you may call the toll-free number shown on your Proxy and follow the recorded instructions.

•	By Mail: If you received a printed set of Proxy Materials by mail, you may mark, sign, date and promptly return the enclosed Proxy in the postage-paid envelope.

Beneficial stockholders: If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to instruct how your shares of common stock are to be voted at our Annual Meeting.

By Order of the Board of Directors

Ann C. Menard
Secretary
Santa Monica, California
April 26, 2019

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in our Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting or authorizing a proxy to vote your shares. Page references are supplied to help you find further information in our Proxy Statement.

Our Annual Meeting

TIME AND DATE: 10:00 a.m. local time on Friday, June 7, 2019	PLACE: The Fairmont Miramar Hotel 101 Wilshire Boulevard Santa Monica, California	RECORD DATE: Close of business on March 25, 2019

Voting

Each share of our common stock entitles the holder thereof to one vote on each matter to be voted upon at our Annual Meeting.

You may vote or authorize a proxy to vote by any of the following methods:

Internet: Go to the website address shown on your Proxy or the Notice of Internet Availability of Proxy Materials until 11:59 p.m., Eastern Time, the day before the Annual Meeting.

Telephone: Call the toll-free number shown on your Proxy and follow the recorded instructions. The deadline for submitting your Proxy by telephone is 11:59 p.m., Eastern Time, the day before the Annual Meeting.

Mail: Mark, sign, date and return your Proxy in the postage-paid envelope promptly so that it is received prior to the Annual Meeting.

In Person: If you are a stockholder of record, you may vote in person by attending the Annual Meeting. If your shares are held in street name, you will need to obtain a “legal proxy” from your broker, bank or other nominee and present it at the Annual Meeting prior to voting in person.

About Our Annual Meeting (page 1)

We provide answers to many questions about our Annual Meeting, including how to vote your shares, in our Q&A section beginning on page 1 of our Proxy Statement.

Proposals and Board Recommendations

Proposal		Board Recommendation	Page Reference

Proposal 1—	Election of Ten Directors	For all nominees	5
Proposal 2—	Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2019	For	64

Proposal 3—	Advisory Vote to Approve our Named Executive Officer Compensation	For	65

Transaction of any other business that properly comes before our Annual Meeting and any postponement or adjournment thereof

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PROXY STATEMENT SUMMARY

Our Business Highlights (page 27)

OPERATIONAL ACHIEVEMENTS:

As our industry migrates increasingly to quality, we believe Macerich operates from a strong position with A properties in A markets. Within this environment, we posted solid operational results and portfolio metrics in 2018.

•   Funds from operations (“FFO” as defined in Appendix I) per diluted share was $3.85 (excluding activism costs) in 2018

•   Same Center net operating income, excluding lease termination income (“NOI” as defined in Appendix I) grew by 2.2%

•   Mall tenant sales per square foot for the portfolio increased by 10% to $726 for 2018

LEASING ACHIEVEMENTS:

As an owner of some of the nation’s highest-performing properties, we believe we will continue to realize outsized advantages in retailer demand amid overall retail supply consolidation.

•   Occupancy levels increased to 95.4% at year-end 2018, up 40 basis points compared to 2017

•   Releasing spreads for 2018 were up 11.1%

•   Average rent per square foot increased to $59.09, up 3.7% compared to 2017

•   Nordstrom to relocate to Country Club Plaza in Kansas City

•   Scottsdale Fashion Square secured three major “firsts” in Arizona: Equinox luxury fitness concept, global restaurant phenomenon Nobu and a Saint Laurent store

•   Partnership with premium co-working provider Industrious to add flexible office spaces into select retail centers in our portfolio, including the debut at Scottsdale Fashion Square, which broke opening day occupancy records for this co-working leader

DEVELOPMENT AND REDEVELOPMENT ACHIEVEMENTS:

We continued to build on our distinguished track record of successfully redeveloping and adding value to key properties in 2018, as well as pursuing select, one-of-a-kind ground-up development opportunities.

•   Fashion District Philadelphia: Redevelopment continues on this retail hub in Center City spanning over 800,000 square feet in downtown Philadelphia with a grand opening planned for September 2019

•   One Westside: The Company partnered with Hudson Pacific Properties to redevelop Westside Pavilion Mall in Los Angeles into a creative office campus, while retaining 96,000 square feet of entertainment and retail. In high-profile news, Google is taking the entirety of the property’s creative office space

•   Kings Plaza: Completed redevelopment of the prior Sears building with a new tenant mix of Primark, Zara, Burlington and JCPenney

•   Scottsdale Fashion Square: Completion of an Apple flagship store, the first phase of a new luxury wing in November 2018 and a co-working concept with Industrious, which opened in January 2019

•   Los Angeles Premium Outlets: Announcement of 50/50 joint venture with Simon Property Group to create a state-of-the-art luxury outlet destination in a top location where the busy 405 and 110 freeways meet

SUSTAINABILITY ACHIEVEMENTS:

We continue to be a leader in the retail real estate industry with our award-winning sustainability program and roster of environmental recognitions.

•   #1 ranking in the U.S. Retail Sector for sustainability performance for real estate portfolios around the world for the fourth straight year, according to scores published by Global Real Estate Sustainability Benchmark (GRESB)

•   Retail “Leader in the Light” Environmental Award for the fifth consecutive year from the National Association of Real Estate Investment Trusts (“Nareit”)

•   Environmental Protection Agency’s Green Power Partnership List of Top 30 On-Site Generation Companies

•   Top Ranking on CDP Climate ‘A’ List and the only U.S. retail real estate company to earn this distinction

•   LEED Gold® certification awarded by the U.S. Green Building Council to Broadway Plaza in Walnut Creek, California

•   U.S. BREEAM in-use building certification at 13 properties, with more planned

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PROXY STATEMENT SUMMARY

Director Nominees (page 5)

Name	Age	Director Since	Occupation	Independent	Committee Memberships	Other Public Company Boards
Peggy Alford	48	2018	Senior Vice President, Core Markets, PayPal	✓	Audit (Chair)	None
John H. Alschuler	71	2015	Chairman of HR&A Advisors, Inc.	✓	Audit; Nominating and Corporate Governance	SL Green Realty Corporation and Xenia Hotels and Resorts, Inc.
Eric K. Brandt	56	2018	Retired Executive Vice President and Chief Financial Officer of Broadcom Corporation	✓	Compensation	Altaba Inc.; Dentsply Sirona Inc. and Lam Research Corporation
Edward C. Coppola	64	1994	President of our Company		None	None
Steven R. Hash	54	2015	President and Chief Operating Officer, Renaissance Macro Research, LLC	✓	Executive (Chair)	Alexandria Real Estate Equities, Inc.
Daniel J. Hirsch	45	2018	Consultant	✓	Compensation; Nominating and Corporate Governance	Playa Hotels & Resorts N.V.
Diana M. Laing	64	2003	Interim Chief Financial Officer and Executive Vice President, Alexander & Baldwin, Inc.	✓	Nominating and Corporate Governance	Spirit Realty Capital, Inc.; CareTrust REIT, Inc.
Thomas E. O’Hern	63	2018	Chief Executive Officer of our Company		Executive	Douglas Emmett, Inc.
Steven L. Soboroff	70	2014	Managing Partner, Soboroff Partners; and Vice President, Los Angeles Police Commission	✓	Audit; Compensation; Nominating and Corporate Governance (Chair)	None
Andrea M. Stephen	54	2013	Retired Executive Vice President, Investments, The Cadillac Fairview Corporation Limited	✓	Compensation (Chair); Executive	First Capital Realty Inc.; Boardwalk Real Estate Investment Trust and Slate Real Estate Investment Trust

Ratification of our Independent Registered Public Accounting Firm (page 64)

We are asking our stockholders to consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Say-on-Pay Vote (page 65)

With the refinements to our executive compensation program over the past several years, it continues to receive strong support from our Company’s stockholders. At our 2018 annual meeting of stockholders, our stockholders approved our say-on-pay non-binding, advisory vote by approximately 89% of the votes cast.

Please review our Compensation Discussion and Analysis beginning on page 27 and the accompanying executive compensation tables beginning on page 46 for additional details about our executive compensation program, including information about our named executive officers’ 2018 compensation.

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PROXY STATEMENT SUMMARY

Executive Compensation Program Highlights (page 30)

Our executive compensation program is designed to align our executive compensation with long-term stockholder interests as described in our Compensation Discussion and Analysis beginning on page 27.

EXECUTIVE COMPENSATION

WHAT WE DO

✓	Pay for Performance. Executive compensation is heavily weighted toward “at risk” performance-based compensation.

✓

Performance-Based Equity. Starting in 2019, for our Chief Executive Officer and President, 75% of our long-term incentive equity awards are in the form of performance-based LTIP Unit awards, which are subject to vesting based on our relative total stockholder return compared to U.S.-based publicly-traded equity real estate investment trusts (“REITs”) that are categorized as “mall” or “shopping center” REITs. For our other named executive officers, 50% of our long-term incentive equity awards are in the form of performance-based LTIP Unit awards. Relative total stockholder return performance is measured over a three-year period.

✓	“Double-Trigger” Equity Vesting. Effective with the 2016 equity grants, our equity awards are subject to double-trigger vesting acceleration in connection with a change in control.

✓

Robust Stock Ownership Guidelines. Our Chief Executive Officer is required to own common stock or any class of our equity securities or units of The Macerich Partnership, L.P. (or our “Operating Partnership”) with a value equal to 6x his base salary and our other named executive officers are required to own common stock or any class of our equity securities or units of our Operating Partnership with a value equal to 3x their respective base salaries.

✓

Holding Period. Until the minimum required stock ownership level is achieved, our named executive officers must retain 50% of the net-after-tax profit shares from vesting of equity compensation awards.

✓

Clawback Policy. We maintain a clawback policy to recapture cash and equity incentive payments to executive officers that were based on inaccurate financial results that are subsequently restated and the amount of the executive officer’s incentive compensation would have been lower had the financial results been properly reported.

✓	Independent Compensation Consultant. The Compensation Committee engages an independent compensation consulting firm that provides us with no other services.

✓	Annual Say-on-Pay. We annually submit our executive compensation program for our named executive officers to say-on-pay advisory votes for stockholder consideration.

WHAT WE DON’T DO

Î	No Excessive Risk Taking. Our compensation program does not encourage excessive risk taking by participants.

Î	No Excise Tax Gross-Up Provisions. None of our agreements provide for excise tax gross-ups.

Î

No Repricing. We do not permit repricing of underwater options or stock appreciation rights (“SARs”) or permit exchange of underwater options or SARs for other awards or cash, without prior stockholder approval.

Î	Anti-Hedging. We do not allow hedging, monetization transactions, short sales or the purchase and sale of publicly traded options by any director, officer or employee.

Î

Anti-Pledging. We do not allow our directors or executive officers to pledge securities unless they can otherwise meet our stock ownership requirements. None of our directors or officers currently pledges our securities.

iv    2019 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Corporate Governance Highlights (page 12)

Our Board of Directors is committed to strong corporate governance. Our governance framework is designed to promote the long-term interests of our stockholders and strengthen Board and management accountability.

CORPORATE GOVERNANCE

WHAT WE DO

✓

MUTA Opt Out. We have opted out of the provisions of Subtitle 8 of the Maryland General Corporation Law (often referred to as the Maryland Unsolicited Takeovers Act (“MUTA”)) and are prohibited from opting back into any of the MUTA provisions, including the provision allowing the Board to self-classify, without stockholder approval.

✓	No Poison Pill. No Stockholder Rights Plan in effect.

✓	Annual Election of Directors. Our Board consists of a single class of directors who stand for election each year.

✓

Majority Voting Standard for Directors with Director Resignation Policy. Our Bylaws include a majority voting standard for the election of directors. Any incumbent director who fails to receive the required vote for re-election must offer to resign from our Board of Directors.

✓	Independent Board. Currently eight of our ten directors are independent and all members serving on our Audit, Compensation and Nominating and Corporate Governance Committees are independent.

✓	Proxy Access. Our Bylaws include proxy access nominating provisions.

✓	Bylaws Access. Our Bylaws permit stockholder-proposed bylaw amendments.

✓	Executive Sessions of our Board. An executive session of independent directors is held following each regularly-scheduled Board meeting.

✓

Independent Chairman. As of our 2018 annual meeting, our Lead Director transitioned to Independent Chairman, and continues to ensure strong, independent leadership and oversight of our Board of Directors by, among other things, presiding at all meetings of our Board and calling and presiding at executive sessions of the non-management directors.

✓	Board Evaluations. Our Nominating and Corporate Governance Committee oversees annual evaluations of our Board and its committees, including separate committee self-evaluations.

✓	Regular Succession Planning. A high priority is placed on regular and thoughtful succession planning for our senior management.

✓

Risk Oversight by Full Board and Committees. A principal function of our Board is to oversee risk assessment and risk management related to our business. Oversight for specific areas of risk exposure is delegated to our Board committees.

✓

Code of Ethics. A robust code of ethics is in place for our directors, officers and employees and a supplementary code of ethics is in place specifically for our Chief Executive Officer and senior financial officers.

✓

Sustainability. We strive to conduct our business in a socially responsible manner that balances consideration of environmental and social issues with creating long-term value for our Company and our stockholders.

✓	No Over-boarding. Our written governance policy limits director membership on other public company boards subject to the discretion of our Board.

✓	Stockholder-requested Meetings. Our Bylaws permit stockholders to request the calling of special meetings of stockholders.

✓

Board Refreshment and Diversity. We have a commitment to Board refreshment and diversity—we have refreshed a majority of our Board since 2014 and in 2019 women represent thirty percent of our director nominees. When selecting nominees our Board focuses on increasing various aspects of our Board’s diversity. In addition, six of our current directors have joined our Board since mid-2015.

2019 PROXY STATEMENT    v

THE MACERICH COMPANY

401 WILSHIRE BOULEVARD

SUITE 700

SANTA MONICA, CALIFORNIA 90401

PROXY STATEMENT

FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2019

We are sending you this Proxy Statement in connection with the solicitation of Proxies by our Board of Directors for exercise at our 2019 Annual Meeting of Stockholders and at any postponement or adjournment thereof. We are first providing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy to our stockholders on or about April 26, 2019. Our 2018 Annual Report to Stockholders (“2018 Annual Report”), including financial statements for the fiscal year ended December 31, 2018, is being provided to stockholders concurrently with this Proxy Statement. Our 2018 Annual Report, however, is not part of the proxy solicitation material. We sometimes refer to The Macerich Company as our “Company,” “Macerich,” “we” or “us” and to our 2019 Annual Meeting of Stockholders, including any postponement or adjournment thereof, as our “Annual Meeting.”

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 7, 2019. The Notice of the 2019 Annual Meeting, this Proxy Statement and our 2018 Annual Report are available at www.proxyvote.com.

ABOUT OUR ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the Proxy materials?

This year, we are again using the Securities and Exchange Commission or “SEC” notice and access rule that allows us to furnish our Proxy materials over the Internet to our stockholders instead of mailing paper copies of those materials to each stockholder. This allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Beginning on or about April 26, 2019, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials or “Notice” containing instructions on how to access our Proxy materials over the Internet and authorize your Proxy online. This Notice is not a Proxy and cannot be used to vote your shares. If you received only a Notice this year, you will not receive paper copies of the Proxy materials unless you request the materials by following the instructions on the Notice or on the website referred to on the Notice. We mailed to some of our stockholders, including stockholders who have previously requested paper copies of the Proxy materials and some of our stockholders who are participants in our benefit plans, paper copies of the Proxy materials instead of a Notice.

If you own shares of our common stock, $0.01 par value per share, referred to as “Common Stock,” in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice or more than one set of paper Proxy materials. To vote all of your shares by Proxy, please follow each of the separate Proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.

When and where is our Annual Meeting?

Our Annual Meeting will be held on Friday, June 7, 2019 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401.

What is the purpose of our Annual Meeting?

At our Annual Meeting, our stockholders will consider and vote on the following matters:

(1)	the election of ten directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;

2019 PROXY STATEMENT    1

ABOUT OUR ANNUAL MEETING

(2)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

(3)	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in this Proxy Statement.

In addition, our stockholders will transact any other business that properly comes before our Annual Meeting or any postponement or adjournment thereof. Management will also respond to appropriate questions from our stockholders.

Who is entitled to vote?

Only holders of record of our Common Stock at the close of business on the record date, March 25, 2019, are entitled to notice of, and to vote at, our Annual Meeting. Holders of Common Stock are entitled to cast one vote for each share held by them on each matter to be voted upon. Our Common Stock is our only class of securities entitled to vote at our Annual Meeting. Under applicable law and our charter, a stockholder is not entitled to cumulative voting rights in the election of our directors.

Who is entitled to attend our Annual Meeting?

All of our stockholders of record as of the close of business on the record date, or their duly appointed Proxy holders, may attend our Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership, you may not be admitted to our Annual Meeting. Each stockholder and Proxy holder may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

What constitutes a quorum?

The presence, in person or by Proxy, of holders entitled to cast a majority of all the votes entitled to be cast at our Annual Meeting is necessary to constitute a quorum for the transaction of business at our Annual Meeting. As of the record date, 141,233,771 shares of Common Stock were outstanding and entitled to be voted by the holders thereof. Abstentions and broker non-votes will count toward the presence of a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner returns a properly executed Proxy but does not cast a vote with respect to a particular proposal because the broker does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote?

Voting in Person at our Annual Meeting.    If you are a stockholder of record as of the close of business on the record date and attend our Annual Meeting, you may vote in person. If your shares of Common Stock are held in street name and you wish to vote in person at our Annual Meeting, you will need to obtain and present prior to voting at our Annual Meeting a “legal proxy” from the broker, bank or other nominee through which your shares of Common Stock are held of record. Obtaining a legal proxy usually takes several days.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of Common Stock in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the Proxy holders how to vote your shares of Common Stock in one of the following ways:

•

Authorize your Proxy by Internet.    You may authorize your Proxy over the Internet. The website for Internet authorization is provided in the Notice or on your Proxy if you received a printed set of Proxy materials. Internet authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before our Annual Meeting. In order to authorize your Proxy, you will need to have the control number that appears on the Notice or Proxy you received.

•

Authorize your Proxy by Telephone.    If you received a printed set of the Proxy materials, you may authorize your Proxy by telephone by calling the toll-free number listed on your Proxy. Telephone authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before our Annual Meeting. When you call, please have your Proxy in hand, and you will receive a series of voice instructions which will allow you to instruct your Proxy how to vote your shares of Common Stock. To authorize your Proxy by telephone, you will also need your control number referred to above.

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ABOUT OUR ANNUAL MEETING

•

Submit your Proxy by Mail.    If you received a printed set of the Proxy materials, you may submit your Proxy by mail by marking, signing and dating the Proxy enclosed with the Proxy materials you received and returning it promptly to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided.

Voting by Proxy for Shares Held in Street Name.    If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares of Common Stock are to be voted at our Annual Meeting.

What if I sign and return a Proxy by mail or authorize my Proxy by telephone or the Internet but do not specify how I wish to vote my shares?

If you sign and return a Proxy or authorize your Proxy by telephone or the Internet but do not specify how your shares will be voted on one or more matters listed in the Notice of our Annual Meeting, the shares will be voted with respect to such matters as follows:

FOR the election of each of the ten nominees for director named in this Proxy Statement;

FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

The holders of the Proxy will also have authority to vote in their discretion on any other matter that may be properly brought before our Annual Meeting or that may be incidental to the conduct of the meeting.

What does it mean if I receive more than one Proxy?

If you own shares of our Common Stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice or set of Proxy materials. To ensure that all of your shares are voted, please follow each of the separate Proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.

Will other matters be voted on at our Annual Meeting?

It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at our Annual Meeting. If other matters are properly presented, Proxies will be voted by the Proxy holders in their discretion. Stockholder votes will be tabulated by the person appointed to act as inspector of election for our Annual Meeting.

May I change my vote or revoke my Proxy after I return my Proxy?

If you are a stockholder of record as of the record date, you may change your vote or revoke your Proxy before it has been voted at our Annual Meeting by:

•	filing a written revocation with the Secretary of The Macerich Company, at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401;

•	authorizing a new Proxy by Internet, telephone or mail after the time and date of the previously authorized Proxy in the manner provided above under “How do I vote?”; or

•	appearing in person and voting by ballot at our Annual Meeting.

Any stockholder of record as of the record date attending our Annual Meeting may vote in person whether or not a Proxy has been previously given, but the presence (without further action) of a stockholder at our Annual Meeting will not constitute revocation of a previously given Proxy.

2019 PROXY STATEMENT    3

ABOUT OUR ANNUAL MEETING

For shares of Common Stock you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at our Annual Meeting, by appearing in person and voting at our Annual Meeting.

What are our Board of Directors’ recommendations?

Unless you give other instructions on your Proxy, the persons named as Proxy holders on the Proxy will vote a properly given Proxy in accordance with the recommendations of our Board of Directors. Our Board’s recommendations together with the description of each matter, are set forth in this Proxy Statement. In summary, our Board recommends that you vote your shares:

FOR the election of each of the ten director nominees named in this Proxy Statement;

FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

With respect to any other matter that properly comes before our Annual Meeting, the Proxy holders will vote on such matter in their discretion.

What vote is required to approve each matter?

Assuming the presence of a quorum, the affirmative vote of a majority of all of the votes cast on the matter at our Annual Meeting in person or by Proxy is required by our charter and/or Bylaws for the election of each director nominee, the ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm and the approval, on a non-binding, advisory basis, of the compensation of our named executive officers. For purposes of these proposals, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect on the outcome of any of these proposals.

The proposal to approve the compensation of our named executive officers is advisory only and is not binding on our Company or our Board. Our Board values the opinion of our stockholders and our Board, or an appropriate committee of our Board, will consider the outcome of the vote on this proposal in considering what action, if any, should be taken in response to the advisory vote by stockholders.

The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm is considered a routine item under the New York Stock Exchange (“NYSE”) listing standards. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on this proposal. If your broker exercises this discretion, your shares will be counted as present for purposes of determining the presence of a quorum at our Annual Meeting and will be voted in the manner directed by your broker on the proposal to ratify KPMG LLP as our independent registered public accounting firm, but your shares will constitute broker non-votes on each of the other proposals at our Annual Meeting.

4    2019 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction: How Our Board Composition is Aligned with our Strategy

We have a long-term, four-pronged business strategy that focuses on the acquisition, leasing and management, redevelopment and development of regional malls and shopping centers that fit specified criteria. We believe that our business requires specialized skills across a broad array of disciplines for effective and profitable operations. Our Board of Directors consists of a highly experienced group of business leaders who share our values, oversee and support our strategy and reflect our culture. Many of our directors have served as executive officers or on boards and board committees of major companies and have an extensive understanding of the principles of corporate governance. Our nominees have experience in the following fields that are relevant to our Company, business, industry and strategies:

•	retail;

•	commercial real estate;

•	finance, capital markets and investments;

•	business operations;

•	transactions;

•	risk oversight and management; and

•	digital.

Under our Bylaws, our Board of Directors determines the number of our directors, provided that the number shall never be less than the minimum required by the Maryland General Corporation Law, which is one, nor more than twelve. Our Board of Directors currently consists of ten directors. The present term of our ten director nominees will expire at our Annual Meeting. Our director nominees, if elected at our Annual Meeting, will serve until our annual meeting of stockholders in 2020 and until their respective successors are duly elected and qualify.

Our Board of Directors, based on the recommendations of the Nominating and Corporate Governance Committee, has nominated the following individuals to serve as directors of our Company:

• Peggy Alford	• Daniel J. Hirsch

• John H. Alschuler	• Diana M. Laing

• Eric K. Brandt	• Thomas E. O’Hern

• Edward C. Coppola	• Steven L. Soboroff

• Steven R. Hash	• Andrea M. Stephen

Each of our director nominees was previously elected to serve on our Board by our stockholders. Each of our director nominees is currently serving as a director and has consented to be nominated and to serve if elected. However, if any nominee becomes unable or unwilling for good cause to serve as a director if elected, the Proxy holders may vote for another person nominated by our Board of Directors.

Our Board of Directors will consider a nominee for election to our Board recommended by a stockholder of record if the stockholder submits a written notice regarding such recommendation to the Nominating and Corporate Governance Committee c/o our Secretary in the manner described under the heading “Our Board of Directors and its Committees—Director Selection Process.”

Our charter and Bylaws provide that our directors are required to be elected by the affirmative vote of a majority of all the votes cast on the matter in person or by Proxy at our Annual Meeting at which a quorum is present. Our Guidelines on Corporate Governance further provide that any incumbent director who fails to receive the required vote for re-election must offer to resign from our Board. The Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the offer to

2019 PROXY STATEMENT    5

PROPOSAL 1: ELECTION OF DIRECTORS

resign. Our Board will then act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision within 90 days after the date of the certification of the election results. If the offer to resign is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualifies. If the offer to resign is accepted, then our Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of our Board pursuant to our charter and Bylaws. The director whose offer to resign is under consideration will not participate in our Board’s decision regarding whether to accept or reject such director’s offer to resign.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF OUR DIRECTOR NOMINEES. PROXIES RECEIVED WILL BE VOTED “FOR” EACH OF OUR DIRECTOR NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

INFORMATION REGARDING DIRECTOR NOMINEES

Our Board seeks a mix of backgrounds and experience among its members and does not follow any ratio or formula to determine the appropriate mix. Rather, the Nominating and Corporate Governance Committee uses its judgment to identify nominees whose viewpoints, backgrounds, experience and other demographics, taken as a whole, contribute to the high standards of Board service on our Board. The following provides certain biographical information with respect to our nominees for director as well as the specific experience, qualifications, attributes and skills that led our Board to conclude that each director should serve as a member of our Board of Directors. Each director has served continuously since elected.

Approximately 38% of independent directors and 30% of all directors on our Board are women	4.75 years average tenure for independent directors on our Board’s slate	100% of independent directors financially literate

	Peggy Alford	John Alschuler	Eric Brandt	Edward Coppola	Steven Hash	Daniel Hirsch	Diana Laing	Thomas O’Hern	Steven Soboroff	Andrea Stephen
Chief Executive Officer/President/Founder	X	X	X	X	X			X	X

Chief Financial Officer	X		X				X	X

Retail and/or Commercial Real Estate		X		X	X	X	X	X	X	X

Financial Literacy	X	X	X	X	X	X	X	X	X	X

Finance/Capital Markets/ Investment	X	X	X	X	X	X	X	X	X	X

Business Operations	X	X	X	X	X	X	X	X	X	X

Risk Oversight/Management	X	X	X	X	X	X	X	X	X	X

International	X	X	X		X					X

Transactional Experience	X	X	X	X	X	X	X	X	X	X

Digital Expertise	X		X

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PROPOSAL 1: ELECTION OF DIRECTORS

Peggy Alford

Independent Director Nominee

Director Since: 2018

Age: 48

Board Committees: Audit (Chair)

Principal Occupation and Business Experience:

As of March 1, 2019, Ms. Alford rejoined PayPal as their Senior Vice President of Core Markets leading commercial teams in the largest and most established markets, including North America, UK, Germany, Austria, Switzerland and Australia. From September 2017 to February 2019, Ms. Alford was the Chief Financial Officer and Head of Operations for the Chan Zuckerberg Initiative, a philanthropic organization that brings together world-class engineering, grant-making, impact investing, policy and advocacy work, with oversight of finance, real estate, facilities and general operations. Prior to joining the Chan Zuckerberg Initiative in September 2017, Ms. Alford held a variety of senior positions at PayPal from May 2011 to August 2017, including Vice President, Chief Financial Officer of Americas, Global Customer and Global Credit, where she was responsible for all finance and analytics for PayPal’s Global Merchant and Global Consumer Business Units, its Global Credit business, and its North America and Latin America regions. She also served as PayPal’s Senior Vice President of Human Resources, People Operations and Global Head of Cross Border Trade. From 2007 to 2011, Ms. Alford was President and General Manager of Rent.com (an eBay Inc. company), also serving as its Chief Financial Officer from October 2005 to March 2009. From 2002 to 2005 she served as Marketplace Controller and Director of Accounting Policy, leading accounting policy at eBay Inc. where she was instrumental in creating eBay marketplace controller’s group ensuring the financial integrity of eBay transactions. Ms. Alford started her career at Arthur Andersen LLP in 1993 as an auditor and business consultant in such industries as technology, consumer products, manufacturing, government and education. Ms. Alford earned a Bachelor of Science degree in Accounting and Business Administration from the University of Dayton and is a certified public accountant. In July 2018, Ms. Alford was elected to the board of directors of Social Finance Inc., a private company which provides student loan refinancing services, and serves on its audit committee.

Key Qualifications, Experience and Attributes:

Ms. Alford’s wide-ranging financial and operational experience, technology and omnichannel knowledge and significant experience leading complex businesses are invaluable to our Board. Her fresh perspectives and contributions to our Company are also informed by Ms. Alford’s strong digital expertise and track record of driving growth and innovation through data analytics, areas which have become increasingly critical to our business. In addition to her strong managerial and operational background, Ms. Alford brings deep financial expertise to our Board, based on which she serves as our Audit Committee chairperson and has been determined by our Board to be an audit committee financial expert.

John H. Alschuler

Independent Director Nominee

Director Since: 2015

Age: 71

Board Committees: Audit; Nominating and Corporate Governance

Other Public Company Boards: SL Green Realty Corporation; Xenia Hotels and Resorts, Inc.

Principal Occupation and Business Experience:

Since 2008, Mr. Alschuler has been the Chairman of HR&A Advisors Inc., an economic development, real estate and public policy consulting organization. Mr. Alschuler also is an Adjunct Associate Professor at Columbia University, where he teaches real estate development at the Graduate School of Architecture, Planning & Preservation. Mr. Alschuler currently serves on the board of directors of SL Green Realty Corporation and Xenia Hotels and Resorts, Inc., both of which are publicly traded REITs. Mr. Alschuler also serves on the board of directors of the Center for an Urban Future, a Section 501(c)(3) tax exempt organization, and Friends of the High Line Inc., a Section 501(c)(3) tax exempt organization.

Key Qualifications, Experience and Attributes:

Mr. Alschuler’s achievements in academia and business, as well as his extensive knowledge of commercial real estate and national and international markets for real estate, and his expertise in inter-governmental relations, allow him to assess the real estate market and our Company’s business from a knowledgeable and informed perspective. His experience on boards of other public and private companies further enhances his range of knowledge.

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PROPOSAL 1: ELECTION OF DIRECTORS

Eric K. Brandt

Independent Director Nominee

Director Since: 2018

Age: 56

Board Committees: Compensation

Other Public Company Boards: Altaba, Inc.; Dentsply Sirona Inc.; Lam Research Corporation

Principal Occupation and Business Experience:

Mr. Brandt served as the Executive Vice President and Chief Financial Officer of Broadcom Corporation, a global supplier of semiconductor devices, from February 2010 to February 2016, and served as Broadcom’s Senior Vice President and Chief Financial Officer from March 2007 to February 2010. From September 2005 until March 2007, Mr. Brandt served as President, Chief Executive Officer and member of the Board of Directors of Avanir Pharmaceuticals, Inc. Beginning in 1999, he held various positions at Allergan, Inc., a global specialty pharmaceutical company, including Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, Mr. Brandt spent ten years with The Boston Consulting Group, a privately held global business consulting firm. In January 2017, Mr. Brandt was elected chairman of the board of Altaba Inc. (formerly Yahoo Inc.) after serving as a member of the board since March 2016 and serves as chair of its audit and nominating and corporate governance committees and as a member of its compensation committee. Mr. Brandt is also chairman of the board and a member of the nominating and corporate governance committee of Dentsply Sirona Inc., a dental products company. He is also a member of the board of directors of Lam Research Corporation, a wafer fabrication equipment company, serving as its audit committee chair. Mr. Brandt currently serves as a member of the Georgia Tech President’s Advisory Board.

Key Qualifications, Experience and Attributes:

Mr. Brandt’s experience as a chief executive and chief financial officer across the financial services, technology and healthcare industries gives him a broad understanding of the operational, financial and strategic matters facing our Company. In these roles, Mr. Brandt gained extensive expertise in leadership, management, financing and business strategies, which as a recent Board member, allows him to provide a valuable perspective on our Company’s opportunities and operations.

Edward C. Coppola

Director Nominee

Director Since: 1994

Age: 64

Principal Occupation and Business Experience:

Mr. E. Coppola was elected our President in September 2008. In partnership with our Chief Executive Officer, Mr. E. Coppola oversees the strategic direction of our Company. He has broad oversight over our Company’s financial and investment strategies, including our Company’s key lender and investor relationships. He also oversees our acquisitions and dispositions, department store relationships and development/redevelopment projects. Mr. E. Coppola was previously an Executive Vice President from our formation through September 2004 and was our Senior Executive Vice President and Chief Investment Officer from October 2004 until his election as President. He has over 40 years of shopping center experience with The Macerich Group and our Company and is one of our founders. From March 16, 2006 to February 2, 2009, Mr. E. Coppola was a member of the board of directors of Strategic Hotels & Resorts, Inc., a publicly traded REIT which owns and manages high end hotels and resorts. Mr. E. Coppola is also an attorney.

Key Qualifications, Experience and Attributes:

Mr. E. Coppola has deep relationships and experience in our industry and in the retail and shopping center landscape. As President, Mr. E. Coppola provides our Board with important information about the overall conduct of our Company’s business and valuable knowledge and perspective regarding our operations, plans and direction. Our Board appreciates his long history and experience in the shopping center industry as well as his expertise with respect to strategic and investment planning, finance, capital markets, acquisition, disposition and development matters.

8    2019 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Steven R. Hash

Independent Director Nominee

Director Since: 2015

Age: 54

Board Committees: Executive (Chair)

Other Public Company Boards: Alexandria Real Estate Equities, Inc.

Principal Occupation and Business Experience:

Mr. Hash is the President and Chief Operating Officer of Renaissance Macro Research, LLC, an equity research and trading firm focused on macro research in the investment strategy, economics and Washington policy sectors, which he co-founded in 2012. Mr. Hash is a member of the board of directors of Alexandria Real Estate Equities, Inc., a publicly traded REIT, where he serves as the lead independent director, chair of the compensation committee and is a member of the audit committee. Mr. Hash is also a member of the board of directors of Nuveen Global Cities REIT, Inc., a non-traded REIT and serves as the lead independent director and a member of the audit committee. Between 1993 and 2012, Mr. Hash held various leadership positions with Lehman Brothers (and its successor, Barclays Capital), including Global Head of Real Estate Investment Banking from 2006 to 2012, Chief Operating Officer of Global Investment Banking from 2008 to 2011, Director of Global Equity Research from 2003 to 2006, Director of U.S. Equity Research from 1999 to 2003, and Senior Equity Research Analyst from 1993 to 1999 covering the Real Estate Investment Trusts sector. From 1990 to 1993, Mr. Hash held various positions with Oppenheimer & Company’s Equity Research Department, including senior research analyst. He began his career in 1988 as an auditor for the accounting and consulting firm of Arthur Andersen & Co.

Key Qualifications, Experience and Attributes:

Mr. Hash serves as our Chairman of the Board and brings extensive knowledge of real estate investment strategy and economic trends through years of real estate industry research and investment banking both domestically and internationally. In addition to important insights into the equity and capital markets and investor perspectives, he has valuable experience in accounting and financial reporting based upon his years as an auditor and senior equity research analyst. He also has important corporate governance and board leadership expertise, as well as human capital management and talent development knowledge through his positions at other publicly traded companies and at our Company.

Daniel J. Hirsch

Independent Director Nominee

Director Since: 2018

Age: 45

Board Committees: Compensation; Nominating and Corporate Governance

Other Public Company Boards: Playa Hotels & Resorts N.V.

Principal Occupation and Business Experience:

Mr. Hirsch is a consultant to Farallon Capital Management, L.L.C. (“FCM”), an investment firm that manages capital on behalf of institutions and individuals, where he has served as a board designee with respect to FCM’s investment in Playa Hotels & Resorts N.V. (“Playa”), since January 2017. Previously, from 2003 to December 2016, Mr. Hirsch held several senior positions at FCM, including Managing Member of the Real Estate Group from 2009 to December 2016, Managing Director from 2007 to 2008 and Legal Counsel from 2003 to 2006. Prior to joining FCM, Mr. Hirsch worked as an associate in the San Francisco office of the law firm Covington & Burling, from 2001 to 2003. He has served as a director of Playa since 2010 and is currently the chair of the Compensation Committee and a member of the Nominating and Governance Committee. Mr. Hirsch graduated from Yale Law School with a J.D., and summa cum laude with a Bachelor of Arts in Law, Jurisprudence and Social Thought from Amherst College.

Key Qualifications, Experience and Attributes:

Mr. Hirsch’s knowledge of the capital markets, real estate sector, and investment experience makes him a valuable member of our Board. In addition, Mr. Hirsch’s substantive public company board experience as a member of Playa’s board, in particular as chair of the compensation committee, brings valuable experience to our Board deliberations.

2019 PROXY STATEMENT    9

PROPOSAL 1: ELECTION OF DIRECTORS

Diana M. Laing

Independent Director Nominee

Director Since: 2003

Age: 64

Board Committees: Nominating and Corporate Governance

Other Public Company Boards: Spirit Realty Capital, Inc.; CareTrust REIT, Inc.

Principal Occupation and Business Experience:

Ms. Laing currently serves as Interim Chief Financial Officer and Executive Vice President of Alexander & Baldwin, Inc., Hawaii’s leading owner and operator of grocery and drug store-anchored retail centers. From May 2014 to June 2018, Ms. Laing served as Chief Financial Officer of American Homes 4 Rent, a publicly traded REIT focused on the acquisition, renovation, leasing and operation of single-family homes as rental properties. From May 2004 until its merger with Parkway Properties of Orlando, Florida in December 2013, Ms. Laing was the Chief Financial Officer and Secretary of Thomas Properties Group, Inc., a publicly traded real estate operating company and institutional investment manager focused on the development, acquisition, operation and ownership of commercial properties throughout the United States. She was responsible for financial reporting, capital markets transactions and investor relations. Ms. Laing served as Chief Financial Officer of each of Triple Net Properties, LLC from January through April 2004, New Pacific Realty Corporation from December 2001 to December 2003, and Firstsource Corp. from July 2000 to May 2001. From August 1996 to July 2000, Ms. Laing was Executive Vice President, Chief Financial Officer and Treasurer of Arden Realty, Inc., a publicly traded REIT which was the largest owner and operator of commercial office properties in Southern California. From 1982 to August 1996, she served in various capacities, including Executive Vice President, Chief Financial Officer and Treasurer of Southwest Property Trust, Inc., a publicly traded multi-family REIT which owned multi-family properties throughout the southwestern United States. Ms. Laing began her career as an auditor with Arthur Andersen & Co. Ms. Laing is a member of the board of directors of Spirit Capital, Inc., a publicly traded REIT, where she serves as chair of its audit committee. In January 2019, Ms. Laing was elected to the board of directors of CareTrust REIT, Inc. and serves on its audit and compensation committees. She also is a member of the Board of Trustees of the Oklahoma State University Foundation.

Key Qualifications, Experience and Attributes:

Our Board believes Ms. Laing’s over 35 years of real estate industry experience, with her particular expertise in finance, capital markets, strategic planning, budgeting and financial reporting, make her a valuable member of our Board. This financial and real estate experience is supplemented by her substantive public company and REIT experience, which enhances her understanding of the issues facing our Company and industry.

Thomas E. O’Hern

Director Nominee

Director Since: 2018

Age: 63

Board Committees: Executive

Other Public Company Boards: Douglas Emmett, Inc.

Principal Occupation and Business Experience:

On January 1, 2019, Mr. O’Hern became our Chief Executive Officer and is responsible for the strategic direction and overall management of our Company. Mr. O’Hern became one of our Senior Executive Vice Presidents in September 2008 and was our Chief Financial Officer and Treasurer from July 1994 until his election as Chief Executive Officer. Mr. O’Hern was an Executive Vice President from December 1998 through September 2008 and served as a Senior Vice President from March 1993 to December 1998. From our formation to July 1994, he served as Chief Accounting Officer, Treasurer and Secretary. From November 1984 to March 1993, Mr. O’Hern was a Chief Financial Officer at various real estate development companies. He was also a certified public accountant with Arthur Andersen & Co. and he was with that firm from 1978 through 1984. Mr. O’Hern is a member of the board of directors, the audit committee chairman and a member of the compensation committee of Douglas Emmett, Inc., a publicly traded REIT. Mr. O’Hern also serves on The USC Marshall School of Business Board of Leaders and on the board of trustees of the Torrance Memorial Medical Center Foundation.

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PROPOSAL 1: ELECTION OF DIRECTORS

Key Qualifications, Experience and Attributes:

As our Chief Executive Officer and long-time Chief Financial Officer, our Board values Mr. O’Hern’s many years of leadership, senior executive expertise and strategic direction. His knowledge of our Company and the REIT industry, tax matters and complex joint venture structuring, expertise in both debt and equity in the capital markets, the financial and operational elements of our Company’s business, as well as his extensive relationships with key stakeholders, including partners, lenders, stockholder advisors and tenants, will continue to provide our Board with critical information to oversee and direct the management of our Company. In addition, his many years of experience on the board of Douglas Emmett, Inc. and his role as audit committee chairman will continue to serve him well on our Board.

Steven L. Soboroff

Independent Director Nominee

Director Since: 2014

Age: 70

Board Committees: Audit; Compensation; Nominating and Corporate Governance (Chair)

Principal Occupation and Business Experience:

Steve Soboroff is the managing partner of Soboroff Partners, a shopping center development and leasing company, and has served in such capacity since 1978. In September 2017, Mr. Soboroff was selected to serve a second two-year term as President of the Los Angeles Police Commission. In August 2013, Mr. Soboroff was appointed to the Board of Police Commissioners by Los Angeles Mayor Eric Garcetti and was chosen as the Commission’s President by his fellow commissioners. After serving the maximum of two consecutive years as President, he then served as the Commission’s Vice President from September 2015 to September 2017. During 2001 to 2010, he served in the roles of Chairman and CEO as well as President of Playa Vista, one of the country’s most significant multi-use real estate projects. Mr. Soboroff also was President of the Los Angeles Recreation and Parks Commission from 1995 to 2001 and a member of the Los Angeles Harbor Commission. In addition, Mr. Soboroff is a board member of several non-profit philanthropic and academic organizations.

Key Qualifications, Experience and Attributes:

Mr. Soboroff is a well-recognized business and government leader with a distinguished record of public and private accomplishments. Mr. Soboroff contributes to the mix of experience and qualifications of our Board through both his real estate and government experience and leadership. During his career in both the public and private sectors, Mr. Soboroff acquired significant financial, real estate, managerial, and public policy knowledge as well as substantial business and government relationships. Our Board values his extensive real estate knowledge and insight into retail operations, developments and strategy, and his wealth of government relations experience.

Andrea M. Stephen

Independent Director Nominee

Director Since: 2013

Age: 54

Board Committees: Compensation (Chair); Executive

Other Public Company Boards: First Capital Realty, Inc.; Boardwalk Real Estate Investment Trust; Slate Retail Real Estate Investment Trust

Principal Occupation and Business Experience:

Ms. Stephen served as Executive Vice President, Investments for The Cadillac Fairview Corporation Limited (“Cadillac Fairview”), one of North America’s largest real estate companies, from October 2002 to December 2011 and as Senior Vice President, Investments for Cadillac Fairview from May 2000 to October 2002, where she was responsible for developing and executing Cadillac Fairview’s investment strategy. Prior to joining Cadillac Fairview, Ms. Stephen held the position of Director, Real Estate with the Ontario Teachers’ Pension Plan Board, the largest single profession pension plan in Canada, from December 1999 to May 2000, as well as various portfolio manager positions from September 1995 to December 1999. Previously, Ms. Stephen served as Director, Financial Reporting for Bramalea Centres Inc. for approximately two years and as an Audit Manager for KPMG LLP at the end of her over six year tenure. Ms. Stephen is a member of the board of directors of First Capital Realty Inc., Canada’s leading owner, developer and operator of supermarket and drugstore anchored neighborhood and community shopping centers, serving on the audit committee, compensation committee, governance

2019 PROXY STATEMENT    11

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

committee and the executive committee. She is also a member of the board of trustees, serving on the audit committee, of Boardwalk Real Estate Investment Trust, Canada’s leading owner and operator of multifamily communities. In June 2017, Ms. Stephen was elected to the board of trustees of Slate Retail Real Estate Investment Trust and serves on its audit, compensation and investment committees. Ms. Stephen also previously served on the board of directors of Multiplan Empreendimentos Imobiliários, S.A., a Brazilian real estate operating company, from June 2006 to March 2012.

Key Qualifications, Experience and Attributes:

With over 25 years in the real estate industry and extensive transactional and management experience, Ms. Stephen has a broad understanding of the operational, financial and strategic issues facing real estate companies. She brings management expertise, leadership capabilities, financial knowledge and business acumen to our Board. Her significant international investment experience also provides a global perspective as well as international relationships. In addition, her service on various boards provides valuable insight and makes her an important contributor to our Board.

CORPORATE GOVERNANCE

THE BOARD OF DIRECTORS AND ITS COMMITTEES

BOARD OF DIRECTORS

•  Eight of our ten director nominees are independent under the NYSE listing standards.

•  All of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent.

Our Company is managed under the direction of a Board of Directors, which is currently composed of ten members. Our Board of Directors met nine times in 2018. Each of our directors attended at least 90% of the aggregate number of meetings of our Board and of each committee on which he or she served during 2018.

DIRECTOR INDEPENDENCE

For a director to be considered independent, our Board must determine that the director does not have any material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company). Our Board has established Director Independence Standards to assist it in determining director independence. The Director Independence Standards establish exclusionary standards that conform to the independence requirements of the NYSE listing standards and categorical standards that identify permissible immaterial relationships between our directors and our Company. These Director Independence Standards are included in our Guidelines on Corporate Governance which are available at www.macerich.com under “Investors—Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement. Our Board has determined that the following eight non-employee director nominees do not have any material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company) and each is an independent director under our Director Independence Standards: Messrs. Alschuler, Brandt, Hash, Hirsch and Soboroff and Mses. Alford, Laing and Stephen. Messrs. E. Coppola and O’Hern are not independent directors because they are current executive-level employees of our Company.

COMMITTEE CHARTERS

The charters for the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Executive Committee are available at www.macerich.com under “Investors—Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Committee Memberships

During 2018, our Board had standing Audit, Compensation, Nominating and Corporate Governance and Executive Committees. The current members of our committees, the principal functions of each committee and the number of meetings held in 2018 are shown below. All members attended each meeting of their respective committees on which he or she served during 2018.

COMMITTEE FUNCTIONS

•  appoints, evaluates, approves the compensation of, and, where appropriate, replaces our independent registered public accountants

•  reviews our financial statements with management and our independent registered public accountants

•  reviews and approves with our independent registered public accountants the scope and results of the audit engagement

•  pre-approves audit and permissible non-audit services provided by our independent registered public accountants

•  reviews the independence and qualifications of our independent registered public accountants

•  reviews the adequacy of our internal accounting controls and legal and regulatory compliance

•  reviews and approves related-party transactions in accordance with our Related Party Transaction Policies and Procedures as described below

MEMBERS Peggy Alford, Chair* John H. Alschuler* Steven L. Soboroff * Audit Committee Financial Expert Number of Meetings: 8

COMMITTEE FUNCTIONS

•  approves and evaluates our executive officer compensation plans, policies and programs

•  reviews annually our overall compensation structure and philosophy

•  reviews and approves compensation for our executive officers

•  reviews and recommends director compensation to our Board

•  administers certain of our employee benefit and stock plans

•  approves the compensation and oversees the work of any compensation advisers

•  conducts the independence assessment with respect to any compensation advisers

MEMBERS Andrea M. Stephen, Chair Eric K. Brandt Daniel J. Hirsch Steven L. Soboroff Number of Meetings: 5

COMMITTEE FUNCTIONS

•  assists our Board by identifying individuals qualified to become Board members and recommends to our Board nominees for election as directors by our stockholders or by our Board to fill a vacancy occurring between stockholder meetings

•  recommends to our Board director nominees for each Board committee

•  recommends adoption of and changes to our Guidelines on Corporate Governance

•  leads our Board in its annual evaluation of the performance of our Board and our committees

•  performs such other duties and responsibilities as are set forth in its charter or delegated by our Board, including developing a succession plan to ensure continuity in management

MEMBERS Steven L. Soboroff, Chair John H. Alschuler Daniel J. Hirsch Diana M. Laing Number of Meetings: 3

COMMITTEE FUNCTIONS

•  exercises the powers and authority of our Board between Board meetings as permitted by applicable law

•  implements the policy decisions of our Board on matters not delegated to other committees of our Board

MEMBERS Steven R. Hash*, Chair Thomas E. O’Hern Andrea M. Stephen * Independent Chairman of the Board and ex officio member of each standing committee Number of Meetings: 0

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Enhancements

As part of our Board’s ongoing commitment to governance best practices, our Board has recently adopted two notable corporate governance enhancements:

First, our Board enacted a resolution prohibiting the Company from unilaterally electing to be subject to the provisions of Subtitle 8 of the Maryland General Corporation Law (often referred to as the Maryland Unsolicited Takeovers Act (“MUTA”)). MUTA permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:

•	Section 3-803—requiring classification of the board of directors into three classes;

•

Section 3-804(a)—requiring that stockholders may remove any director by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors;

•	Section 3-804(b)—requiring that the number of directors be fixed only by vote of the board of directors;

•

Section 3-804(c)—requiring that any vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•

Section 3-805—requiring that a special meeting of stockholders may be called only upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

Pursuant to the Board’s resolution, the Company is prohibited from electing to be subject to any of the foregoing provisions, and such prohibition may not be repealed unless a proposal to repeal such prohibition with respect to any such section is approved by the affirmative vote of a majority of the votes cast on the matter by stockholders of the Company.

Second, our Board amended our Bylaws to enhance stockholders’ right to amend our Bylaws by allowing any stockholder to propose amendments to the Bylaws and removing the previous requirement that stockholders meet certain ownership thresholds to submit such a proposal. As a result, stockholders may amend the Company’s Bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter pursuant to a proposal submitted for approval at a meeting of stockholders by any stockholder, following applicable notice requirements.

Related Party Transaction Policies and Procedures

The Audit Committee administers our written Related Party Transaction Policies and Procedures. These policies are designed to assist with the proper identification, review and disclosure of related party transactions and apply generally to any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which our Company or an affiliate is a participant, where the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party generally includes any person who is, or was in the last fiscal year, a director, director nominee, executive officer, stockholder of more than 5% of our Common Stock, an immediate family member of any of the foregoing, or an entity in which one of the foregoing serves as an executive officer, general partner, principal or has a 10% or greater beneficial interest to the extent such information is provided to our Company or is otherwise publicly available. Under the policies and procedures, transactions that fall within this definition will be reported to our Chief Legal Officer or Chief Financial Officer and referred to the Audit Committee for approval, ratification or other action. In determining whether to approve or ratify a transaction, the Audit Committee will consider all of the relevant facts and circumstances, including the related party’s interest, the amount involved in the transaction, and whether the transaction has terms no less favorable than those generally available from an unrelated third party. The Audit Committee will approve or ratify such transaction if it determines, in good faith, that under all of the circumstances the transaction is fair to our Company. In addition, any related party transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that such transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and remains appropriate.

Risk Oversight

One of the principal functions of our Board of Directors is to provide oversight concerning our Company’s assessment and management of risk related to our business. Our Board of Directors is involved in risk oversight through direct decision-making authority with respect

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to fundamental financial and business strategies and major corporate activities, as well as through its oversight of management and the committees of our Board. Management is responsible for identifying the material risks facing our Company, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with our Board and/or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to our Board regarding business operations and strategic planning, financial planning and budgeting, and material litigation and regulations, including any material risk to our Company relating to such matters. Our Board of Directors believes that the processes it has established to administer our Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore these processes do not have any material effect on our Company’s leadership structure described under the heading “Board Leadership Structure” below.

Our Board has delegated oversight for specific areas of risk exposure to our Board committees as follows:

AUDIT COMMITTEE

As required by the NYSE listing standards, the Audit Committee is responsible for periodically discussing our Company’s overall risk assessment and risk management policies with management, our Company’s internal auditors and our independent registered public accounting firm as well as our Company’s plans to monitor, control and minimize such risk and exposure. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls and oversees risk related to our compliance with legal and regulatory requirements.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for overseeing our Company’s assessment and management of risk related to our Company’s compensation plans, policies and overall philosophy as more fully described below under “Compensation Risk Assessment.”

NOMINATING AND CORPORATE

GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee oversees the policies and procedures related to management succession, including both emergency CEO succession and CEO succession in the ordinary course of business.

At each regular meeting of our Board of Directors, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any risk exposure and risk management policies with respect to such matters. Our Chief Executive Officer, Chief Legal Officer and/or Chief Financial Officer regularly attend meetings of our committees when they are not in executive session. In addition, our directors are free to communicate directly with members of management and our committee charters provide that our committee members may retain outside advisors at our Company’s expense.

Compensation Risk Assessment.    We believe that our compensation programs do not encourage unnecessary or excessive risk taking that could have a material adverse effect on our Company. The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and thus do not encourage risk taking. While our annual incentive compensation program focuses on short-term or annual performance, our executives’ annual bonuses are determined based on the Compensation Committee’s consideration of a variety of corporate and individual performance factors as described below under “Compensation Discussion and Analysis.” Therefore, the Compensation Committee believes that the annual bonus program appropriately balances risk and the desire to focus executives on short-term goals important to our success and that it does not encourage unnecessary or excessive risk taking.

A significant portion of the compensation provided to our named executive officers is in the form of equity awards that further align executives’ interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to our stock price, and since a large percentage of our grants are subject to vesting schedules to help ensure that executives always have significant value tied to our long-term stock price performance. As described in our “Compensation Discussion and Analysis,” an important component of our executive compensation program is to grant executives performance-based LTIP Unit awards that vest based on the percentile ranking of our total stockholder return as compared to our peer REITs over the applicable performance period. The Compensation Committee believes these awards as well as our other LTIP Unit awards provide additional incentives for executives to create value for our stockholders and, together with the executives’ equity ownership in our Company pursuant to our Stock Ownership Policies as described below, help further link their interests with those of our stockholders.

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Additional Compensation Committee Matters.    The Compensation Committee charter provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of any compensation consultant, independent legal counsel or other adviser as it deems necessary to assist in the evaluation of director or executive officer compensation and is directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant, independent legal counsel or other adviser. The Compensation Committee periodically engages independent compensation consultants to assist in the development and review of our director and executive officer compensation programs, including evolving compensation trends and market survey data. The Compensation Committee retains Frederic W. Cook & Co., Inc. (“FW Cook”), a nationally recognized independent compensation consulting firm to advise on the design and competitive positioning of our executive and non-employee director compensation programs and make recommendations for change, as appropriate. The Compensation Committee considered the independence of FW Cook and determined that its engagement of FW Cook does not raise any conflicts of interest with our Company or any of our directors or executive officers. FW Cook provides no other consulting services to our Company, our executive officers or directors.

Mr. O’Hern generally attended the Compensation Committee meetings in 2018 (excluding any executive sessions) and provided his analysis and recommendations with respect to our executive compensation program, including the compensation for our other executive officers. While Mr. O’Hern’s input is viewed by the Compensation Committee as an integral and vital part of the compensation process, the Compensation Committee is solely responsible for making the final decision regarding the form and amount of compensation for our executive officers. The Compensation Committee may also form and delegate authority to subcommittees, when appropriate, and each subcommittee to consist only of independent directors. No such subcommittee has been formed to date.

Director Selection Process

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of our Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, officers, professional search firms or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee also may review materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board. The Nominating and Corporate Governance Committee will make the final recommendations of candidates to our Board for nomination.

Our Board of Directors has a policy that stockholders may recommend a director candidate for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders by submitting the names and qualifications of such persons in writing to the Nominating and Corporate Governance Committee, c/o our Secretary, no later than the December 1 prior to the next annual meeting of stockholders, together with information about the stockholder and the candidate otherwise required for director nominations by a stockholder pursuant to Section 1.11 of our Bylaws, a copy of which will be made available upon request. The Nominating and Corporate Governance Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of our Board.

Our Nominating and Corporate Governance Committee and our Board of Directors will consider all persons properly recommended as a nominee for election to our Board in the same manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee does not apply any specific, minimum qualifications in considering a director candidate and does not impose additional qualifications on stockholder-recommended potential nominees. Instead, the Nominating and Corporate Governance Committee reviews the candidates taking into account the current Board membership and considers a variety of factors, including the specific needs of our Company and our Board, the experience, skills, areas of expertise, independence, productivity, length of service, occupational and other responsibilities (including other public company board memberships and committee memberships) of the candidates, and such other factors as the Nominating and Corporate Governance Committee may determine are appropriate for review. This process is described in our Guidelines on Corporate Governance which is available at www.macerich.com under “Investors—Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement. Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Corporate Governance Committee as described above) must deliver written notice to our Secretary in the manner described in Section 1.11 of our current Bylaws and within the time periods set forth herein under the heading “Stockholder Proposals and Director Nominees.”

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Our Company’s stockholders also possess the right to nominate candidates for election to our Board through the “proxy access” provisions of our Company’s Bylaws, pursuant to which an eligible stockholder, or a qualifying group of up to 20 stockholders, owning at least 3% of our outstanding shares of Common Stock continuously for at least three years, may nominate up to the greater of two directors or the largest whole number that does not exceed 20% of the number of directors then serving on our Board, for inclusion in our proxy materials, subject to complying with the requirements contained in Section 1.13 of our Bylaws.

Diversity.    Although our Company does not have a formal policy for the consideration of diversity in identifying nominees for director, our Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse Board and strives to create diversity in our Board as a whole when identifying and selecting nominees. Thirty percent of our Board’s nominees at our Annual Meeting are female and beyond gender diversity, our Nominating and Corporate Governance Committee utilizes a broad conception of diversity, including diversity of professional experience, background, skills, areas of expertise and perspective. These factors, the additional factors described above under “Director Selection Process” and others that are considered useful by our Nominating and Corporate Governance Committee are reviewed in terms of assessing the perceived needs of our Board at any particular point in time. Our Nominating and Corporate Governance Committee focuses on having a Board which collectively possesses a broad range of talent, skill, expertise and experience useful to the effective oversight of our Company’s business and affairs. On an annual basis, as part of our Board’s self-evaluation, our Board assesses whether the overall mix of our Board members is appropriate for our Company.

Board Leadership Structure

Steven R. Hash, previously our Lead Independent Director, was appointed to serve as Independent Chairman of the Board in June 2018 in connection with Mr. A. Coppola’s retirement as Chairman and as a member of our Board effective as of our 2018 Annual Meeting. As Independent Chairman of the Board, Mr. Hash, continues to perform the functions previously discharged in his role as Lead Director and assumed the duties of Chairman of the Board. Our Independent Chairman actively manages our Board by: working with the CEO, other directors and our management team to set the agenda for our Board meetings; presiding over all meetings of our Board meetings and executive sessions of the independent directors; serving as the principal liaison on all Board issues; and other customary duties. The Independent Chairman serves as an information resource for the independent directors and acts as a liaison between directors, committee chairs and management. Our Board believes this structure continues to ensure strong, independent oversight and leadership. The independent directors meet in separate executive sessions after each regularly scheduled Board meeting. The independent directors met six times in 2018.

Our Guidelines on Corporate Governance provide that our Board is free to combine or separate the roles of Chairman of the Board and CEO in any way that our Board considers is best for our Company. Our Board recognizes that no single leadership model is correct at all times and that, depending on the circumstances, another leadership model might be appropriate. Our Board, therefore, believes that it should have the flexibility to decide whether it is best for our Company at any point in time to combine or separate the roles of CEO and Chairman of the Board.

Annual Board, Committee and Director Evaluations

Pursuant to our Guidelines on Corporate Governance and the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of our Board and its committees in order to assess the overall effectiveness of our Board and its committees. The results of the assessment are reported by the Nominating and Corporate Governance Committee directly to, and are discussed with, our Board following the end of each fiscal year. The evaluation process is designed to facilitate ongoing, systematic examination of our Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures.

In 2018, in accordance with the requirements of the NYSE listing standards, our Board completed an evaluation process focusing on the effectiveness of the performance of our Board. Our Audit, Compensation and Nominating and Corporate Governance Committees each conducted a separate evaluation of its own performance and of the adequacy of its charter and reported to our Board on the results of its evaluation. In addition to our Board and committee self-evaluations, our Independent Chairman meets throughout the year as necessary with directors individually.

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Succession Planning

Our Board is focused on ensuring that we have a high-performing management team. Our Board, acting through our Nominating and Corporate Governance Committee, reviews management development and succession planning at least annually to ensure continuity in our Company’s management, including policies and principles for named executive officer selection. This plan, on which each named executive officer reports his recommendations, addresses both emergency succession and succession in the ordinary course of business. In addition, high-potential leaders are given exposure and visibility to Board members through formal presentations at Board and committee meetings, as well as through informal events, such as dinners, lunches and site visits.

Attendance at Stockholders’ Meetings

Our Board does not require director attendance at our stockholders’ meetings because our stock is predominately held by institutional stockholders and attendance is traditionally light. Our Board encourages directors in the Santa Monica area at the time of the stockholders’ meeting to attend the meeting. Mr. O’Hern and two of our executive officers attended our 2018 annual stockholders’ meeting.

Contact Our Board

Individual stockholders or any other interested parties may contact our entire Board of Directors or individual members of our Board of Directors, our non-management directors as a group or the Chairman of the Board, by sending an e-mail as follows:

•	Board of Directors
boardofdirectors@macerich.com

•	Non-Management Directors
nonmanagementdirectors@macerich.com

•	Chairman of the Board
chairman@macerich.com

Such communications may be submitted in writing in care of:

Attention: Secretary

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, CA 90401

All communications are distributed to our Board, or to any individual director or directors as appropriate, depending on the facts and circumstances of the communication. Our Board of Directors requested that certain items that are unrelated to the duties and responsibilities of our Board be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

Codes of Ethics

Our Company expects that all of our directors, officers and employees maintain a high level of integrity in their dealings with and on behalf of our Company and will act in the best interests of our Company. Our Code of Business Conduct and Ethics provides principles of conduct and ethics for our directors, officers and employees. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002, applicable Securities and Exchange Commission (“SEC”) rules and the NYSE listing standards. In addition, our Company adopted a Code of Ethics for our CEO and senior financial officers which supplements our Code of Business Conduct and Ethics applicable to all employees and complies with the additional requirements of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. To the extent required by applicable SEC rules and NYSE listing standards, we intend to promptly disclose future amendments to certain provisions of these Codes or waivers of such provisions granted to directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, on our website at www.macerich.com under “Investors—Corporate Governance—Code of Ethics.” Each of these Codes of Conduct is available on our website at www.macerich.com under “Investors—Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

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Stockholder Engagement

It is a priority of our Company and Board to maintain open communication with our stockholders. Our Company and Board are committed to regularly engaging with our stockholders on our Company’s strategic direction, performance, governance practices, compensation programs and other key matters. Both management and our Board believe that this is best done through ongoing dialogue with stockholders, including soliciting feedback and suggestions from our stockholders to strengthen the long-term prospects of our Company. This is an ongoing activity, not a check-the-box exercise.

During 2018, members of our Board and management met, either telephonically or in-person with stockholders representing a substantial majority of our outstanding shares of common stock, and we continue to actively engage with our stockholders on an ongoing basis. Our Board and management are committed to maintaining and enhancing this dialog with our stockholders.

2018 Sustainability Highlights

• 16M kWh of solar energy produced		• 278M gallons of water conserved since 2014

• 6,500 tons of cardboard recycled annually • 782K pounds of glass recycled (AZ only)		• 19 fuel cell installations across 6 properties • 50M kWh clean energy produced

• 21M kWh energy consumption reduction		• 742 number of Macerich employees

• 219 vehicle charging stations across 30 properties	$	• $1.9M donated to social causes since inception of program

Macerich’s Sustainability Goals

Macerich continues to implement and execute on processes and invest in capital projects to minimize the risks of the changing global climate. Here are the four pillars of our fully integrated sustainability program:

CARBON NEUTRALITY GOAL #1: Achieve Carbon Neutrality by 2030	ZERO WASTE GOAL #2: Achieve Zero Waste in both Water and Waste by 2025-2030	ACTIVE ENGAGEMENT GOAL #3: Increase Active Engagement in Sustainability	PRINCIPLED PRACTICE GOAL #4: Further Integrate Sustainability Practice Principles

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Macerich is committed to achieving carbon neutrality by 2030 through efficiency, sustainable investment, renewable and clean generation sources and renewable energy credits, while setting scientific greenhouse gas (GHG) reduction goals.

These goals include reducing energy consumption, increasing onsite renewable energy and more. Since launching our formal sustainability program in 2008 with Strategic Energy Plan (SEP), Macerich has reduced more than 21 million kWh, which is the equivalent of 196,616 metric tons of CO2e emission and has realized $33.1 million in operational savings. This is equivalent to the impact a 17,477-acre forest would have on removing greenhouse gases.

REDUCED ENERGY CONSUMPTION BY 21 MILLION KWH OVER 2017, THE SAME AS 17,477 acres of forest could sequester for one year

Energy Consumption and Greenhouse Gas Emission

Energy Use (kWh)	2016	2017		2018
Electricity	481,294,697	423,526,636		400,124,947

Natural Gas	145,023,804	146,933,913		149,000,000

Total	626,318,501	570,460,549		549,124,947

Performance
Carbon Footprint (metric tons CO2e)	223,627	203,683	*	196,616

We’re building on strong existing programs in waste and water management, heading toward our goal of achieving zero waste by 2025-2030.

Macerich is targeting reduction of net water consumption by 50% from 2015 levels and eliminating 100% of property water effluent by 2030. Our objectives for zero water waste include a focus on conservation and efficiency, water capture and reuse, stormwater management, and tenant water consumption.

Diminishing the impact of our properties on local landfills also is a key priority, now and long term. Macerich is working to increase water diversion rates to over 70% by 2025 and reduce overall waste by 50% from 2015 levels.

Water Summary

	2016	2017	2018
Volume of Water used (million gallons)	970	943	942
Building water intensity ratio (million gallons per square foot)	17.96	17.68	17.66

OVER THE PAST FIVE YEARS, MACERICH HAS CUT ANNUAL WATER USAGE BY 278 MILLION GALLONS

Contributing to the vitality of our communities

Part of Macerich’s role as an industry leader in sustainability is active engagement. Our goal is to achieve more than 70% documented engagement by stakeholders and members of our community — retailers, shoppers, vendors and more — by 2025. This ranges from working closely with retailers, restaurants and other tenants to be a resource and help them realize their own sustainability goals to inviting local communities to take note of the leading-edge sustainability practices at our properties. For us, being sustainable also means contributing to the vitality of our communities in a range of different ways that promote health, wellness and connection. Throughout the year, our properties host everything from free outdoor yoga, fun runs and walks for great cause, blood drives and school supply drives to disaster relief and anti-bullying events.

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88%	OF ALL PAPER PURCHASES IN 2018 HAD ADVANCED ECO FEATURES

To fulfill our commitment to sustainability, Macerich integrates environmental thinking and practices into everything we do. It’s in our core commitment to green building. It drives our disciplined procurement process and how we choose vendors and contractors. It shapes daily decisions across our operations. And Macerich has a target of integrating sustainability practice principles in 80% of corporate and property operations and functions by 2025.

To learn more about our Company’s sustainability efforts, please view our Sustainability Report on our website at www.macerich.com under “About—Sustainability.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our non-employee directors are compensated for their services according to an arrangement approved by our Board of Directors and recommended by the Compensation Committee. The Compensation Committee generally reviews director compensation annually. Any Board member who is also an employee of our Company or a subsidiary does not receive compensation for service as a director. Messrs. E. Coppola and O’Hern are currently the only directors who are also employees of our Company or a subsidiary.

In October 2018, FW Cook conducted a competitive review of our non-employee director compensation program, including the review of the director compensation programs of companies within our peer group, and suggested changes for the Compensation Committee’s consideration. Based on the recommendations of the Compensation Committee, our Board of Directors revised certain aspects of our non-employee director compensation. The following sets forth the compensation structure effective in 2018, which had been in place for our non-employee directors since July 21, 2016, as well as the revised compensation structure effective January 1, 2019:

	Structure Prior to January 1, 2019	Structure Effective January 1, 2019
Annual Retainer for Service on our Board	$70,000	$70,000

Annual Equity Award for Service on our Board	$125,000 of restricted stock units based upon the closing price of our Common Stock on the grant date, which is in March of each year. The restricted stock units are granted under our 2003 Incentive Plan (as defined below) and have a one-year vesting period.	$135,000 of restricted stock units based upon the closing price of our Common Stock on the grant date, which is following our Annual Meeting each year. The restricted stock units are granted under our 2003 Incentive Plan and have a one-year vesting period.

Annual Retainer for Independent Chairman of the Board (previously Lead Director)	$50,000	$125,000 – 50% cash and 50% restricted stock units granted simultaneously with the annual equity award.

Annual Retainers for Chairs of Audit, Compensation and Nominating & Corporate Governance Committees (in addition to membership retainer)	Audit: $20,000 Compensation: $20,000 Nominating & Corp. Governance: $12,500	Audit: $20,000 Compensation: $20,000 Nominating & Corp. Governance: $12,500

Annual Retainer for Committee Membership and ex officio attendance of Independent Chairman of the Board	Audit: $12,500 Compensation: $12,500 Nominating & Corp. Governance: $12,500	Audit: $15,000 Compensation: $12,500 Nominating & Corp. Governance: $12,500

Expenses	The reasonable expenses incurred by each director (including employee directors) in connection with the performance of their duties are reimbursed.	The reasonable expenses incurred by each director (including employee directors) in connection with the performance of their duties are reimbursed.

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NON-EMPLOYEE DIRECTOR EQUITY AWARD PROGRAMS

In addition, our Director Phantom Stock Plan offers our non-employee directors the opportunity to defer cash compensation otherwise payable and to receive that compensation (to the extent that it is actually earned by service during that period) in cash or in shares of Common Stock as elected by the director, after termination of the director’s service or on a specified payment date. Such compensation includes the annual cash retainers payable to our non-employee directors. A majority of our non-employee directors serving in 2018 elected to receive all or a portion of their 2018 cash retainers in Common Stock. Deferred amounts are generally credited as stock units at the beginning of the applicable deferral period based on the present value of such deferred compensation divided by the average fair market value of our Common Stock for the preceding 10 trading days. Stock unit balances are credited with additional stock units as dividend equivalents and are ultimately paid out in shares of our Common Stock on a one-for-one basis. A maximum of 500,000 shares of our Common Stock may be issued in total under our Director Phantom Stock Plan, subject to certain customary adjustments for stock splits, stock dividends and similar events. The vesting of the stock units is accelerated in case of the death or disability of a director or, upon the termination of service as a director at the time of or after a change of control event. Our Company has a deferral program for the equity compensation of our non-employee directors which allows them to defer the receipt of all or a portion of their restricted stock unit awards and receive the underlying Common Stock after termination of service or a specified payment date. Any dividends payable with respect to those deferred restricted stock units will also be deferred and will be paid in accordance with their payment election. The deferred dividend equivalents may be paid in cash or converted into additional restricted stock units and ultimately paid in shares of our Common Stock on a one-to-one basis. The vesting of the deferred restricted stock units is accelerated in case of the death or disability of a director or upon a change of control event.

2018 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth the compensation paid, awarded or earned with respect to each of our non-employee directors during 2018. We do not provide our non-employee directors with initial inducement awards upon joining our Board other than the regular annual equity award granted to our existing directors. Mr. Sullivan informed our Board on January 31, 2018 that he would not stand for re-election at our 2018 annual meeting. On March 29, 2018, Mr. Hubbell resigned from our Board and Ms. Alford was elected as a director by our Board. On June 21, 2018, Messrs. Brandt and Hirsch were elected to our Board and Mr. Ross did not stand for re-election at our 2018 annual meeting.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Peggy Alford	62,836	115,737	178,573

John H. Alschuler	82,500	125,000	207,500

Eric K. Brandt	43,516	86,944	130,460

Steven R. Hash	182,432	125,000	307,432

Daniel J. Hirsch	43,516	86,944	130,460

Fred S. Hubbell(3)	22,644	125,000	147,644

Diana M. Laing	82,500	125,000	207,500

Mason G. Ross(3)	44,507	125,000	169,507

Steven L. Soboroff	114,093	125,000	239,093

Andrea M. Stephen	115,000	125,000	240,000

John M. Sullivan(4)	—	—	—

(1)

Pursuant to our Director Phantom Stock Plan, each director receiving compensation, except Messrs. Brandt, Hash and Soboroff, elected to defer fully his or her annual cash retainers for 2018 and to receive such compensation in Common Stock at a future date. Therefore, for 2018 compensation, Messrs. Alschuler, Hirsch, Hubbell and Ross and Mses. Alford, Laing and Stephen were credited with 1,260, 775, 828, 2,451, 1,006, 1,048 and 1,581 stock units, respectively, which vested during 2018 as their service was provided. The amounts shown for Messrs. Hubbell and Ross represent the prorated share of their director fees through March 29, 2018 and June 21, 2018, respectively, the last date on which they each served as a director.

(2)

The amounts shown represent the grant date fair value computed in accordance with Statement of Financial Accounting Standards Bulletin ASC Topic 718 referred to as “FASB ASC Topic 718,” of restricted stock awards granted under our 2003 Incentive Plan. Any estimated forfeitures were excluded from the determination of these amounts and there were no forfeitures of stock awards during 2018 by our directors. Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2018 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2019.

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Messrs. Alschuler, Hash, Hubbell, Ross and Soboroff and Mses. Laing and Stephen received 2,117 restricted stock units on March 2, 2018 under our 2003 Incentive Plan. The closing price per share of our Common Stock on that date was $59.04. Ms. Alford received 2,066 restricted stock units upon joining our Board on March 29, 2018. The closing price per share of our Common Stock on that date was $56.02. Messrs. Brandt and Hirsch each received 1,520 restricted stock units upon joining our Board on June 21, 2018. The closing price per share of our Common Stock on that date was $57.20. The restricted stock units granted to Ms. Alford and Messrs. Brandt and Hirsch reflect the prorated amount of the annual equity grant to non-employee directors on March 2, 2018.

(3)

The Compensation Committee modified the terms of the outstanding restricted stock unit awards held by Messrs. Hubbell and Ross upon their termination of service on our Board to permit their unvested restricted stock units to continue to vest in accordance with their original vesting schedule.

(4)

Mr. Sullivan received no compensation from our Company as a director because his employer’s policies do not allow it. In addition, his employer’s policies do not allow him to hold shares of common stock of our Company.

As of December 31, 2018, our non-employee directors held the following number of unpaid phantom stock units and unvested restricted stock units:

Name	Unpaid Phantom Stock Units (#)	Unvested Restricted Stock Units (#)
Peggy Alford	1,047	2,066

John H. Alschuler	4,347	2,117

Eric K. Brandt	—	1,520

Steven R. Hash	—	2,117

Daniel J. Hirsch	797	1,520

Fred S. Hubbell	47,079	2,117

Diana M. Laing	36,237	2,117

Mason G. Ross	11,675	2,117

Steven L. Soboroff	—	2,117

Andrea M. Stephen	10,577	2,117

John M. Sullivan	—	—

EXECUTIVE OFFICERS

The following table sets forth, as of March 31, 2019, the names, ages and positions of our executive officers and the year each became an executive officer.

Name	Age	Position	Officer Since
Thomas E. O’Hern	63	Chief Executive Officer	1993

Edward C. Coppola	64	President	1993

Ann C. Menard	55	Executive Vice President, Chief Legal Officer and Secretary	2018

Douglas J. Healey	56	Executive Vice President, Leasing	2018

Scott W. Kingsmore	51	Executive Vice President, Chief Financial Officer and Treasurer	2019

Kenneth L. Volk	56	Executive Vice President, Business Development	2019

2019 PROXY STATEMENT    23

EQUITY OWNERSHIP

EQUITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock and OP Units exchangeable for shares of our common stock, as of the record date, March 25, 2019, unless otherwise noted, for (i) each of current our directors, (ii) each of our named executive officers who is not a director, (iii) our directors and executive officers as a group and (iv) each person known by our Company to beneficially own more than 5% of our outstanding common stock. All information in the following table is based on Schedules 13D, 13G and/or any amendments thereto, filed with the SEC, and on information supplied to us by our directors and officers. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares set forth opposite their respective names. As of March 25, 2019, 141,233,771 shares of common stock were outstanding.

Name and Address of Beneficial Owner**	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Common Stock(2)	Amount and Nature of Beneficial Ownership of OP Units(1)(3)		Percent of Common Stock and OP Units(4)
Peggy Alford	2,066	(5)	*	—		*
John H. Alschuler	—	(6)	*	—		*
Eric K. Brandt	1,520		*	—		*
Edward C. Coppola	311,327	(7)	*	1,654,065	(8)	1.38%
Steven R. Hash	1,888	(9)	*	—		*
Daniel J. Hirsch	4,500	(10)	*	—		*
Diana M. Laing	12,479	(11)	*	—		*
Thomas E. O’Hern	56,641	(12)	*	327,061	(13)	*
Steven L. Soboroff	22	(14)	*	—		*
Andrea M. Stephen	8,348	(15)	*	—		*
Ann C. Menard	—		*	21,301	(16)	*
Douglas J. Healey	31,862	(17)	*	8,664	(18)	*
All directors and executive officers as a group (14 persons)(19)	452,938		*	2,027,553		1.73%
Ontario Teachers’ Pension Plan Board(20)	23,286,237		16.49%	—		16.49%
The Vanguard Group, Inc.(21)	19,579,648		13.86%	—		13.86%
BlackRock, Inc.(22)	11,780,366		8.34%	—		8.34%
GIC Private Limited(23)	8,023,960		5.69%	—		5.68%

*	Less than 1%.

**	Unless otherwise indicated, the business address of each person or entity is c/o The Macerich Company, 401 Wilshire Blvd., Suite 700, Santa Monica, California 90401.

(1)

Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock and/or OP Units (as defined in Note 3 below) listed.

(2)

Assumes that none of our outstanding OP Units or LTIP Units (as defined in Note 3) held by the person are redeemed for shares of Common Stock (assuming, in the case of any LTIP Units, they have first been converted into OP Units).

(3)

Our Company is the sole general partner of, and owns an aggregate of approximately 93% of the OP Units in our Operating Partnership. Our Operating Partnership holds directly or indirectly substantially all of our interests in our regional shopping centers and our community/power shopping centers (the “Centers”). Our Company conducts all of its business through our Operating Partnership, the property partnerships, corporations and limited liability companies that own title to our Centers and various management companies. In connection with our formation as well as subsequent acquisitions of certain Centers, OP Units were issued to certain persons in connection with the transfer of their interests in such Centers. The OP Units are redeemable at the election of the holder and our Company may redeem them for cash or shares of Common Stock on a one-for-one basis (subject to anti-dilution provisions), at our Company’s election.

Our Long Term Incentive Plan or “LTIP” allows for the issuance of limited partnership units in the form of a class of units of our Operating Partnership referred to as “LTIP Units,” as more fully described on pages 52-53 of this Proxy Statement. LTIP Units may be performance-based, service-based or fully-vested. Upon the occurrence of specified events, any vested LTIP Units can over time achieve full parity with the common OP Units of our Operating Partnership at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units.

(4)

Assumes that all OP Units or LTIP Units held by the person are redeemed for shares of Common Stock (assuming, in the case of any LTIP Units, they have first been converted into OP Units) and that none of our OP Units or LTIP Units held by other persons are redeemed for or converted into shares of Common Stock.

24    2019 PROXY STATEMENT

EQUITY OWNERSHIP

(5)

In addition to the securities disclosed in the above table, Ms. Alford has 8,112 phantom stock units credited under the terms of our Eligible Directors’ Deferred Compensation/Phantom Stock Plan referred to as our “Director Phantom Stock Plan,” the vesting and terms of which are described under “Compensation of Non-Employee Directors” below. Stock units, including the stock units issued under our Director Phantom Stock Plan, are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable.

(6)

Mr. Alschuler has 5,882 vested stock units and 681 stock units credited as dividend equivalents under our Amended and Restated 2003 Equity Incentive Plan as currently in effect (“2003 Incentive Plan”) and 4,423 phantom stock units credited under our Director Phantom Stock Plan. Stock units, including the stock units issued under our 2003 Incentive Plan, are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable.

(7)

Includes 6,463 shares of Common Stock held for Mr. E. Coppola under our 401(k)/Profit Sharing Plan. Also includes 39,969 shares held by a family limited partnership of which Mr. E. Coppola has sole beneficial ownership and 1,800 shares held by Mr. E. Coppola as custodian for his children.

(8)

Includes 155,952 OP Units held in a family trust of which Mr. E. Coppola has shared beneficial ownership, 34,823 vested LTIP Units and 34,164 service-based LTIP Units that will vest after May 25, 2019. In addition to the securities disclosed in the above table, Mr. E. Coppola has 210,545 unvested performance-based LTIP Units.

(9)

In addition to the securities disclosed in the above table, Mr. Hash has 3,994 vested stock units and 340 stock units credited as dividend equivalents under our 2003 Incentive Plan and 2,203 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(10)

In addition to the securities disclosed in the above table, Mr. Hirsch has 1,520 vested stock units and 70 stock units credited as dividend equivalents under our 2003 Incentive Plan and 3,019 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(11)

In addition to the securities disclosed in the above table, Ms. Laing has 8,475 vested stock units and 1,431 stock units credited as dividend equivalents under our 2003 Incentive Plan and 38,874 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(12)

Includes 5,038 shares of Common Stock held for Mr. O’Hern under our 401(k)/Profit Sharing Plan. Also includes 2,982 shares held by Mr. O’Hern as custodian for his children and 2,441 shares Mr. O’Hern holds jointly with two of his sons.

(13)

Includes 110,053 vested LTIP Units and 30,533 service-based LTIP Units that will vest after May 25, 2019. In addition to the securities disclosed in the above table, Mr. O’Hern has 168,252 unvested performance-based LTIP Units.

(14)	In addition to the securities disclosed in the above table, Mr. Soboroff has 8,953 vested stock units and 1,581 stock units credited as dividend equivalents under our 2003 Incentive Plan.

(15)

In addition to the securities disclosed in the above table, Ms. Stephen has 3,994 vested stock units and 340 stock units credited as dividend equivalents under our 2003 Incentive Plan and 14,687 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(16)

Consists of 4,039 vested LTIP Units and 17,262 service-based LTIP Units that will vest after May 25, 2019. In addition to the securities disclosed in the above table, Ms. Menard has 16,322 unvested performance-based LTIP Units.

(17)	In addition to the securities disclosed in the above table, Mr. Healey has 13,134 stock units that will vest after May 25, 2019.

(18)	Consists of 8,664 service-based LTIP Units that will vest after May 25, 2019. In addition to the securities disclosed in the above table, Mr. Healey has 12,820 unvested performance-based LTIP Units.

(19)	Includes certain LTIP Units. See the footnotes above.

(20)

The Schedule 13D/A indicates that the reporting entity is a pension plan and has shared voting and dispositive power with respect to 23,286,237 shares. The Schedule 13D/A indicates that 1700480 Ontario Inc., a wholly-owned subsidiary of the reporting entity, may be deemed to share voting and dispositive power with respect to the 23,286,237 shares. The business address of Ontario Teachers is 5650 Yonge Street, 3rd Floor, Toronto, Ontario M2M 4H5, Canada and the business address of 1700480 Ontario Inc. is 20 Queen Street West, 5th Floor, Toronto, Ontario 8M5H 3R4, Canada.

(21)

The Schedule 13G/A indicates that the reporting entity is a registered investment advisor and has sole voting power with respect to 249,285 shares, shared voting power with respect to 163,623 shares, sole dispositive power with respect to 19,284,205 shares and shared dispositive power with respect to 295,443 shares. The Schedule 13G/A indicates that Vanguard Fiduciary Trust Company is the beneficial owner of 96,520 shares as the result of serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd. is the beneficial owner of 351,688 shares as a result of serving as investment manager of Australian investment offerings, and each entity is a wholly-owned subsidiary of the reporting entity. The business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(22)

The Schedule 13G/A indicates that the reporting entity is a parent holding company and has sole voting power with respect to 10,740,549 shares and sole dispositive power with respect to 11,780,366 shares, reporting on behalf of the following subsidiaries: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd. The business address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(23)

The Schedule 13G/A indicates that the reporting entity is a fund manager and has sole voting power with respect to 361,872 shares, shared voting power with respect to 7,662,088 shares, sole dispositive power with respect to 361,872 shares and shared dispositive power with respect to 7,662,088 shares as the result of managing shares on behalf of its two only clients, the Government of Singapore and the Monetary Authority of Singapore. The Schedule 13G/A indicates 7,389,520 shares, representing 5.24% of our outstanding shares of Common Stock as of November 2, 2018, are owned beneficially by US Shops LLC. GIC Real Estate, Inc., as the result of serving as investment manager, has voting power and

2019 PROXY STATEMENT    25

EXECUTIVE OFFICER BIOGRAPHICAL INFORMATION

dispositive power with respect to such shares. GIC Real Estate, Inc. shares such powers with the reporting entity and GIC Real Estate Private Limited. The business address of GIC Private Limited is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

EXECUTIVE OFFICER BIOGRAPHICAL INFORMATION

Biographical information concerning Messrs. E. Coppola and O’Hern is set forth above under the caption “Information Regarding our Director Nominees.”

Douglas J. Healey joined our Company in May 2005 as a Senior Vice President of Leasing following our acquisition of the Wilmorite portfolio. He was elected our Executive Vice President of Leasing in March 2016. Mr. Healey directs strategic leasing for our Company’s entire portfolio of regional shopping centers and has over 25 years of expertise in the retail industry, specializing in retail merchandising. Prior to joining our Company, he held various leasing positions with Wilmorite Properties from 1991until 2005. Mr. Healey is a member of the International Council of Shopping Centers.

Scott W. Kingsmore assumed the role of Executive Vice President, Chief Financial Officer and Treasurer on January 1, 2019, and is responsible for accounting, financial and tax reporting, investor relations, raising capital through debt and equity markets and information technology systems. Mr. Kingsmore’s tenure at our Company started in 1996 as Vice President and Controller, and since then he has served in key roles in finance for over 20 years, most recently as Senior Vice President of Finance from April 1, 2004 until December 31, 2018. Prior to joining our Company, he worked for Westfield America within its corporate accounting department. Mr. Kingsmore was also a certified public accountant with PricewaterhouseCoopers from 1991 to 1995, and he graduated from University of California at Los Angeles in 1991.

Ann C. Menard joined our Company on January 29, 2018 as an Executive Vice President and has been our Chief Legal Officer and Secretary since March 1, 2018. Prior to joining our Company, Ms. Menard was U.S. General Counsel and Managing Director for Tishman Speyer, a global real estate owner, operator, developer and fund manager from October 2005 through December 2017, where she managed legal activities and risk in connection with operations in major U.S. markets including Los Angeles, San Francisco, Silicon Valley, Seattle, Chicago and Atlanta. Prior to joining Tishman Speyer, Ms. Menard was a partner in the real estate and corporate finance departments at O’Melveny & Myers, LLP in their Los Angeles and Newport Beach offices. Ms. Menard received her JD, magna cum laude, from Loyola Law School of Los Angeles in 1991, after graduating with a Bachelor of Arts degree from the University of California, Los Angeles.

Kenneth L. Volk was elected Executive Vice President of Business Development in January 2019 and directs common area retail, media and sponsorship, brand experiences and alternative revenue, as well as short-term inline leasing. Mr. Volk joined our Company in 2007 as Senior Vice President and Chief Marketing Officer overseeing business development and marketing. He has over 25 years of experience in the retail REIT industry, specializing in marketing and communications. Prior to joining our Company, Mr. Volk served as Senior Vice President of Marketing and Communication for The Mills Corporation from September 2002 to March 2007, where he also oversaw strategic partnerships and the Mills TV digital media network. Mr. Volk also previously served as Senior Vice President of Shopping Center Marketing for Simon Property Group from May 1989 until August 2002.

The following Report of the Compensation Committee shall not be deemed soliciting material or to be filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent our Company specifically requests that this Report be treated as soliciting material or specifically incorporates this Report by reference into a filing under either of such Acts.

26    2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of The Macerich Company, a Maryland corporation, has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2018 and this Proxy Statement for our 2019 Annual Meeting of Stockholders.

The Compensation Committee

Andrea M. Stephen, Chair

Eric K. Brandt

Daniel J. Hirsch

Steven L. Soboroff

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion & Analysis (“CD&A”) describes the material elements of our executive compensation program, how the program is designed to support the achievement of our key strategic and financial objectives, and the compensation decisions the Compensation Committee made under the program for our named executive officers, who for 2018 were:

Named Executive Officers	Title
Thomas E. O’Hern(1)	Chief Executive Officer

Edward C. Coppola	President

Ann C. Menard(2)	Executive Vice President, Chief Legal Officer and Secretary

Douglas J. Healey	Executive Vice President, Leasing

Arthur M. Coppola(3)	Former Chairman of the Board and Chief Executive Officer

Robert D. Perlmutter(4)	Former Senior Executive Vice President and Chief Operating Officer

Thomas J. Leanse(5)	Former Senior Executive Vice President, Chief Legal Officer and Secretary

(1)	During fiscal 2018, Mr. O’Hern was Senior Executive Vice President, Chief Financial Officer and Treasurer. He became Chief Executive Officer effective January 1, 2019.

(2)	Ms. Menard joined our Company on January 29, 2018 as an Executive Vice President and has been our Chief Legal Officer and Secretary since March 1, 2018.

(3)	Mr. A. Coppola retired from his position as Chairman of the Board effective as of our 2018 Annual Meeting and from his position as Chief Executive Officer effective December 31, 2018.

(4)	Mr. Perlmutter resigned as Senior Executive Vice President and Chief Operating Officer on April 20, 2018.

(5)	Mr. Leanse retired from his position as Senior Executive Vice President, Chief Legal Officer and Secretary on February 28, 2018.

For purposes of this CD&A, we refer to the Compensation Committee as the “Committee.”

EXECUTIVE SUMMARY

BUSINESS HIGHLIGHTS

2018 was a year of evolution for Macerich as we continued to adapt to the changing retail environment. Despite continued retailer fallout stemming from unprecedented tenant bankruptcies in 2017, we posted solid operating results and earnings performance for 2018. While store closings and tenant bankruptcies have adversely impacted our short-term total stockholder return (“TSR”), they often present opportunities to secure more productive and contemporary tenants that will generate higher sales in the coming years. Two examples of successful redevelopment projects in 2018 include Kings Plaza, the only enclosed mall in Brooklyn, New York and Scottsdale Fashion Square in Scottsdale, Arizona. In summer 2018, we completed the redevelopment of the former four-level Sears store at Kings Plaza with Primark and Zara, both new to the Brooklyn market, and Burlington and JCPenney. This redevelopment is significantly improving retailer demand throughout Kings Plaza. At Scottsdale Fashion Square, we repurposed the former Barneys location with a two-level

2019 PROXY STATEMENT    27

COMPENSATION DISCUSSION AND ANALYSIS

Apple flagship store which opened in November 2018, followed by the debut in our portfolio of the co-working concept, Industrious, in January 2019. We believe that we remain well-positioned to take advantage of other opportunities for us to improve our high-quality portfolio, both in terms of tenant quality, sales productivity, traffic and densification.

OPERATIONAL

•  Mall tenant annual sales per square foot for the portfolio increased by 10% to $726 for the year ended December 31, 2018 compared to $660 for the year ended December 31, 2017

•  Same Center NOI, excluding lease termination income, grew by 2.2% compared to 2017

•  FFO per diluted share was $3.85 (excluding activism costs) in 2018

LEASING

•  Occupancy levels increased to 95.4% at December 31, 2018, up 40 basis points compared to 2017

•  Releasing spreads for 2018 were up 11.1%

•  Average rent per square foot increased to $59.09 at December 31, 2018, up 3.7% from $56.97 at December 31, 2017

•  Nordstrom to relocate to Country Club Plaza in Kansas City

•  First to market at Scottsdale Fashion Square with Equinox, Nobu and Saint Laurent

•  Partnership with premium co-working provider Industrious to add flexible office spaces into select retail centers within our portfolio

DEVELOPMENT AND REDEVELOPMENT

•  Redevelopment continues on Fashion District Philadelphia, a retail hub spanning over 800,000 square feet in downtown Philadelphia, with a grand opening planned for September 2019

•  Macerich partnered with Hudson Pacific Properties to redevelop Westside Pavilion Mall in Los Angeles into “One Westside,” a creative office campus, while retaining 96,000 square feet of entertainment and retail. In January 2019, Google signed a 14-year lease for the entirety of the property’s creative office space

•  Concluded redevelopment of the former Sears building at Kings Plaza, complete with a new tenant mix of Primark, Zara, Burlington and JCPenney

•  In November 2018, the first phase of the new luxury wing at Scottsdale Fashion Square opened, as well as an Apple flagship store

•  Joint venture with Simon Property Group to create Los Angeles Premium Outlets, a state-of-the-art luxury outlet destination

SUSTAINABILITY

•   #1 ranking in the U.S. Retail Sector for sustainability performance for real estate portfolios around the world for the fourth straight year, according to scores published by Global Real Estate Sustainability Benchmark (GRESB)

•   Retail “Leader in the Light” Environmental Award for the fifth consecutive year from Nareit

•   Environmental Protection Agency’s Green Power Partnership List of Top 30 On-Site Generation Companies

•   LEED Gold® certification awarded by the U.S. Green Building Council to Broadway Plaza in Walnut Creek, California

•   Top Ranking on CDP Climate “A” List and the only U.S. retail real estate company to earn this distinction

•   Recipient of U.S. BREEAM in-use building certification at 13 properties, with more planned

28    2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

In 2018, our Company continued to demonstrate the strength of our portfolio through consistently strong operating metrics and the delivery of stable, high-quality cash flows, despite the challenges facing the retail industry. For additional information about the following financial metrics, see our Annual Report on Form 10-K for the year ended December 31, 2018 and Appendix I of this Proxy Statement.

(1)

FFO per share-diluted represents funds from operations per share on a diluted basis, excluding the gain or loss on early extinguishment of debt and stockholder activism costs in 2018 and for 2015, FFO per share-diluted also excludes costs related to an unsolicited hostile takeover attempt and proxy contest. For the definition of FFO per share-diluted and a reconciliation of FFO per share-diluted to net income per share attributable to common stockholders-diluted, see Appendix I of this Proxy Statement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Funds from Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018.

In recent years, REIT TSRs have been generally lower than the broader market, and regional mall REITs in particular underperformed other REITs. We believe that our negative TSR has been driven primarily by bearish investor sentiment for the mall REIT sector in general, in the wake of store closings and tenant bankruptcies announced by several high-profile retailers. However, our performance versus other mall REITs has been strong. Over the past five and ten years we generated a higher total return to our stockholders than all but one of our direct competitors, and over the past ten years we outperformed both the FTSE Nareit All Equity REITs Index and the S&P 500 Index, as illustrated in the following table.

	5 year (2014-2018)	10 year (2009-2018)
The Macerich Company	-5.1%	321.7%
Simon Property Group, Inc.	41.5%	378.2%
Tanger Factory Outlet Centers, Inc.	-22.3%	55.5%
Taubman Centers, Inc.	-9.2%	175.8%
Pennsylvania Real Estate Investment Trust	-58.9%	45.0%
CBL & Associates Properties, Inc.	-82.1%	-29.6%
FTSE NAREIT All Equity REITs Index	49.1%	225.7%
S&P 500 Index	50.3%	243.0%

2019 PROXY STATEMENT    29

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION HIGHLIGHTS

Compensation Elements.    The following chart summarizes, for each component of our ongoing executive compensation program, the objectives and key features and the compensation decisions made by the Committee for our named executive officers, except Mr. Healey:

Pay Element	Objectives and Key Features	2018 Highlights
Salary	• Relatively low, fixed cash pay based on the scope and complexity of each position, the officer’s experience, competitive pay levels and general economic conditions

•   For continuing named executive officers, 2018 salaries remained unchanged from 2017 levels, except for Mr. O’Hern, whose salary was increased to $800,000 starting April 26, 2018 as part of the CEO transition

•   Base salary for Ms. Menard was established when she was hired on January 29, 2018

Annual Incentive Bonus

•   Variable short-term incentive

•   Rewards achievement of both corporate and individual performance

•   For Messrs. O’Hern, E. Coppola, A. Coppola and Ms. Menard, performance was measured using annual scorecard designed to support our Company’s short-term financial and strategic objectives:

•   Corporate goals (Same Center NOI growth, FFO per diluted share, and releasing spreads) were weighted 75%, and evaluated formulaically against pre-established threshold, target, and maximum goals

•   Individual performance against pre-established goals was weighted 25%

•   Consideration was also given to contributions and leadership during the CEO transition process

•   For Messrs. O’Hern, E. Coppola, A. Coppola and Ms. Menard:

•   Performance on the corporate objectives was below the threshold level, resulting in no bonus payment for that portion of the award

•   Individual performance against pre-established goals, leadership during the CEO transition, and accomplishments of objectives not contemplated at the beginning of the year, was strong

•   For individual performance, the Committee awarded $750,000 to each of Messrs. O’Hern and E. Coppola and Ms. Menard and $500,000 to Mr. A. Coppola

•   Mr. Perlmutter was not eligible for a bonus because he resigned in April 2018

•   Pursuant to his Separation Agreement and Release of Claims, Mr. Leanse was paid a pro-rata target bonus of $125,000 for the portion of 2018 during which he was an executive officer

Long-Term Incentives

Performance-Based LTIP Units

•   Variable long-term incentive

•   Provides incentive for our executive officers to take actions that contribute to the creation of stockholder value and outperform other equity REITs which are investment alternatives for our stockholders

•   May be earned from 0% to 150% of target based on our TSR over the three-year performance period compared to all publicly-traded equity REITs (the “Equity Peer REITs”)

Service-Based LTIP Units

•   Vest in equal annual installments over a three-year period to promote stockholder alignment, retention and stability of our management team

•   2018 target LTIP grant values remained the same as in 2017 for continuing executives. Ms. Menard’s grants were agreed upon in connection with her hire

•   75% of target LTIP value was granted in performance-based LTIP Units

•   25% of target LTIP value was granted in service-based LTIP Units

•   None of the performance-based LTIP Units granted in 2016 were earned because our relative TSR for the 2016-2018 performance period was below the 25th percentile

Mr. Healey was promoted to Executive Vice President, Leasing in March 2016 and became an executive officer in June 2018. During 2018, Mr. Healey participated in a different compensation program than the other named executive officers. His 2018 annual incentive bonus was earned at 100% of target, based on his significant contributions in achieving strong occupancy and double-digit releasing

30    2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

spreads. In particular, the Committee considered his success in his expanded role in directing strategic leasing of our Company’s entire portfolio. He participated in our Restricted Stock/Stock Unit/LTIP Unit Bonus Program, as described below, and elected in advance to convert 50% of what would otherwise have been a cash bonus into restricted stock units, with a value equal to 1.5x the value of the cash converted. These restricted stock units vest over three years; because they were granted in calendar year 2019, they will be reported in next year’s proxy statement. Mr. Healey did not participate in any other long-term incentive program.

Two of our named executive officers were granted one-time special equity awards in 2018 in connection with hire or promotion.

•

Ms. Menard.    When Ms. Menard was hired in January 2018, she received a one-time award of LTIP Units with a grant date fair value of approximately $900,000, which vest in four equal installments on each of the first four anniversaries of the grant date. This grant was intended to offset equity interests she forfeited from her prior employer, to create immediate alignment of her interests with those of our stockholders, and to encourage her long-term retention as an executive officer of our Company.

•

Mr. O’Hern.    On April 26, 2018, Mr. O’Hern was offered the Chief Executive Officer position, effective January 1, 2019. In connection with the determination of his compensation, and pursuant to his offer letter dated April 26, 2018, Mr. O’Hern was granted a one-time award of LTIP Units with a grant date fair value of approximately $5,000,000, on April 26, 2018 (the “One-Time Equity Grant”). The One-Time Equity Grant was fully-vested at grant, but Mr. O’Hern will be required to repay 50% of the One-Time Equity Grant if he resigns without “good reason” or is terminated for “cause” prior to April 26, 2019. This grant was intended to strengthen the alignment of Mr. O’Hern’s interests with those of our stockholders and encourage retention through the CEO transition.

2019 PROXY STATEMENT    31

COMPENSATION DISCUSSION AND ANALYSIS

Target Total Direct Compensation Mix

*

Includes 2018 target total direct compensation for Mr. O’Hern in his position as Sr. EVP & CFO, as well as 2018 target total direct compensation for Messrs. E. Coppola, Healey, Perlmutter, Leanse, and Ms. Menard.

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COMPENSATION DISCUSSION AND ANALYSIS

LTIP Pay for Performance Alignment.    The forfeiture, and tracking forfeiture, of the performance-based LTIP Unit awards for 2016 through 2018 reflects strong pay for performance alignment with respect to the applicable performance periods. The graphic below summarizes the performance periods and outcome, or projected outcome, of our performance-based LTIP Unit awards in 2016, 2017 and 2018, through December 31, 2018.

LTIP Performance Period	2016	2017	2018	2019	2020		Status	% Payout
2016 3-year LTIP	100% Complete					▼	Below Threshold and 100% Forfeited	0%
2017 3-year LTIP		67% Complete				▼	Tracking Below Threshold	0%(1)
2018 3-year LTIP			33% Complete			▼	Tracking Below Threshold	0%(1)

(1)

The performance period for these awards remains open and the payout percentage for these awards has not been determined. The payout percentage is reflected as 0% in the table to indicate that, if the performance period applicable to the award had ended as of December 31, 2018, the Company’s relative TSR ranking considered for purposes of the awards would have been below the applicable Threshold level and the awards would have been forfeited. We make no prediction as to the future performance of our stock.

The three-year performance period for the 2016 performance-based LTIP Unit awards has been completed and the entire award was forfeited because the Company did not achieve the Threshold relative TSR ranking.

The total amount realized with respect to the outstanding 2017 and 2018 performance-based LTIP Unit awards will be determined following the three-year performance periods ending December 31, 2019 and 2020, respectively. If the performance period had ended on December 31, 2018, the 2017 and 2018 performance-based LTIP Unit awards would have resulted in $0 realized pay due to the failure to satisfy the Threshold relative TSR achievement level.

Target vs. Realizable CEO Compensation

As illustrated above, the majority of our Chief Executive Officer’s compensation opportunity is “at risk” and tied to performance goals and our relative TSR. Because a significant portion of compensation opportunity is in the form of equity awards, the value is also tied to our absolute TSR. Our pay-for-performance philosophy is further illustrated by comparing target total direct compensation to “realizable” compensation, which after taking into account actual performance demonstrates alignment of pay and performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Our operating performance was solid during 2016 and 2017, but fell short of targets in 2018. Annual bonuses earned in each year were aligned with operating and individual performance. As illustrated above, our TSR lagged peers, resulting in no payout for the 2016-2018 performance-based LTIP Units, and the 2017-2019 and 2018-2020 performance-based LTIP Units are tracking at no payout. Service-based LTIP Units have lost value, consistent with our negative absolute TSR.

(1)

Total Direct Compensation (“TDC”) for 2019 includes target LTIP grant value of $4 million, as Mr. O’Hern volunteered to reduce the size of his 2019 long-term incentive award by $2 million, and such amount was instead used to fund an incentive bonus pool for other senior executives tied to same center growth and EBITDA growth.

Target pay includes base salary, target annual incentive compensation, and the target grant-date fair value of long-term incentives in each of 2016, 2017 and 2018 for Mr. A. Coppola and in 2019 for Mr. O’Hern. Realizable pay includes: (i) annual base salary earned; (ii) actual annual incentive earned in respect of the applicable year; and (iii) the value of performance-based LTIP Units (assuming the performance period had ended December 31, 2018) and service-based LTIP Units as of December 31, 2018, including earned dividend equivalents. None of the performance-based LTIP Units granted in 2016 were earned, and none of the performance-based LTIP Units granted in 2017 and 2018 would have been earned at December 31, 2018 based on our relative TSR performance as of such date. The value of the service-based LTIP Units is based on our closing stock price on December 31, 2018, the last trading day of fiscal 2018. This chart and the total realizable pay reported in this chart provide supplemental information regarding the compensation paid to our Chief Executive Officer and should not be viewed as a substitute for the 2018 Summary Compensation Table. We believe that showing realizable compensation illustrates for stockholders the alignment between pay and performance.

With the CEO and other executive transitions, our overall 2019 compensation to our NEOs will be significantly reduced. As the table above illustrates, Mr. O’Hern’s 2019 target TDC is 53% of Mr. A. Coppola’s 2018 target TDC. In addition, the aggregate 2019 target TDC for our CEO, CFO and the next three highest paid executives is 63% of 2018 target TDC for Messrs. A. Coppola, E. Coppola, O’Hern, Perlmutter and Leanse.

2018 Say-on-Pay Vote

At our 2018 Annual Meeting of Stockholders’ meeting, approximately 89% of the votes cast were in favor of the non-binding, advisory resolution to approve the compensation of our named executive officers. Although the results of the say-on-pay vote are advisory and not binding on our Company, our Board of Directors or the Committee, our Board of Directors and the Committee value the opinions of our stockholders and take the results of the say-on-pay vote into account when making decisions regarding the compensation of our named executive officers. Following our 2015 annual meeting, the Committee, working with FW Cook, made meaningful changes to our executive compensation program in response to our stockholders’ feedback, including switching from a one-year performance period

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COMPENSATION DISCUSSION AND ANALYSIS

for our performance-based LTIP Units to a three-year performance period. The Committee has considered the result of the 2018 say-on-pay vote and, in light of the strong stockholder support for our executive compensation program as evidenced by the high percentage of votes cast in favor of this proposal, the Committee believes that our current compensation program design and structure is supported by stockholders. Accordingly, the Committee decided to maintain our general approach to executive compensation and made no significant changes to our executive compensation program during 2018.

Throughout 2018, we continued engagement with stockholders on a variety of issues, including executive compensation and corporate governance. As part of our commitment to ongoing, transparent communication with our stockholders, we will continue this open dialogue to ensure we understand stockholder views on these important issues.

Compensation Governance Highlights

Our executive compensation and corporate governance programs are designed to closely link pay with operational performance and increases in long-term stockholder value while minimizing excessive risk taking. To help us accomplish these important objectives, we have adopted the following policies and practices:

No Excessive Risk Taking.    Our compensation program is designed to not incentivize excessive risk taking by participants. We conduct an annual risk assessment of all of our compensation programs.

No Excise Tax Gross-Ups.    None of our Company’s executives are entitled to any excise tax gross-ups.

Double-Trigger Equity Vesting.    Our equity awards are subject to double-trigger vesting acceleration in connection with a change of control.

Robust Stock Ownership Guidelines.    We have robust stock ownership policies for our named executive officers and directors, and each individual who is subject to them is in compliance with those policies. See “Stock Ownership Policies” on page 44 of this Proxy Statement.

Holding Period.    Until the minimum required stock ownership level is achieved, our named executive officers must retain 50% of the net-after-tax profit shares from vesting of equity compensation awards. See “Stock Ownership Policies” on page 44 of this Proxy Statement.

Clawback Policy.    We have a clawback policy that allows us to recover cash and equity incentive compensation paid to our executive officers if the compensation was based on achieving financial results that were subsequently restated and the amount of the executive officer’s incentive compensation would have been lower had the financial results been properly reported.

No Repricing.    We do not permit repricing of underwater options or SARs or permit exchange of underwater options or SARs for other awards or cash, without prior stockholder approval.

Anti-Hedging Policy.    We have a policy prohibiting all of our directors, officers and employees from engaging in any hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of our securities. This policy also prohibits short sales and the purchase and sale of publicly traded options of our Company.

Anti-Pledging Policy.    In addition, we have a policy (a) prohibiting all our directors and executive officers from pledging our securities if they are unable to meet our stock ownership requirements without reference to such pledged shares and (b) recommending that our directors and executive officers not pledge our Company’s securities. Currently, no shares of our Company are pledged by our directors and executive officers.

Independent Compensation Consultant.    The Committee engages an independent compensation consulting firm that provides us with no other services.

Annual Say-on-Pay.    We annually submit our executive compensation program for our named executive officers to say-on-pay advisory votes for stockholder consideration.

Compensation Philosophy and Objectives

Our executive compensation program is designed to achieve the following objectives:

•	Attract, retain and reward experienced, highly-motivated executives who are capable of leading our Company in executing our ambitious growth strategy.

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COMPENSATION DISCUSSION AND ANALYSIS

•	Link compensation earned to achievement of our Company’s short-term and long-term financial and strategic goals.

•

Align the interests of management with those of our stockholders by providing a substantial portion of compensation in the form of equity-based incentives and maintaining robust stock ownership requirements.

•	Adhere to high standards of corporate governance.

The Committee believes strongly in linking compensation to corporate performance: the annual incentive awards are primarily based on overall corporate performance and vesting of 75% of the long-term incentive equity awards for most named executive officers depends on our three-year relative TSR. The Committee also recognizes individual performance in making its executive compensation decisions. The Committee believes this is the best program overall to attract, motivate and retain highly skilled executives whose performance and contributions benefit our Company and our stockholders.

The Committee does not have a strict policy for allocating a specific portion of compensation to our named executive officers between cash and non-cash or short-term and long-term compensation. Instead, the Committee considers how each component promotes retention and/or motivates performance by the executive. The Committee believes it utilizes the right blend of cash and equity to provide appropriate incentives for executives while aligning their interests with those of our stockholders and encouraging the executives’ long-term commitment to our Company.

Role of the Compensation Committee

The Committee reviews and approves the compensation for our executive officers, reviews our overall compensation structure and philosophy and administers certain of our employee benefit and stock plans, with authority to authorize awards under our incentive plans. The Committee currently consists of four independent directors, Ms. Stephen (Chair) and Messrs. Brandt, Hirsch, and Soboroff.

Role of Management

Management, under the leadership of our Chief Executive Officer, develops our Company’s strategy and corresponding internal business plans, which our executive compensation program is designed to support. Our Chief Executive Officer also provides the Committee with his evaluation of the performance of and his recommendations on compensation for his direct reports, including the other named executive officers.

Role of Compensation Consultant

The Committee may, in its sole discretion, retain or obtain the advice of any compensation consultant as it deems necessary to assist in the evaluation of director or executive officer compensation and is directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant. The Committee retained FW Cook as its independent compensation consultant with respect to our compensation programs. FW Cook’s role is to evaluate the existing executive and non-employee director compensation programs, assess the design and competitive positioning of these programs, and make recommendations for change, as appropriate. The Committee considered the independence of FW Cook and determined that its engagement of FW Cook does not raise any conflicts of interest with our Company or any of our directors or executive officers. FW Cook provides no other consulting services to our Company, executive officers or directors.

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Role of Data for Peer Companies

FW Cook periodically conducts competitive reviews of our executive compensation program, including a competitive analysis of pay opportunities for our named executive officers as compared to the relevant peer group selected by the Committee. The Committee reviews compensation practices at peer companies to inform itself and aid it in its decision-making process so it can establish compensation programs that it believes are reasonably competitive. In 2017, FW Cook conducted a competitive analysis of our executive compensation program against the following U.S.-based, publicly-traded REITs:

Alexandria Real Estate Equities, Inc.	Kimco Realty Corporation

Boston Properties, Inc.	Regency Centers Corporation

Brixmor Property Group, Inc.	Simon Property Group, Inc.

Digital Realty Trust, Inc.	SL Green Realty Corp.

Douglas Emmett, Inc.	Tanger Factory Outlets

Federal Realty Investment Trust	Taubman Centers, Inc.

General Growth Properties, Inc.	VEREIT, Inc.

HCP, Inc.	Vornado Realty Trust

Kilroy Realty Corporation

The group included our direct mall REIT competitors, both larger and smaller than us, as well as REITs in other asset classes, primarily selected based on size, as measured by total capitalization. At the time FW Cook conducted the 2017 competitive review, our one-year average total capitalization was in the median range compared to the peer group. In 2018, FW Cook used this peer group to analyze the typical mix between time-based and performance-based long-term incentive compensation. The Committee believes that these REITs best reflected a complexity and breadth of operations, as well as the amount of capital and assets managed, similar to our Company at the time the study was conducted.

The Committee does not set compensation components to meet specific benchmarks. Instead the Committee focuses on a balance of annual and long-term compensation, which is heavily weighted toward “at risk” performance-based compensation. Peer group data is not used as the determining factor in setting compensation because each officer’s role and experience is unique. The Committee believes that ultimately the decision as to appropriate compensation for a particular officer should be made based on a full review of that officer’s and our Company’s performance.

COMPENSATION FOR 2018 PERFORMANCE

Compensation opportunities for each named executive officer consisted of a base salary, an annual bonus opportunity, and long-term incentives, each of which is described in more detail below.

Base Salary

As they do annually, the Committee members reviewed base salaries of the named executive officers to determine whether they remain appropriate based on the factors identified above. For named executive officers continuing in the same position, 2018 base salaries remained unchanged from 2017. Ms. Menard’s base salary was established by the Committee when she was hired in January 2018.

Effective April 26, 2018, Mr. O’Hern’s base salary was increased to $800,000, pursuant to his offer letter described below under “Offer Letter with Mr. O’Hern,” to become Chief Executive Officer effective January 1, 2019 when Mr. A. Coppola stepped down. The Committee considered his anticipated roles and responsibilities, as well as compensation for similarly situated executives in our compensation peer group. Mr. O’Hern’s 2018 base salary remained below the median of his peers and remains unchanged for 2019 at $800,000.

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentives

Each executive officer has a target annual incentive opportunity, expressed as a percentage of base salary. Target bonus was 200% of base salary for Messrs. A. Coppola and E. Coppola and 150% of base salary for Ms. Menard. Prior to April 26, 2018, target bonus for Mr. O’Hern was 150% of base salary, and from April 26 to December 31, 2018, Mr. O’Hern’s target bonus was 200% of base salary. Mr. Healey participated in the EVP annual incentive program, with a target of 100% of base salary. Mr. Perlmutter forfeited his eligibility for a 2018 bonus because he resigned in April 2018. Pursuant to his Separation Agreement and Release of Claims (as described in more detail below under “Separation and Release of Claims Agreement and Consulting Agreement with Mr. Leanse”), Mr. Leanse received a pro-rata target bonus for the portion of fiscal year 2018 he was employed.

The Committee set target bonuses for Messrs. A. Coppola and E. Coppola (and after April 26, 2018 for Mr. O’Hern) at a higher percentage of base salary than the other executives because their positions are those of strategic leaders who manage and direct our other named executive officers. Actual bonuses can range from 0% to 200% of each executive’s target bonus, based on the Committee’s assessment of annual performance against the objectives established for the year.

Under our annual incentive program for all of the named executive officers except Mr. Healey, the Committee evaluates performance against a “scorecard” of performance objectives established at the beginning of the year. These rigorous scorecard goals are designed to reward the successful execution of our strategies, and were consistent with our external guidance as disclosed in the first quarter of 2018. For 2018, three corporate measures determined 75% of each participating executive’s earned bonus; the remaining 25% was based on the Committee’s assessment of the executive’s individual performance. The 2018 corporate scorecard measures, as well as actual achievement versus each goal, are outlined in the following table:

2018 Corporate Goals—Weighted 75%

			2018 Goals			2018 Actual	Payout (% of Target)
Measure	Weighting		Threshold	Target	Max
	Payout	g	50%	100%	200%
Same Center NOI Growth	25%		2.00%	2.25%	2.50%	1.1%(1)	0%
FFO per Diluted Share(2)	25%		$3.92	$3.97	$4.02	$3.90(3)	0%
Re-leasing Spreads	25%		12%	14%	16%	11.1%	0%

(1)	Includes lease termination income

(2)	Excludes costs related to stockholder activism and the impact of acquisitions/dispositions

(3)	Actual performance excludes $0.12 per share in activism costs and $0.05 per share of FFO dilution from asset sales

At the time the goals were set, the Committee believed these goals were rigorous, in particular in the context of the anticipated slowing growth in the retail REIT sector and the continued retailer bankruptcies and store closures. The challenging nature of these performance requirements in the current retail environment can be seen based on no payout for the corporate financial component.

Individual Performance–Weighted 25%

A portion of the annual incentive is based on an assessment of individual performance in order to reward individual achievements and contributions. The Committee evaluated the 2018 individual performance of our named executive officers and considered the following accomplishments for Messrs. O’Hern, E. Coppola and A. Coppola and Ms. Menard:

With respect to Mr. O’Hern:    his leadership in supporting and executing our strategic, financial and operational initiatives. The Committee considered Mr. O’Hern’s performance and leadership in:

•	Engagement and communication efforts with the investment communities and articulating the compelling nature of our strategic plans, financial strength and business achievements.

•	Capital market efforts, including the long-term refinancing of a $450 million, 12-year loan on the expanded and renovated Broadway Plaza and a $300 million, 12-year loan on Fashion Outlets of Chicago.

•

Supporting and structuring opportunities to continue to dispose of non-core assets and shape the resulting capital allocation decisions in the most impactful way in terms of net asset value creation, balance sheet metrics and portfolio quality.

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•

Helping to source new development and redevelopment opportunities within the existing portfolio, including redevelopment of Scottsdale Fashion Square and Fashion District Philadelphia, as well as the joint venture to create Los Angeles Premium Outlets.

•

Addressing tenant bankruptcies and other issues, and after the resignation of the chief operating officer, working with property and asset management groups to drive NOI growth in an increasingly challenging retail environment.

•	Oversight of the major corporate restructuring in 2018 to gain cost savings and efficiencies.

Based on their assessment of Mr. O’Hern’s individual performance and recognizing his successful transition to the Chief Executive Officer role, the Committee awarded him $750,000, the maximum amount for the individual component.

With respect to Mr. E. Coppola:    his continued leadership and achievements in our key developments and redevelopments, including:

•	Establishing a joint venture partnership with Simon Property Group to develop Los Angeles Premium Outlets.

•

The successful completion of the redevelopment of the prior Sears building at Kings Plaza with new tenant mix of Primark, Zara, Burlington and JCPenney and the first phase of a new luxury wing at Scottsdale Fashion Square.

•	Continued redevelopment of Fashion District Philadelphia, an 800,000 square foot retail, dining and entertainment hub spanning several city blocks in City Center.

His knowledge of the real estate markets as well as his strong relationships with real estate owners, partners and governmental officials were critical to the success of our disposition and development strategies. The Committee also recognized his support through the Chief Executive Officer transition. Based on their assessment of Mr. E. Coppola’s individual performance, the Committee awarded him $750,000, which was slightly below the maximum for the individual component.

With respect to Ms. Menard:    her success in her new role as Chief Legal Officer, improving the performance of the organization through partnership with the legal group, including:

•	Advising management and the Board in connection with activities related to activist stockholders.

•	Involvement in the structure and negotiations of various disposition, development, redevelopment and leasing transactions.

•	Supporting the Board and executive team in all aspects of corporate governance.

•	Activities with respect to other ongoing legal matters.

•	Serving as a role model and mentor for other female professionals within our Company.

The Committee also recognized that Ms. Menard provided critical leadership at a time of considerable organizational change, including the departure of the chief operating officer, a significant restructuring, and the complex chief executive officer transition. Because 2018 was Ms. Menard’s first year with the Company, and recognizing that material aspects of her work during 2018 were not contemplated when she joined the Company, the Committee awarded her a bonus of $750,000, which equals her overall target bonus value.

With respect to Mr. A. Coppola:    his accomplishments for 2018 included his leadership in our Company’s efforts to continue to advance digitally native, vertically integrated retail strategies, revitalize tenant mix, nurture succession planning and upward mobility throughout our Company, and in particular Mr. O’Hern’s transition to the Chief Executive Officer role. The Committee awarded Mr. A. Coppola a bonus of $500,000, which equals the target amount for his individual component.

Earned bonuses for 2018 performance were paid in cash, whereas earned bonuses for 2017 performance were paid in fully-vested LTIP units. Under applicable SEC rules, in the tables below in this Proxy Statement, earned cash incentives are reported as compensation in the year to which the performance relates, whereas equity awards are reported as compensation in the year in which the award was granted, not the year to which the performance relates. Accordingly, both the LTIP Units awarded as annual incentive compensation based on 2017 performance and the cash paid as annual incentive compensation based on 2018 performance are reported in the Summary Compensation Table and Grants of Plan-Based Awards Table for 2018, which overstates the compensation of our named executive officers for 2018. See “2018 Total Compensation” below.

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COMPENSATION DISCUSSION AND ANALYSIS

Mr. Healey’s Annual Incentive.    Mr. Healey was promoted to Executive Vice President, Leasing in March 2016 and became an executive officer in June 2018. During 2018, Mr. Healey participated in a different compensation program than the other named executive officers. His 2018 annual incentive bonus was earned at 100% of target, based on his significant contributions in achieving strong occupancy and double-digit releasing spreads. In particular, the Committee considered his success in his expanded role in directing strategic leasing of our Company’s entire portfolio. He also participated in our Restricted Stock/Stock Unit/LTIP Unit Bonus Program, through which he elected in advance to convert 50% of what would otherwise have been a cash bonus into restricted stock units, with a value equal to 1.5x the value of the cash converted. These restricted stock units vest over three years; because they were granted in calendar year 2019, they will be reported in next year’s proxy statement.

Long-Term Incentives–Significant Portion is Performance-Based and Tied to Achieving Strong Relative Returns

Since 2006, our Company has utilized a long-term equity-based incentive program as an important means to align the interests of our executives and our stockholders, to encourage our executives to adopt a longer-term perspective and to reward them for creating stockholder value in a pay-for-performance structure.

For 2018, the Committee approved for each named executive officer, other than Mr. Healey, an aggregate grant date fair value for these awards, to be granted in the form of LTIP Units. That amount was divided between two types of LTIP Units as follows:

Performance-Based LTIP Units.    May be earned from 0% to 150% of the target number of units awarded based on our TSR performance relative to the Equity Peer REITs for the three-year performance period from January 1, 2018 through December 31, 2020. Payouts, as a percentage of target units, for the performance-based LTIP Units for various levels of relative TSR performance are outlined in the following table, with linear interpolation for performance between performance levels.

MAC’s Relative TSR Percentile Ranking	Payout (% of Target LTIP Units)
<25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
≥75th Percentile	150%

Seventy-five percent (75%) of the target annual LTIP grant value for the named executive officers other than Mr. Healey was granted in the form of performance-based LTIP Units. Prior to 2016, our performance-based LTIP Units included an absolute TSR hurdle; which was removed starting with our 2016 performance-based LTIP Unit grants based on stockholder feedback in 2015.

Service-Based LTIP Units.    Vest in equal annual installments over a three-year period to promote retention and further alignment of our executives’ interests with those of our stockholders. Twenty-five percent (25%) of the target LTIP grant value for the named executive officers other than Mr. Healey was granted in the form of service-based LTIP Units.

The Committee reviewed peer group data relating to the allocation of long-term incentive equity awards between performance-based and service-based awards and determined that 75% performance-based was a higher percentage than the median mix between performance-based and service-based equity among the peer group, and therefore consistent with our emphasis on “at risk” compensation. For the performance-based component, the Committee considered the range of potential realizable values that our executives could earn to ensure that the awards would be both reasonably competitive and appropriate to motivate our leadership team.

Long-Term Incentives for Mr. Healey.    As previously discussed, Mr. Healey was promoted to Executive Vice President, Leasing in March 2016 and became an executive officer in June 2018. During 2018, Mr. Healey participated in a different compensation program than the other named executive officers. His long-term incentive compensation was provided through our Restricted Stock/Stock Unit/LTIP Unit Bonus Program, pursuant to which he could elect in advance to convert 50% of what would otherwise have been a cash bonus into restricted stock units, with a value equal to 1.5x the cash converted. His 2018 earned bonus was $450,000. He elected to convert 50% of that amount into restricted stock units with a value of $337,500 which were granted March 8, 2019 and vest over three years. Because they were granted in calendar year 2019, they will be reported in next year’s proxy statement. Mr. Healey did not participate in any other long-term incentive program.

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Special One-Time Equity Awards.    Two of our named executive officers were granted one-time special equity awards in 2018:

•

Ms. Menard.    When Ms. Menard was hired in January 2018, she received a one-time award of LTIP Units with a grant date fair value of approximately $900,000, which vests in four equal annual installments on each of the first four anniversaries of the grant date. This grant was intended to offset equity interests she forfeited from her prior employer, to create immediate alignment of her interests with those of our stockholders, and to encourage her long-term retention as an executive officer of our Company.

•

Mr. O’Hern.    On April 26, 2018, Mr. O’Hern was offered the Chief Executive Officer position, effective January 1, 2019. In connection with the determination of his compensation, and pursuant to his offer letter dated April 26, 2018, Mr. O’Hern was granted a One-Time Equity Grant on April 26, 2018 with a grant date fair value of approximately $5,000,000. The One-Time Equity Grant was fully-vested at grant, but Mr. O’Hern will be required to repay one-half of the One-Time Equity Grant if he resigns for any reason other than good reason prior to April 26, 2019. This grant was intended to strengthen the alignment of Mr. O’Hern’s interests with those of our stockholders and encourage retention through the CEO transition.

2018 Total Compensation

We are including this supplemental information to provide a more meaningful view of the compensation of our named executive officers for their performance during 2018. The table below shows each named executive officer’s salary, the grant date fair value of annual long-term incentive equity awards which were granted in January 2018, bonus for services performed in 2018 and all other compensation. This table, in contrast to the Summary Compensation Table on page 46 of this Proxy Statement, excludes equity awards granted under our annual incentive award program in March 2018 for services performed in 2017. It also excludes the equity awards granted to Mr. Healey in 2018 for services performed in 2017, but includes the equity awards granted to Mr. Healey in 2019 for services performed in 2018, through our Restricted Stock/Stock Unit/LTIP Unit Bonus Program.

Executive	Salary	Annual Incentive Earned for 2018(1)	Long-Term Incentive Award Value(2)		All Other Compensation		Total Compensation
Thomas E. O’Hern	$728,462	$750,000	$6,999,893		$82,494		$8,560,849
Edward C. Coppola	$800,000	$750,000	$3,599,920		$141,985		$5,291,905
Ann C. Menard	$442,308	$750,000	$1,399,949		$32,540		$2,624,797
Douglas J. Healey	$450,000	$225,000	$337,500		$20,398		$1,032,898
Arthur M. Coppola	$1,000,000	$500,000	$8,999,999		$607,482	(4)	$11,107,481
Robert D. Perlmutter	$193,846	$0	$952,011	(3)	$156,870	(4)	$1,302,727
Thomas J. Leanse	$101,923	—	—		$1,405,816	(5)	$1,507,739

(1)	Earned annual incentives for 2018 were paid in cash on March 8, 2019.

(2)

These amounts represent the sum of the aggregate grant date fair value of performance-based LTIP Unit awards and service-based LTIP Unit awards granted in January 2018 to each of our named executive officers, the terms of which are described above. Had the performance period for the performance-based LTIP Unit awards ended on December 31, 2018, 0% of the target number of performance-based LTIP Units would have vested because the Company’s relative TSR was below the 25th percentile threshold. Also includes one-time special awards to Mr. O’Hern and Ms. Menard. For Mr. Healey, this amount represents the equity awards granted in 2019 for services in 2018.

(3)	Mr. Perlmutter resigned on April 20, 2018. He forfeited $1,047,930 of the equity awards granted to him in 2018.

(4)	All Other Compensation for Messrs. A. Coppola and Perlmutter, includes payout of accrued but unused vacation time and personal days as of the date of termination.

(5)

All Other Compensation for Mr. Leanse includes a one-time, discretionary contribution of $900,000 made to his account under the Company’s Deferred Compensation Plan, cash in lieu of Medicare and Medigap premiums, outplacement services and a pro-rated target bonus for the portion of fiscal year 2018 he was employed in connection with his Separation Agreement and Release of Claims. The amount also includes payout of accrued but unused vacation time and personal days as of his date of termination and consulting fees earned by Mr. Leanse pursuant to the terms of his Consulting Agreement during 2018.

Executive Benefits

Certain of our named executive officers participate in our deferred compensation plan available to all Vice Presidents and above who earn more than $120,000 annually. See the “Nonqualified Deferred Compensation” table on page 55 of this Proxy Statement for more

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information. We also provide our named executive officers with life insurance, medical and disability insurance, and use of a private aircraft in which our Company owns a fractional interest, to allow them to devote more time to our business. Refer to footnote 6 to the Summary Compensation Table on page 46 of this Proxy Statement for additional detail.

Offer Letter with Mr. O’Hern

In connection with Thomas E. O’Hern’s election as Chief Executive Officer effective January 1, 2019, our Company entered into a letter agreement with Mr. O’Hern on April 26, 2018 that provides Mr. O’Hern with certain compensation and benefits during the period commencing April 26, 2018 and ending April 25, 2021 (the “Term”). During the Term, Mr. O’Hern’s annual base salary is $800,000 and his target annual bonus is equal to 200% of his annual base salary. The letter agreement provides that all or a portion of his annual bonuses payable in respect of fiscal years 2018, 2019 and 2020 may be paid in cash, fully vested LTIP Units, fully vested shares or a combination thereof as determined by the Compensation Committee of the Board of Directors, with such allocation subject to Mr. O’Hern’s consent. The letter agreement also specifies that Mr. O’Hern’s target long-term incentive grant value is $6,000,000 for each calendar year of the Term, with the allocation between performance-based and time-based awards, vesting provisions, and other terms the same as annual grants made to other executive officers. The letter agreement also provided Mr. O’Hern a one-time award of fully vested LTIP Units granted on April 26, 2018 with a grant date value of $5,000,000, 50% of which will be subject to repayment if Mr. O’Hern’s employment is terminated by the Company for cause or Mr. O’Hern resigns for any reason other than good reason on or prior to April 25, 2019.

Notwithstanding the terms of his letter agreement, Mr. O’Hern volunteered to reduce the size of his 2019 long-term incentive awards by $2,000,000 and such amount was instead used to fund an incentive bonus pool of $2,000,000 for other senior executives tied to same center growth and EBITDA growth. Even before this change, Mr. O’Hern’s 2019 target total direct compensation opportunity was significantly lower than his predecessor’s. The following table compares Mr. O’Hern’s 2019 target total direct compensation to Mr. A. Coppola’s 2018 target total direct compensation.

	Mr. A. Coppola’s 2018 Target Total Direct Compensation	Mr. T. O’Hern’s 2019 Target Total Direct Compensation		Mr. O’Hern (2019) % +/- Mr. A. Coppola (2018)
Base Salary	$ 1,000,000	$ 800,000		-20%
Target Annual Incentive (Bonus)	$ 2,000,000	$1,600,000		-20%
Target Long-Term Incentives	$ 9,000,000	$4,000,000	(1)	-56%
Target Total Direct Compensation	$12,000,000	$6,400,000		-47%

(1)	Mr. O’Hern’s target LTIP grant value for 2019 was $6 million, but he volunteered to reduce the value by $2 million as described above.

Mr. O’Hern will also continue to participate in the Severance Plan (as described below) during the Term. Upon a termination of Mr. O’Hern’s employment without cause or his resignation with good reason (other than in a circumstance that would entitle him to severance benefits under the Severance Plan) during the Term, Mr. O’Hern would be entitled to receive: (a) a prorated annual bonus for the year of termination, based on actual performance, (b) an amount equal to (i) the sum of his base salary and the average of the three annual incentive bonuses awarded to him in respect of his service as Chief Executive Officer for the immediately preceding three years (or, if such termination occurred before the fiscal year 2018 bonus was payable, his target annual bonus, or, if one or two such bonuses have been awarded, the average of such bonuses) multiplied by (ii) the quotient of the number of days between his termination date and April 25, 2021, divided by 365, (c) a lump sum cash payment equal to the monthly COBRA continuation rate multiplied by 36, and (d) outplacement services for 12 months pursuant to our outplacement services for senior executives. In addition, the letter agreement provides that all long-term incentive awards granted to Mr. O’Hern shall vest upon the termination of his employment by the Company for no reason or for any reason other than for cause, termination of his employment for good reason or due to his death or disability on terms no less favorable to those contained in the award agreements for his LTIP Unit awards.

Offer Letter and Change in Control Agreement with Ms. Menard

Effective April 30, 2018, our Company entered into a letter agreement with Ms. Menard for the position of Executive Vice President, Chief Legal Officer and Secretary, which provides for an annual base salary of $500,000 and a target annual bonus of 150% of her annual base salary. The letter agreement also specifies that Ms. Menard’s target long-term incentive grant value is equal to her annual base

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COMPENSATION DISCUSSION AND ANALYSIS

salary. The letter agreement also provides that Ms. Menard would receive a one-time award of LTIP Units with a grant date value of $900,000, which vest in equal annual installments over four years from the grant date.

Pursuant to the terms of the letter agreement, upon a termination of Ms. Menard’s employment without cause or her resignation with good reason during the period commencing on April 18, 2018 and ending on December 31, 2020, Ms. Menard will be entitled to receive: (a) a prorated annual bonus for the year of termination, based on actual performance, (b) an amount equal to three times (i) the sum of her base salary and the average of the three annual incentive bonuses awarded to her for the immediately preceding three years (or, if such termination occurs before the fiscal year 2018 bonus is payable, her target annual bonus, or, if one or two such bonuses have been awarded, the average of such bonuses), (c) a lump sum cash payment equal to the monthly COBRA continuation rate multiplied by 36, and (d) outplacement services for 12 months pursuant to our outplacement services for senior executives.

In addition, on February 4, 2018, our Company entered into a change in control agreement with Ms. Menard, which provides that, in the event that Ms. Menard’s employment is terminated by the Company other than for cause or due to her death or total disability or Ms. Menard terminates her employment for good reason, in either case within 24 months following a change in control, subject to her execution of a release agreement, she shall be entitled to receive the severance benefits payable pursuant to her letter agreement with the Company plus a payment to cover incremental taxes on the COBRA premiums.

Separation and Release of Claims Agreement and Consulting Agreement with Mr. Leanse

Effective February 28, 2018, in connection with his retirement, the Company entered into a Separation Agreement and Release of Claims and a Consulting Agreement (together, the “Leanse Agreements”) with Mr. Leanse. Pursuant to the Leanse Agreements, Mr. Leanse retired from employment effective February 28, 2018 and agreed to provide consulting services to the Company from March 1, 2018 through February 28, 2020. During 2018, pursuant to his Consulting Agreement, Mr. Leanse continued to have a critical role in negotiations with the City of Carson in connection with finalizing arrangements for the Los Angeles Premium Outlets project. His historical knowledge and expertise will continue to serve the Company in the areas of the Americans with Disabilities Act, and various bankruptcy and property tax matters. Pursuant to the terms of the Separation Agreement and Release, Mr. Leanse was paid his base salary for the portion of 2018 he was employed (January 1, 2018 through February 28, 2018), a prorated 2018 target annual bonus of $125,000, COBRA premiums for Mr. Leanse and his eligible dependents for up to 36 months and a cash payment in lieu of Medicare and Medigap premiums and outplacement services totaling $112,036. Under the Leanse Agreements, the Company provided a contribution to Mr. Leanse’s deferred compensation account in the amount of $900,000, which is not subject to any matching, discretionary or other Company contributions and is payable in five annual installments commencing on January 15, 2026. Pursuant to the terms of the Consulting Agreement, Mr. Leanse will be paid an aggregate of $100,000, in monthly installments during the term of the consulting agreement for his consulting services to the Company. The Leanse Agreements provide that the stock options awarded to Mr. Leanse will remain outstanding for their full original term, and unvested LTIP Units will continue to vest according to their original terms. However, if Mr. Leanse engages in competitive activities, as defined in the applicable LTIP Unit award agreements, unearned performance-based LTIP Units will be forfeited. Other than the benefits under the Leanse Agreements, Mr. Leanse is not eligible for any severance or termination benefits.

Severance Benefits

On November 2, 2017, we adopted The Macerich Company Change in Control Severance Pay Plan for Senior Executives, which we refer to as the “Severance Plan,” which covers our Chief Executive Officer and President. The Severance Plan provides specified payments and benefits in connection with a qualifying termination of employment following a “change in control” (as defined in the Severance Plan). Our goal in providing severance and change in control payments and benefits is to offer sufficient cash continuity protection such that our named executive officers will focus their full time and attention on the requirements of the business rather than potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to our named executive officers following a change in control, rather than negotiating severance at the time that a named executive officer’s employment with us terminates. We have also determined that accelerated vesting provisions with respect to equity awards in connection with a change in control of our Company are appropriate because they encourage our named executive officers to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. For a description of our severance and change in control agreements with certain of our named executive officers, see “Potential Payments Upon Termination or Change in Control” below.

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COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Policies

Our Board believes that our directors and executive officers should have a meaningful investment in our Common Stock in order to more closely align their interests with those of our stockholders. Accordingly, our Board has established stock ownership policies for executives and non-employee directors.

Executive Stock Ownership Requirements.    Executives must own Company Common Stock or any class of our equity securities or units of our Operating Partnership with a value equal to at least the following multiples of their respective base salaries.

Position	Ownership Requirement as Multiple of Base Salary
Chief Executive Officer	6x
Other Named Executive Officers	3x

Non-Employee Director Stock Ownership Requirements.    Non-employee directors must own Common Stock or any class of our equity securities with a value equal to at least five times the annual cash retainer for Board service.

Until the required ownership level is achieved, executives and non-employee directors subject to the guidelines must retain at least 50% of net-after-tax profit shares from equity compensation awards. Net-after-tax profit shares are shares from vesting of equity grants and/or shares received upon exercise of stock options, net of shares tendered or withheld for payment of the exercise price and net of taxes. This retention requirement will also apply if an executive or director becomes non-compliant due to a reduction in stock price.

These policies also set forth the forms of equity interests in our Company which count toward stock ownership (any pledged securities do not count) and allow our Board to approve exceptions from time to time for this stock ownership policy. Our policy further provides that a non-employee director who is prohibited by law or by the regulations of his or her employer from having an ownership interest in our Company’s securities shall be exempt. Refer to our Guidelines on Corporate Governance, which are posted on our website. All of our directors and named executive officers that are subject to these stock ownership policies are in compliance with them.

Clawback Policy

We have a clawback policy that allows us to recover cash and equity incentive compensation paid to our executive officers if the compensation was based on achieving financial results that were subsequently restated and the amount of the executive officer’s incentive compensation would have been lower had the financial results been properly reported.

Anti-Hedging/Anti-Pledging Policy

We have a policy prohibiting all of our directors, officers and employees from engaging in any hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of our securities. This policy also prohibits short sales and the purchase and sale of publicly traded options of our Company. In addition, we have a policy (a) prohibiting all our directors and executive officers from pledging our securities if they are unable to meet our stock ownership requirements without reference to such pledged shares and (b) recommending that our directors and executive officers not pledge our securities. Currently, no shares of our Company are pledged by our directors and executive officers.

Accounting and Tax Issues

The Committee considers both the accounting and tax issues raised by the various compensation elements for our Company and our executives.

LTIP Units.    As described on pages 52-53 of this Proxy Statement, LTIP Units of our Operating Partnership are intended to qualify as “profits interests” for federal income tax purposes and as such initially do not have full parity, on a per unit basis, with our common OP Units with respect to liquidating distributions. Such parity can be achieved over time through priority allocations of “book-up gains” attributable to appreciation of the Operating Partnership’s assets. LTIP Units, regardless of when they were issued, are eligible to share in allocable “book-up gains” since the most recent book-up or book-down of the limited partners’ capital accounts.

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COMPENSATION DISCUSSION AND ANALYSIS

Tax Deductibility of Compensation Expense.    Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law, Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to publicly held companies for compensation paid to certain executive officers in excess of $1 million per officer in any year that did not qualify as performance-based. In connection with fiscal 2017 compensation decisions, the Committee considered the potential tax deductibility of executive compensation under Section 162(m) and sought to qualify certain elements of these applicable executives’ compensation as performance-based while also delivering competitive levels and forms of compensation.

Under the TCJA, the performance-based exception has been repealed and the $1 million deduction limit now applies to anyone serving as the chief executive officer or the chief financial officer at any time during the taxable year and the top three other highest compensated executive officers serving at fiscal yearend. Additionally, any executive subject to the limit in one year will be subject to the limit in future years, even if the executive would not otherwise have been subject to the limit for the future year. The new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date.

Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exception to the deduction limit for performance-based compensation, no assurance can be given that compensation intended to satisfy the requirements for exception from the Section 162(m) deduction limit will, in fact, satisfy the exception. The Committee reserves the right to grant or pay compensation that is not deductible as a result of Section 162(m), as well as the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

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EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION

The following table and accompanying notes show for our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers, as of December 31, 2018, the aggregate compensation paid, awarded or earned with respect to such persons in the years indicated. Mr. A. Coppola retired from his position as Chief Executive Officer effective December 31, 2018. In addition, pursuant to SEC rules, information is provided about Robert D. Perlmutter, our former Senior Executive Vice President and Chief Operating Officer, who resigned from our Company on April 20, 2018, and Thomas J. Leanse, our former Senior Executive Vice President, Chief Legal Officer and Secretary, who retired from our Company on February  28, 2018.

SUMMARY COMPENSATION TABLE—FISCAL YEARS 2016-2018

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)(3)	Stock Awards ($)(2)(3)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Thomas E. O’Hern	2018	728,462	(7)	750,000	7,794,571	—	82,494	9,355,527
Chief Executive Officer	2017	600,000		—	3,187,914	—	71,588	3,859,502
(former Senior Executive Vice	2016	600,000		—	3,361,110	—	73,097	4,034,207
President, Chief Financial
Officer and Treasurer)
Edward C. Coppola	2018	800,000		750,000	4,916,689	—	141,985	6,608,674
President	2017	800,000		—	5,711,901	—	186,597	6,698,498
	2016	800,000		—	6,239,875	—	139,183	7,179,058
Ann C. Menard	2018	442,308	(8)	750,000	1,399,949	—	32,540	2,624,797
Executive Vice President, Chief Legal
Officer and Secretary
Douglas J. Healey	2018	450,000		225,000	286,875	—	20,398	982,273
Executive Vice President, Leasing
Arthur M. Coppola	2018	1,000,000		500,000	10,765,944	—	607,482	12,873,426
Former Chairman and Chief	2017	1,000,000		—	11,614,879	—	219,745	12,834,624
Executive Officer	2016	1,000,000		—	12,299,899	—	238,012	13,537,911
Robert D. Perlmutter	2018	193,846	(9)	—	1,746,689	—	156,870	2,097,405
Former Senior Executive	2017	600,000		—	3,187,914	—	62,327	3,850,241
Vice President and Chief	2016	600,000		—	2,737,465	—	63,197	3,400,662
Operating Officer
Thomas J. Leanse	2018	101,923	(10)	—	617,204	—	1,405,816	2,124,943
Former Senior Executive	2017	500,000		—	2,270,900	—	57,884	2,828,784
Vice President, Chief	2016	500,000		—	2,612,448	—	45,637	3,158,085
Legal Officer and Secretary

(1)	Includes any amount of salary deferred under our qualified and nonqualified deferred compensation plans. See “Nonqualified Deferred Compensation” table below for more information.

(2)	SEC Reporting of Cash and Equity Awards

In reviewing the Summary Compensation Table, it is important to note that under SEC rules, cash incentive awards are generally reported in the table for the year that they are earned regardless of when they are paid, while equity awards are generally reported in the table for the year that they are granted (as determined in accordance with applicable accounting rules) regardless of when they are earned.

(3)	Bonuses Reported in Year 2018

Messrs. O’Hern, E. Coppola and A. Coppola and Ms. Menard. As described in the Compensation Discussion and Analysis above, the annual incentive compensation awards for Messrs. O’Hern, E. Coppola and A. Coppola and Ms. Menard for their 2018 performance were paid in cash in March 2019. Under SEC rules, cash incentive awards are reported in the Summary Compensation Table for the year that they are earned regardless of when they are paid. Accordingly, the cash bonuses paid to these executive officers for 2018 performance are reported in the “Bonus” column for 2018.

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EXECUTIVE COMPENSATION TABLES

Bonus and Stock Award Reported in Year 2018

Mr. Healey. Pursuant to our Restricted Stock/Stock Unit/LTIP Unit Bonus Program, participants, including Mr. Healey, were offered the opportunity to elect to receive up to 50% of their cash bonus in the form of an equity award that vests over three years. Subject to certain conditions, if a participant timely elected to receive an equity award instead of cash, he or she received an equity award that has a market value (not considering the effect of vesting restrictions) as of the date of the award equal to 1.5 times the amount he or she would otherwise have received in cash. Mr. Healey elected in advance to participate in the Restricted Stock/Stock Unit/LTIP Unit Bonus Program and therefore received equity in lieu of 50% of his incentive cash bonus for 2018 performance. The “Bonus” column for 2018 for Mr. Healey shows the amount of the incentive bonus awarded for his 2018 performance that was paid in cash. The equity award was granted to Mr. Healey on March 8, 2019 for 2018 performance and was in the form of a stock unit award that vests over three years and will be reported in next year’s tables. The amount in the “Stock Awards” column for 2018 reflects the grant date fair value of a portion of the equity annual incentive award granted in March 2018 for Mr. Healey’s performance in 2017. See also footnote (4) below.

Bonuses Reported in Year 2017

Messrs. O’Hern, E. Coppola, A. Coppola, Perlmutter and Leanse. Annual incentive compensation awards for Messrs. O’Hern, E. Coppola, A. Coppola, Perlmutter and Leanse for their 2017 performance were paid in the form of fully-vested LTIP Units on March 2, 2018 and were previously described in the Compensation Discussion and Analysis of our proxy statement filed on May 17, 2018. In accordance with SEC rules, the LTIP Unit bonuses granted to these executive officers for their 2017 performance were reported in the “Stock Awards” column for 2018. See also footnote (4) below.

Bonuses Reported in Year 2016

Messrs. O’Hern, E. Coppola, A. Coppola, Perlmutter and Leanse. Annual incentive compensation awards for Messrs. O’Hern, E. Coppola, A. Coppola, Perlmutter and Leanse for their 2016 performance were paid in the form of fully-vested LTIP Units on March 3, 2017, and were previously described in the Compensation Discussion and Analysis of our proxy statement filed on April 18, 2017. Accordingly, the LTIP Unit bonuses granted to these executive officers for their 2016 performance are reported in the “Stock Awards” column for 2017. See also footnote (4) below.

(4)	Stock Awards Reported in Year 2018

The amounts reflected in this column for 2018 for named executive officers other than Mr. Healey relate to performance-based LTIP Units, service-based LTIP Units and fully-vested LTIP Units granted in 2018 under our LTIP and 2003 Incentive Plan. For Mr. Healey, the amount reported reflects the grant date fair value of a portion of the equity annual incentive award granted in March 2018 for Mr. Healey’s performance in 2017, which was in the form of a stock unit award that vests over three years (see also footnote (2) above). These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

a.

Performance-Based LTIP Units.    The aggregate grant date fair values for performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Thomas E. O’Hern	$1,499,985
Edward C. Coppola	$2,699,973
Ann C. Menard	$374,988
Arthur M. Coppola	$6,749,999
Robert D. Perlmutter	$452,055

The maximum aggregate values for performance-based LTIP Unit awards at the grant date assuming that the highest level of performance conditions would be achieved were as follows:

Thomas E. O’Hern	$2,224,910
Edward C. Coppola	$4,004,838
Ann C. Menard	$513,305
Arthur M. Coppola	$10,012,194
Robert D. Perlmutter	$670,527

b.	Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Thomas E. O’Hern	$499,956
Edward C. Coppola	$899,947
Ann C. Menard	$1,024,961
Arthur M. Coppola	$2,250,000
Robert D. Perlmutter	$499,956

2019 PROXY STATEMENT    47

EXECUTIVE COMPENSATION TABLES

c.

Fully-Vested LTIP Units. The grant date fair values for fully-vested LTIP Unit awards represent each named executive officer’s, other than Mr. Healey’s, annual incentive award earned for 2017 performance. In addition, for Mr. O’Hern, the amount reported below includes the value of the one-time award of fully-vested LTIP Units awarded to him in connection with his promotion to the Chief Executive Officer position and in accordance with the terms of his offer letter, as discussed in more detail in the Compensation Discussion and Analysis.

Thomas E. O’Hern	$5,794,630
Edward C. Coppola	$1,316,769
Arthur M. Coppola	$1,765,945
Robert D. Perlmutter	$794,678
Thomas J. Leanse	$617,204

d.	Restricted Stock Units. The aggregate grant date fair value for restricted stock unit award, which represents 50% of Mr. Healey’s annual incentive award earned for 2017 performance was as follows:

Douglas J. Healey	$286,875

Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2018 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2019.

Stock Awards Reported in Year 2017

The amounts reflected in this column for 2017 relate to performance-based LTIP Units, service-based LTIP Units and fully-vested LTIP Units granted in 2017 under our LTIP and 2003 Incentive Plan. These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

a.

Performance-Based LTIP Units.    The aggregate grant date fair values for the performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Thomas E. O’Hern	$1,499,983
Edward C. Coppola	$2,699,950
Arthur M. Coppola	$6,749,994
Robert D. Perlmutter	$1,499,983
Thomas J. Leanse	$1,031,218

The maximum aggregate values for the performance-based LTIP Unit awards at the grant date assuming that the highest level of performance conditions would be achieved were as follows:

Thomas E. O’Hern	$2,253,633
Edward C. Coppola	$4,056,511
Arthur M. Coppola	$10,141,454
Robert D. Perlmutter	$2,253,633
Thomas J. Leanse	$1,549,342

b.	Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Thomas E. O’Hern	$499,989
Edward C. Coppola	$899,951
Arthur M. Coppola	$2,249,949
Robert D. Perlmutter	$499,989
Thomas J. Leanse	$343,716

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EXECUTIVE COMPENSATION TABLES

c.

Fully-Vested LTIP Units.    The grant date fair values for fully-vested LTIP Unit awards, which represent each named executive officer’s annual incentive award earned for 2016 performance, were as follows:

Thomas E. O’Hern	$1,187,942
Edward C. Coppola	$2,112,000
Arthur M. Coppola	$2,614,936
Robert D. Perlmutter	$1,187,942
Thomas J. Leanse	$895,966

Assumptions used in the calculation of these amounts are set forth in footnote 18 to our audited financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K filed with the SEC on February 23, 2018.

Stock Awards Reported in Year 2016

The amounts reflected in this column for 2016 relate to performance-based LTIP Units, service-based LTIP Units and fully-vested LTIP Units granted in 2016 under our LTIP and 2003 Incentive Plan. These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

a.

Performance-Based LTIP Units.    The aggregate grant date fair values for the performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Thomas E. O’Hern	$1,499,945
Edward C. Coppola	$2,699,965
Arthur M. Coppola	$6,749,992
Robert D. Perlmutter	$1,124,999
Thomas J. Leanse	$1,031,209

The maximum aggregate values for the performance-based LTIP Unit awards at the grant date assuming that the highest level of performance conditions would be achieved were as follows:

Thomas E. O’Hern	$2,269,890
Edward C. Coppola	$4,085,890
Arthur M. Coppola	$10,214,870
Robert D. Perlmutter	$1,702,478
Thomas J. Leanse	$1,560,545

b.	Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Thomas E. O’Hern	$499,955
Edward C. Coppola	$899,936
Arthur M. Coppola	$2,249,960
Robert D. Perlmutter	$374,966
Thomas J. Leanse	$343,739

c.

Fully-Vested LTIP Units.    The grant date fair values for fully-vested LTIP Unit awards, which represent each named executive officer’s annual incentive award earned for 2015 performance, were as follows:

Thomas E. O’Hern	$1,361,210
Edward C. Coppola	$2,639,974
Arthur M. Coppola	$3,299,947
Robert D. Perlmutter	$1,237,500
Thomas J. Leanse	$1,237,500

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EXECUTIVE COMPENSATION TABLES

Assumptions used in the calculation of these amounts are set forth in footnote 18 to our audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on February 24, 2017.

(5)	None of the earnings on the deferred compensation of our named executive officers for 2018 were considered above-market or preferential as determined under SEC rules.

(6)	“All Other Compensation” includes the following components for 2018:

	Matching Contributions under 401(k) Plan $	Matching Contributions under Nonqualified Deferred Compensation Plan $	Life Insurance Premiums $	Other Welfare Benefit Premiums $	Use of Private Aircraft $	Separation Agreement and Consulting Agreement Payments $	Employment Related Payments $
Thomas E. O’Hern	11,000	36,423	3,208	31,863	—	—	—

Edward C. Coppola	11,000	—	4,415	31,863	94,707	—	—

Ann C. Menard	11,000	—	981	20,559	—	—	—

Douglas J. Healey	11,000	—	955	8,443	—	—	—

Arthur M. Coppola	—	—	5,540	31,863	127,771	—	442,308

Robert D. Perlmutter	6,415	16,038	18	7,476	—	—	126,923

Thomas J. Leanse	2,677	16,731	9	19,182	—	1,259,525	107,692

Matching Contributions.    Amounts shown include matching deferred compensation contributions by our Company as determined by our Board of Directors annually under our nonqualified deferred compensation plan and matching contributions by our Company under our 401(k) Plan. The amount of the matching contributions under these plans is determined in the same manner for all plan participants. See the “Nonqualified Deferred Compensation” table below.

Other Welfare Benefit Premiums.    Amounts shown reflect the premiums paid by our Company for medical and disability insurance.

Private Aircraft Use.    Amounts shown reflect the incremental cost to our Company of such executive’s personal use of a private aircraft in which our Company owns a fractional interest. The incremental cost is determined by using the amount our Company is billed for such use less the portion reimbursed by the executives and such amount may include: landing fees, parking and flight planning expenses; crew travel expenses; supplies and catering; aircraft fuel and oil expenses; maintenance, parts and external labor (inspections and repairs); engine insurance expenses; position flight costs; and passenger ground transportation. Since the aircraft is used primarily for business travel, our Company does not include the fixed costs that do not change based on usage, such as management fees and acquisition costs.

Separation Agreement and Consulting Agreement.    Effective February 28, 2018, Mr. Leanse entered into a Separation Agreement and Release of Claims and a Consulting Agreement with our Company, the material terms of which are described above in the Compensation Discussion and Analysis. This amount includes a one-time, fully vested, discretionary contribution of $900,000 made by our Company to Mr. Leanse’s account under the Company’s Deferred Compensation Plan, a pro-rated target bonus payment of $125,000 and a cash payment in lieu of Medicare and Medigap premiums and outplacement services totaling $112,036. In addition, the amount includes $122,489 of consulting fees earned by Mr. Leanse pursuant to the terms of his Consulting Agreement during 2018.

Employment Related Payments.    Amount shown reflects the payments made to Messrs. A. Coppola, Perlmutter and Leanse for accrued but unused vacation and personal days in connection with their termination of employment with the Company.

(7)	Mr. O’Hern’s base salary increased to $800,000 effective April 26, 2018.

(8)	Ms. Menard began her employment with our Company on January 29, 2018. Her annualized base salary for 2018 was $500,000.

(9)	This amount reflects the pro rata share of Mr. Perlmutter’s annual salary of $600,000 that was paid through his separation date of April 20, 2018.

(10)	This amount reflects the pro rata share of Mr. Leanse’s annual salary of $500,000 that was paid through his separation date of February 28, 2018.

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EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS—FISCAL 2018

The following table provides information regarding performance-based LTIP Units, service-based LTIP Units, fully-vested LTIP Units and stock units granted to our named executive officers in 2018 as well as modifications to certain equity awards for Mr. Perlmutter in connection with his separation of service.

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Approval Date	Threshold (#)	Target (#)	Maximum (#)
Thomas E. O’Hern	1/1/2018	12/18/2017	11,280	22,594	33,875	—		1,499,985
	1/1/2018	12/18/2017	—	—	—	7,612	(3)	499,956
	3/2/2018	1/24/2018	—	—	—	13,460	(4)	794,678
	4/26/2018	4/25/2018				89,637	(5)	4,999,952
Edward C. Coppola	1/1/2018	12/18/2017	20,304	40,670	60,975	—		2,699,973
	1/1/2018	12/18/2017	—	—	—	13,702	(3)	899,947
	3/2/2018	1/24/2018	—	—	—	22,303	(4)	1,316,769
Ann C. Menard	1/29/2018	1/24/2018	2,589	5,185	7,775	—		374,988
	1/29/2018	1/24/2018	—	—	—	1,893	(3)	124,975
	1/29/2018	1/24/2018	—	—	—	13,632	(6)	899,984
Douglas J. Healey	3/2/2018	1/24/2018	—	—	—	4,859	(7)	286,875
Arthur M. Coppola	1/1/2018	12/18/2017	50,762	101,676	152,439	—		6,749,999
	1/1/2018	12/18/2017	—	—	—	34,257	(3)	2,250,000
	3/2/2018	1/24/2018	—	—	—	29,911	(4)	1,765,945
Robert D. Perlmutter	1/1/2018	12/18/2017	3,399	6,809	10,209	—		452,055	(8)
	1/1/2018	12/18/2017	—	—	—	7,612	(3)	499,956
	3/2/2018	1/24/2018	—	—	—	13,460	(4)	794,678
Thomas J. Leanse	3/2/2018	1/24/2018	—	—	—	10,454	(4)	617,204

(1)

Represents awards of performance-based LTIP Units granted under our LTIP and 2003 Incentive Plan as more fully described on pages 52-53 of this Proxy Statement. Performance will be measured on a cumulative basis at the end of the three-year performance period from January 1, 2018 through December 31, 2020. The number of LTIP Units reported under the “Threshold (#)” subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our Equity Peer REITs was at the 25th percentile, which represents the minimum percentile rank that would entitle recipients to awards under the LTIP. The number of LTIP Units reported under the “Target (#)” subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our Equity Peer REITs was at the 50th percentile. The number of LTIP Units reported under the “Maximum (#)” subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our Equity Peer REITs was at or above the 75th percentile.

(2)

The amounts reflected in this column represent the grant date fair value of these awards computed in accordance with FASB ASC Topic 718 as described in note (4) to the “Summary Compensation Table” above. Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2018 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2019.

(3)	Represents awards of service-based LTIP Units granted under our LTIP and 2003 Incentive Plan as more fully described on pages 52-53 of this Proxy Statement.

(4)

Represents awards of fully-vested LTIP Units granted under our LTIP and 2003 Incentive Plan. These awards represent each executive’s bonus under our annual incentive compensation program for 2017 performance and were previously described in the Compensation Discussion and Analysis of our proxy statement filed on May 17, 2018.

(5)	Represents fully-vested LTIP Units granted under our LTIP and 2003 Incentive Plan pursuant to Mr. O’Hern’s employment agreement, as more fully described on page 42 of this Proxy Statement.

(6)	The Compensation Committee approved this grant of service-based LTIP Units in connection with Ms. Menard’s employment as more fully described on pages 42-43 of this Proxy Statement.

(7)

This award consists of stock units granted under our 2003 Incentive Plan and represents the portion of Mr. Healey’s annual incentive compensation award for 2017 performance that he elected to receive in the form of an equity award in lieu of cash under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program. This award vests over a three-year period, with 33-1/3% of the stock units vesting in equal annual installments. Stock units have no voting rights and have dividend equivalent rights in the same amount as the dividend payable to holders of an equal number of shares of Common Stock.

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EXECUTIVE COMPENSATION TABLES

(8)

Mr. Perlmutter’s performance-based LTIP Units were modified upon his separation of service but there was no incremental value associated with such modification. This amount reflects the fair value of this award in accordance with FASB ASC Topic 718.

Discussion of Summary Compensation and Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid, awarded or earned, are generally described under “Compensation Discussion and Analysis” and in the footnotes to the compensation tables. The material terms of our LTIP, pursuant to which LTIP Units are granted, are described below. Our Company entered into a Consulting Agreement and Release of Claims with Mr. A. Coppola whereby he retired from employment with our Company effective December 31, 2018. In addition, our Company entered into a Separation Agreement and Release of Claims with Mr. Leanse whereby he retired from employment with our Company effective February 28, 2018 and received certain severance benefits. For a description of our severance and change of control agreements with certain of our named executive officers, see “Potential Payments Upon Termination or Change of Control” below.

LTIP Unit Awards

LTIP Units of our Operating Partnership are structured to qualify as “profits interests” for federal income tax purposes. Accordingly, LTIP Units initially do not have full parity, on a per unit basis, with our Operating Partnership’s common OP Units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP Units can over time achieve full parity with the common OP Units, at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units. LTIP Units that have been converted into common OP Units and have become vested are redeemable by the holder for shares of Common Stock on a one-for-one basis or the cash value of such shares, at our Company’s election. LTIP Units generally may be subject to performance-based vesting or service-based vesting.

2018 Performance-Based and Service-Based LTIP Units.    Certain of our named executive officers were granted LTIP Units effective January 1, 2018, with 75% of the total award consisting of performance-based LTIP Units and 25% consisting of service-based LTIP Units.

a. Performance-Based LTIP Units.    Performance-based awards were granted in 2018 to encourage executives to a longer-term perspective and to reward them for creating stockholder value in a pay-for-performance structure. The 2018 performance-based LTIP Units are subject to performance-based vesting over the three-year period from January 1, 2018 through December 31, 2020, with the number of LTIP Units vesting, if any, depending on our relative total stockholder return over the performance period as described below. These LTIP Units are subject to forfeiture to the extent the applicable performance requirements are not achieved. Vesting of the LTIP Units is based on the percentile ranking of our total stockholder return per share of Common Stock relative to our Equity Peer REITs, as measured at the end of the performance period. Total stockholder return will be measured by the compounded total annual return per share achieved by the shares of common stock of our Company or such Equity Peer REIT and assumed reinvestment of all dividends and distributions.

Depending on our total stockholder return relative to the total stockholder return of our Equity Peer REITs, vesting of these LTIP Units will occur in accordance with the schedule below, with linear interpolation between performance levels. Determination of the vesting of our performance-based LTIP Units will occur earlier in the event of a change of control or qualified termination of employment (which generally includes a termination by our Company without cause or by the executive for good reason) based on our performance through the date of such event.

Company Percentile Ranking Relative to the Equity Peer REITs	Percentage of Target LTIP Units That Vest*
Below the 25th	0%
At the 25th	50%
At the 50th	100%
At or above the 75th	150%

*	Linear interpolation between performance levels.

Prior to the vesting of the 2018 performance-based LTIP Units, holders of the 2018 performance-based LTIP Units will be entitled to receive per unit distributions equal to 10% of the regular periodic distributions payable on a common OP Unit, but will not be entitled to

52    2019 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

receive any special distributions. Distributions on vested LTIP Units are equal in amount to the regular distributions paid on an equal number of common OP Units, which are equal in amount to the dividends paid on an equal number of shares of Common Stock.

b. Service-Based LTIP Units.    Service-based awards were granted in 2018 to support the long-term retention of our executives. The 2018 service-based LTIP Units vest in equal annual installments over a three-year period. Vesting is conditioned upon the executive remaining an employee of our Company through the applicable vesting dates, and subject to acceleration of vesting in the event of a change of control of our Company or the executive’s death or disability. Following the termination of the executive’s service relationship with our Company under specified circumstances, including termination by our Company without cause, or by the executive for good reason, his or her service-based LTIP Units will continue to vest in accordance with the vesting schedule.

Regular and other non-liquidating distributions were made with respect to the service-based LTIP Units from the date of their issuance to the executive. Distributions were in the same amount and at the same time as those made with respect to common OP Units. At the end of the vesting period, distributions will continue to be made only to the extent that the service-based LTIP Units have become vested.

2019 Performance-Based and Service-Based LTIP Units.    The Committee continued the LTIP program for 2019 and awarded LTIP Units to our Chief Executive Officer and President, with 75% of the total award consisting of performance-based LTIP Units and 25% consisting of service-based LTIP Units. The Committee awarded LTIP Units to our other named executive officers, with 50% of the total award consisting of performance-based LTIP Units and 50% consisting of service-based LTIP Units. The performance period for the 2019 performance-based LTIP Unit awards is January 1, 2019 through December 31, 2021. For purposes of determining the vesting of the performance-based LTIP Units, the peer group will be publicly-traded, U.S.-based equity REITs in the Nareit Index which are categorized as “mall” or “shopping center” REITs. The number of 2019 performance-based LTIP Units that will vest will depend solely on our relative TSR versus the peer group.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

The following table provides information on the holdings of certain of our named executive officers of stock options, service-based LTIP Units and performance-based LTIP Units as of December 31, 2018.

	Option Awards(1)							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Thomas E. O’Hern	—		—	—	—		—	7,427	(2)	321,441	10,948	473,829
Edward C. Coppola	—		—	—	—		—	13,370	(2)	578,654	19,706	852,876
Ann C. Menard	—		—	—	—		—	14,894	(3)	644,612	1,296	56,091
Douglas J. Healey	—		—	—	—		—	9,998	(4)	432,713	—	—
Arthur M. Coppola	—		—	—	—		—	33,425	(2)	1,446,634	49,267	2,132,276
Robert D. Perlmutter	—		—	—	—		—	7,427	(2)	321,441	7,004	303,133
Thomas J. Leanse	10,565	(1)	—	—	56,768(	1)	9/1/2022	1,618	(5)	70,027	3,645	157,756

(1)	Represents Mr. Leanse’s stock option award which has vested and the number and exercise price reflect certain anti-dilutive adjustments made since the grant date under our 2003 Incentive Plan.

(2)

Represents the unvested portion of the 2017 service-based LTIP Units that will vest on December 31, 2019 and the unvested portion of the 2018 service-based LTIP Units that will vest on December 31, 2019 and December 31, 2020.

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EXECUTIVE COMPENSATION TABLES

(3)

Includes the unvested portion of the 2018 service-based LTIP Units that will vest on December 31, 2019 and December 31, 2020 and one-time award of 13,632 service-based LTIP Units which vest in four equal installments, 3,408 which vested on February 1, 2019 and the remainder which will vest on February 1, 2020, February 1, 2021 and February 1, 2022.

(4)	Includes 4,899 stock units that vested on March 15, 2019, 3,479 stock units that will vest on March 15, 2020 and 1,620 stock units that will vest on March 15, 2021.

(5)	Represents the unvested portion of the 2017 service-based LTIP Units that will vest on December 31, 2019.

(6)

Based on a price of $43.28 per unit, which was the closing price on the NYSE of one share of our Common Stock on December 31, 2018. Assumes that the value of LTIP Units on a per unit basis is equal to the per share value of our Common Stock.

(7)

Represents awards of performance-based LTIP Units granted on January 1, 2017 and January 1, 2018 to our named executive officers under our LTIP and 2003 Incentive Plan. The number of LTIP Units reported in this table represents 25% of the target number of performance-based LTIP Units granted in 2017 and 2018, which is based on our performance relative to our Peer REITs during 2018 at the 25th percentile, which is the minimum percentile rank that would entitle recipients to awards under the LTIP. As discussed in the “Compensation Discussion and Analysis” above, none of the performance-based LTIP Units granted in 2017 and 2018 would have been earned assuming the performance period ended on December 31, 2018 based on our relative TSR performance through such date.

(8)

The vesting of the 2017 performance-based LTIP Units will be measured on a cumulative basis at the end of the three-year performance period from January 1, 2017 through December 31, 2019 and the 2018 performance-based LTIP Units will be measured on a cumulative basis at the end of the three-year performance period from January 1, 2018 through December 31, 2020. Although these LTIP Units have not vested, for purposes of this table, it is assumed that one performance-based LTIP Unit represents the economic equivalent of one share of Common Stock. The market value is based upon the closing price of our Common Stock on the NYSE on December 31, 2018 of $43.28.

OPTION EXERCISES AND STOCK VESTED—FISCAL 2018

The following table presents information regarding the exercise of SARs by our named executive officers during 2018 and the vesting of LTIP Units and stock units during 2018 that were previously granted to certain of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(2)
Thomas E. O’Hern	—	—	110,340	(3)	6,108,107
Edward C. Coppola	6,871	407,252	35,339	(4)	1,880,967
Ann C. Menard	—	—	631	(5)	27,310
Douglas J. Healey	—	—	4,575	(6)	270,428
Arthur M. Coppola	9,521	563,484	62,504	(7)	3,176,570
Robert D. Perlmutter	—	—	20,703	(8)	1,108,155
Thomas J. Leanse	—	—	13,491	(9)	748,645

(1)	Represents the amounts realized based on the difference between the market price of our stock on the date of exercise and the exercise price.

(2)

This number includes (a) stock units for Mr. Healey; (b) except for Mr. Healey, the vesting of service-based LTIP Units on December 31, 2018; (c) except for Mr. Healey, the grant of fully-vested LTIP Units on March 2, 2018, representing the annual incentive compensation award for 2017 performance and (d) for Mr. O’Hern a one-time fully-vested LTIP Unit grant on April 26, 2018. An individual, upon the vesting of an equity award, does not receive cash equal to the amount contained in the Value Realized on Vesting column of this table. Instead, the amounts contained in the Value Realized on Vesting column reflect the market value of our Common Stock on the applicable vesting date. For purposes of this table, it is assumed one LTIP Unit represents the economic equivalent of one share of Common Stock. The LTIP Units do not realize their full economic value until certain conditions are met, as described on pages 52-53 of this Proxy Statement, and such conditions have been met for the 2016 and 2017 service-based LTIP Units included in this table.

(3)

This number represents (a) the vesting of 7,243 service-based LTIP Units; (b) the grant of 13,460 fully-vested LTIP Units, representing the annual incentive compensation award for 2017 performance and (c) the grant of 89,637 fully-vested LTIP Units in connection with his election as Chief Executive Officer.

(4)

This number represents (a) the vesting of 13,036 service-based LTIP Units and (b) the grant of 22,303 fully-vested LTIP Units, representing the annual incentive compensation award for 2017 performance.

(5)	This number represents the vesting of service-based LTIP Units.

(6)	This number represents the vesting of stock units.

(7)

This number represents (a) the vesting of 32,593 service-based LTIP Units and (b) the grant of 29,911 fully-vested LTIP Units, representing the annual incentive compensation award for 2017 performance.

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EXECUTIVE COMPENSATION TABLES

(8)	This number represents (a) the vesting of 7,243 service-based LTIP Units and (b) the grant of 13,460 fully-vested LTIP Units, representing the annual incentive compensation award for 2017 performance.

(9)	This number represents (a) the vesting of 3,037 service-based LTIP Units and (b) the grant of 10,454 fully-vested LTIP Units, representing the annual incentive compensation award for 2017 performance.

NONQUALIFIED DEFERRED COMPENSATION—FISCAL 2018

Certain of our named executive officers participate or participated in our 2005 Deferred Compensation Plan for Senior Executives, which was amended and restated as our 2013 Deferred Compensation Plan, effective January 1, 2013, referred to as our “Deferred Compensation Plan,” which also includes certain amounts deferred prior to 2005 under a predecessor plan. The following table provides information with respect to our named executive officers for the Deferred Compensation Plan for the fiscal year 2018.

Name	Executive Contributions in 2018 ($)(1)	Registrant Contributions in 2018 ($)(2)	Aggregate Earnings in 2018 ($)(3)	Aggregate Withdrawals/ Distributions during 2017 ($)	Aggregate Balance at 12/31/18 ($)(4)
Thomas E. O’Hern	145,692	36,423	(90,568)	—	2,976,613
Edward C. Coppola	—	—	(42,041)	—	458,492
Ann C. Menard	—	—	—	—	—
Douglas J. Healey	—	—	—	—	—
Arthur M. Coppola	—	—	—	—	—
Robert D. Perlmutter	160,385	16,038	22,586	—	1,351,486
Thomas J. Leanse	267,692	916,731	(222,516)	(51,603)	1,708,892

(1)	The amounts in this column are included in the “Salary” column of the Summary Compensation Table.

(2)

Our Company’s contributions to the Deferred Compensation Plan are included in the “All Other Compensation” column of the Summary Compensation Table. Pursuant to his Separation Agreement and Release of Claims, this amount includes the one-time, fully vested, contribution of $900,000 made by our Company to Mr. Leanse’s account.

(3)

None of the earnings set forth in this column are considered above-market or preferential as determined under SEC rules, and, therefore, none of such amounts are reflected in the Summary Compensation Table.

(4)

The balances shown represent compensation already reported in the “Summary Compensation Table” in this and prior-year proxy statements, except for any earnings that were not above-market or preferential as determined under SEC rules.

Description of Our Deferred Compensation Plan

As of December 31, 2018, Messrs. O’Hern, E. Coppola, Perlmutter and Leanse had account balances under our Deferred Compensation Plan. Under the Deferred Compensation Plan, our key executives who satisfy certain eligibility requirements may make annual irrevocable elections to defer a specified portion of their base salary and bonus to be earned during the following calendar year. Deferral of amounts earned in 2018 by participants were limited to 85% of base salary and 85% of bonus. Our Company will credit an amount equal to the compensation deferred by a participant to that participant’s deferral account under the Deferred Compensation Plan. In addition, our Company may credit matching amounts to an account established for each participant in an amount equal to a percentage, established by our Company in its sole discretion prior to the beginning of the plan year, of the amount of compensation deferred by each participant under the plan. For 2018, our Company matched 25% of the amount of salary and bonus deferred by a participant up to a limit of 5% of the participant’s total salary and bonus.

Account balances under the Deferred Compensation Plan will be credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by our Company. The amounts credited to participants’ deferred accounts and Company matching accounts are at all times 100% vested. Participants will be eligible to receive distributions of the amounts credited to their accounts, at up to six different times that they may specify, in a lump sum or installments pursuant to elections made under the rules of the Deferred Compensation Plan. Changes to these elections under the plan may be made under limited circumstances. Under the Deferred Compensation Plan, key employees who have elected a payment at termination of employment must generally wait six months after termination, other than as a result of death, to receive a distribution. Our Company is contributing assets to a trust, which assets remain subject to the claims of our Company’s general creditors, to provide a source of funds for payment of our Company’s obligations under the Deferred Compensation Plan. Employees who are eligible to participate in the Deferred Compensation Plan may also be eligible for life insurance coverage in an amount equal to two times their annual salaries.

2019 PROXY STATEMENT    55

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments Upon Termination or Change in Control

The following section describes potential payments and benefits to our named executive officers under our current compensation and benefit plans and arrangements had a termination of employment or a change in control of our Company occurred on December 31, 2018.

On November 2, 2017, we adopted the Change in Control Severance Pay Plan for Senior Executives (the “Severance Plan”) which provides for the payment and benefits set forth below upon a qualifying termination of employment following a change in control. We also entered into a change in control agreement with Ms. Menard in connection with her hire.

In addition, our 2003 Incentive Plan contains provisions regarding the acceleration of vesting and modification of equity awards. The Compensation Committee is authorized to accelerate the vesting of and modify outstanding awards as well as authorize discretionary severance payments to our named executive officers upon termination.

Regardless of the manner in which a named executive officer’s employment terminates, they are entitled to receive all accrued, vested or earned but deferred compensation and benefits during their term of employment. The information below sets forth the additional payments and/or benefits to our named executive officers under the specified circumstances.

Change in Control Severance Pay Plan for Senior Executives

Under the Severance Plan, in the event that the employment of any of the named executive officers is terminated by us other than for “cause” (as defined in the Severance Plan) or due to the executive’s death or “total disability” (as defined in the Severance Plan) or by the executive for “good reason” (as defined in the Severance Plan), in each case upon or within 24 months following a change in control, the named executive officer will be entitled to the following: (i) a lump sum payment equal to three times the sum of (A) the higher of the executive’s annual base salary as of the date of termination or the date of the change in control and (B) the average annual incentive bonus award to the executive in respect of the immediately preceding three fiscal years, (ii) a pro-rated portion of the executive’s target annual incentive bonus for the year of termination, payable in a lump sum, (iii) outplacement services pursuant to our Company’s outplacement services plan for a period of 12 months following termination and (iv) a lump sum payment equal to the product of (A) the total amount of COBRA continuation monthly premium rate that would have otherwise been payable by the executive for COBRA continuation for medical, vision and dental coverage for the executive and his eligible dependents and (B) 36. The Severance Plan does not provide for an excise tax gross-up payment to any eligible participant. Instead, if any payment by our Company would subject an executive to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments shall be reduced or the full amount of such payments shall be made, whichever leaves the executive in the best net after-tax position. Receipt of the payments and benefits set forth above is subject to the execution and effectiveness of a general release of claims in favor of our Company and its affiliates.

Offer Letter with Mr. O’Hern

Our Company entered into an offer letter with Mr. O’Hern on April 26, 2018 which provides for certain benefits upon a qualifying termination of employment, which are described above in the Compensation Discussion and Analysis under “Offer Letter with Mr. O’Hern.”

Offer Letter and Change in Control Agreement with Ms. Menard

Our Company entered into a change in control agreement with Ms. Menard on February 4, 2018 and an offer letter with Ms. Menard on April 30, 2018 which provide for certain benefits upon a qualifying termination of employment, which are described above in the Compensation Discussion and Analysis under “Offer Letter and Change in Control Agreement with Ms. Menard.”

Separation Agreement and Release of Claims Agreement with Mr. Leanse

Our Company entered into a Separation Agreement and Release of Claims with Mr. Leanse effective February 28, 2018 pursuant to which Mr. Leanse received certain severance benefits upon the termination of his employment. The material terms of the Separation Agreement and Release of Claims are described above in the Compensation Discussion and Analysis under “Separation Agreement and Release of Claims and Consulting Agreement with Mr. Leanse.”

56    2019 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Treatment of Equity Awards Upon Termination or Change in Control

Upon a Termination of Employment by our Company for Cause

If a named executive officer’s employment is terminated with cause, the executive will forfeit all unvested equity awards as of the termination date.

Upon a Termination of Employment by our Company Without Cause

If a named executive officer’s employment is terminated for any reason, other than (i) by death, disability, resignation or retirement of such officer or (ii) by termination with cause,

•	except as provided below, the executive’s equity awards that have not vested as of such termination date will be forfeited,

•	the executive will have three months (or such other period in the Compensation Committee’s discretion) from the termination date to exercise vested options and SARs, subject to specified limitations,

•

the executive’s unvested performance-based LTIP Units will be eligible to vest based on performance through the executive’s termination date (this will also occur if the executive terminates the executive’s employment for good reason), and

•

the executive’s unvested service-based LTIP Units will continue to vest in accordance with the vesting schedule (this will also occur if the executive terminates the executive’s employment for good reason).

Upon Resignation by the Named Executive Officer

In the event of the resignation of a named executive officer,

•	the executive’s equity awards that have not vested as of such termination date will be forfeited, and

•	the executive will have three months (or such other period in the Compensation Committee’s discretion) from the termination date to exercise vested options and SARs, subject to specified limitations.

Upon Retirement

In the event of the retirement of a named executive officer,

•

under our current retirement policy and except as provided below, all outstanding equity awards will continue to vest in accordance with the vesting schedule originally set forth in the executive’s award agreement provided the named executive officer retires at age 55 or older, has at least ten years of service with our Company and has not been directly or indirectly employed by a competitor at any time after the executive’s retirement,

•	if a named executive officer does not meet the requirements for retirement under our current retirement policy, and the Compensation Committee does not otherwise provide,

•	the executive’s equity awards that have not vested as of the executive’s retirement date will be forfeited,

•	the executive will have 12 months from the executive’s retirement date to exercise vested options and SARs, subject to specified limitations, and

•

the executive will forfeit all unvested performance-based and service-based LTIP Units, unless the Compensation Committee determines in its sole discretion to provide for vesting of some or all such LTIP Units.

Upon Death or Disability

In the event of death or disability of a named executive officer while employed,

•	the executive’s benefits under our long-term disability plan or payments under our life insurance plan(s), as appropriate, will be distributed,

•	except as provided below, the executive’s unvested equity awards will immediately vest,

•	the executive’s unvested performance-based LTIP Units will be eligible to vest based on performance through the executive’s date of death or disability, and

•	the executive’s vested stock options or SARs may be exercised for 12 months after the date of the executive’s disability or death.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Termination/Change in Control Payments Table

The following table provides the potential payments and benefits to the named executive officers, upon termination of employment or a change in control, assuming such event occurred on December 31, 2018. These numbers do not reflect the actual amounts that may be paid to such persons, which will only be known at the time that they become eligible for payment and will only be payable if the specified event occurs.

Items Not Reflected in Table

The following items are not reflected in the table set forth below:

•	Accrued salary, bonus, personal time and vacation.

•	Costs of COBRA or any other mandated governmental assistance program to former employees.

•	Welfare benefits, including life insurance, provided to all salaried employees.

•

Amounts outstanding under our 401(k) plan or any deferred compensation plan. There are no special or enhanced benefits under these plans for our named executive officers, and all of such participating officers are fully vested in these plans. See “Nonqualified Deferred Compensation” table.

Other Notes Applicable to the Table

•

For the accelerated vesting of the unvested service-based LTIP Units, the table reflects the intrinsic value of such acceleration. The value for each unvested LTIP Unit is $43.28, which represents the closing price of our Common Stock on the NYSE on December 31, 2018.

•	Life insurance amounts only reflect policies paid for by our Company and in effect on December 31, 2018.

•	The table assumes that a “disability” is of a long-term nature, which triggers vesting of unvested equity awards and the accelerated vesting determination of any unvested performance-based LTIP Units.

•

Messrs. A. Coppola and E. Coppola also have death benefit coverage under a split-dollar life insurance policy. No premiums have been paid by our Company under this policy since July 30, 2002. At the time of their death, the total premiums our Company previously paid for the policies will be recovered and the remaining death benefits will be paid to their designated beneficiaries.

•

The “Termination without cause” and “Change in Control/Termination” rows in the following table include a termination by our Company without cause and a termination for good reason by the named executive officer.

•

The amounts shown are only estimates of the amounts that would be payable to the executives upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts to be paid can only be determined at the time of separation.

•

Messrs. Perlmutter and Leanse have been omitted from this table as their employment with our Company terminated on April 20, 2018 and February 28, 2018, respectively. All severance benefits provided to Messrs. Perlmutter and Leanse are reflected in the Summary Compensation Table.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

TERMINATION/CHANGE IN CONTROL PAYMENTS

	Cash Severance ($)	Miscellaneous Benefits ($)		Awards ($)		Life Insurance Proceeds ($)	Total ($)
Thomas E. O’Hern
Termination with cause	—	—		—		—	—
Termination without cause	6,119,684	95,589	(4)	321,441	(2)	—	6,536,714
Resignation	—	—		—		—	—
Retirement	—	—		321,441		—	321,441
Death	—	—		321,441	(3)	1,600,000	1,921,441
Disability	—		(1)	321,441	(3)	—	321,441
Change in control	—	—		321,441	(3)	—	321,441
Change in control/Termination	12,343,782	95,589	(4)	321,441	(3)	—	12,760,812

Edward C. Coppola
Termination with cause	—	—		—		—	—
Termination without cause	—	—		578,654	(2)	—	578,654
Resignation	—	—		—		—	—
Retirement	—	—		578,654	(3)	—	578,654
Death	—	—		578,654	(3)	1,600,000	2,178,654
Disability	—		(1)	578,654	(3)		578,654
Change in control	—	—		578,654	(3)		578,654
Change in control/Termination	10,068,743	95,589	(4)	578,654	(3)		10,742,986

Ann C. Menard
Termination with cause	—	—		—		—	—
Termination without cause	4,500,000	61,677	(4)	644,612	(2)	—	5,206,289
Resignation	—	—		—		—	—
Retirement	—	—		—		—	—
Death	—	—		644,612	(3)	1,000,000	1,644,612
Disability	—		(1)	644,612	(3)	—	644,612
Change in control	—	—		644,612	(3)	—	644,612
Change in control/Termination	4,500,000	61,677	(4)	644,612	(3)	—	5,206,289

Douglas J. Healey
Termination with cause	—	—		—		—	—
Termination without cause	—	—		432,713	(5)	—	432,713
Resignation	—	—		—		—	—
Retirement	—	—		432,713	(5)	—	432,713
Death	—	—		432,713	(5)	900,000	1,332,713
Disability	—		(1)	432,713	(5)	—	432,713
Change in control	—	—		432,713	(5)	—	432,713
Change in control/Termination	—	25,329	(4)	432,713	(5)	—	458,042

Arthur M. Coppola
Termination with cause	—	—		—		—	—
Termination without cause	—	—		—		—	—
Resignation	—	—		—		—	—
Retirement	—	—		1,446,634	(6)	—	1,446,634
Death	—	—		—		—	—
Disability	—	—		—		—	—
Change in control	—	—		—		—	—
Change in control/Termination	—	—		—		—	—

(1)	Upon disability, the executive officer will generally receive up to $25,000 monthly until his return to employment.

2019 PROXY STATEMENT    59

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

(2)

Amount reflects the vesting of service-based LTIP Units. The executive officer’s unvested service-based LTIP Units will continue to vest in accordance with the vesting schedule upon a termination without cause or if the executive officer terminates his employment for good reason.

(3)	Amount represents the vesting of service-based LTIP Units.

(4)	Amount represents the estimated value of continuing welfare benefits for 36 months after December 31, 2018.

(5)	Amount represents the vesting of restricted stock units.

(6)	Mr. A. Coppola retired effective December 31, 2018. This amount reflects the continued vesting of service-based LTIP Units.

CEO COMPENSATION PAY RATIO

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the Chief Executive Officer. We believe that executive pay should be internally consistent and equitable to motivate our employees to create stockholder value. The annual total compensation for 2018 for Mr. A. Coppola, who retired as our Chief Executive Officer effective December 31, 2018, was $12,873,426 as reported under the heading “Summary Compensation Table.” Our median employee’s total compensation for 2018 was $86,698. As a result, we estimate that Mr. A. Coppola’s 2018 total compensation was approximately 148 times that of our median employee.

Our Chief Executive Officer to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining 2018 total compensation consisting of base salary, annual bonus amounts, stock-based compensation (based on the grant date fair value of awards during 2018) and other incentive payments for all full-time, part-time, seasonal and hourly employees who were employed by our Company on December 31, 2018, other than our Chief Executive Officer. After identifying the median employee based on 2018 total compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the “Total” column in the Summary Compensation Table.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION

Our Company currently maintains two equity compensation plans for the granting of equity awards to directors, officers and employees: our 2003 Incentive Plan and our Director Phantom Stock Plan. Our Company also maintains our Employee Stock Purchase Plan (“ESPP”). Except as described in footnote 4 to the table, each of these plans has been approved by our Company’s stockholders.

The following table sets forth, for each of our Company’s equity compensation plans, the number of shares of Common Stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2018.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	3,717,437	(2)	$57.32	6,658,460	(3)
Equity compensation plans not approved by stockholders(4)	90,626		—	159,374	(5)
Total	3,808,063		$57.32	6,817,834

(1)	These weighted-average exercise prices do not reflect the shares that will be issued upon the payment of outstanding stock units, OP Units or LTIP Units.

60    2019 PROXY STATEMENT

AUDIT COMMITTEE MATTERS

(2)

Includes (a) 35,565 outstanding options with a weighted average exercise price of $57.32 and a weighted average term to expiration of 7.02 years and (b) 129,457 unvested restricted stock units. Also includes 3,531,926 LTIP Units (of which 661,578 were unvested and 2,870,348 were vested) which may be redeemed for shares under our 2003 Incentive Plan, and 20,489 fully vested shares subject to stock units credited under our Director Phantom Stock Plan. This number of shares is presented before giving effect to the shares that will be purchased under our ESPP for the purchase period ending May 31, 2019.

(3)

Of these shares, 6,243,447 were available for options, SARs, restricted stock, stock units, stock bonuses, performance-based awards, dividend equivalent rights and OP Units or other units convertible into or exchangeable for Common Stock under our 2003 Incentive Plan and 415,013 were available for issuance under our ESPP.

(4)

In February 2010, our Board of Directors approved an amendment to our Director Phantom Stock Plan to increase the number of shares of Common Stock that may be issued pursuant to the plan. In accordance with applicable NYSE listing rules, this share increase was not required to be approved by our stockholders because the shares of Common Stock issued under the plan are issued solely in payment of deferred compensation in accordance with the terms of the plan.

(5)

These shares were available for the issuance of stock units under our Director Phantom Stock Plan. See “Compensation of Non-Employee Directors” on page 21 of this Proxy Statement for a description of our Director Phantom Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Brandt, Hash and Soboroff and Ms. Stephen each served as a member of the Compensation Committee during 2018. No member of the Compensation Committee is a past or present officer or employee of our Company or had any relationship with us requiring disclosure under SEC rules requiring disclosure of certain transactions with related persons. In addition, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officer of which served as a director or member of the Compensation Committee during 2018.

CERTAIN TRANSACTIONS

The following provides a description of certain relationships and related transactions between our executive officers or members of their immediate families and our Company or our subsidiaries and affiliates. All of these relationships and related transactions were approved or ratified by the Audit Committee in accordance with our Related Party Transaction Policies and Procedures.

Macerich Management Company employs Mr. A. Coppola’s son-in-law as a Senior Vice President of Leasing. He receives compensation commensurate with his level of experience and other employees having similar responsibilities, and based upon an annual review of his individual performance conducted in the same manner as for all employees. The total compensation and benefits paid to Mr. A. Coppola’s son-in-law for 2018 did not exceed $728,130 and he is not considered an officer under Section 16 of the Exchange Act.

AUDIT COMMITTEE MATTERS

The Audit Committee presently is comprised of Ms. Alford (Chair) and Messrs. Alschuler and Soboroff. Ms. Alford was appointed to the Audit Committee on March 29, 2018 and became the Committee’s Chair on January 30, 2019. Mr. Alschuler was appointed to the Audit Committee on January 31, 2019. The Audit Committee met eight times in 2018. The principal responsibilities of and functions to be performed by the Audit Committee are established by the Audit Committee charter. The Audit Committee and our Board of Directors amended and restated the Audit Committee charter in February 2017 and such charter complies with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. The Committee reviews and reassesses the adequacy of its charter annually. Our Board of Directors has determined that each Committee member is an independent director as defined by the New York Stock Exchange listing standards for audit committee members and meets the financial literacy requirements of the NYSE listing standards. Our Board of Directors also has determined that Ms. Alford and Mr. Alschuler are audit committee financial experts as defined by the Exchange Act. (See “The Board of Directors and its Committees—Director Independence” and “—Committee Charters.”)

The following Report of the Audit Committee shall not be deemed soliciting material or to be filed under the Securities Act or the Exchange Act, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent our Company specifically requests that this Report be treated as soliciting material or specifically incorporates this Report by reference into a filing under either of such Acts. The Audit Committee members whose names appear on the Audit Committee Report were committee members during 2018.

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AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of The Macerich Company, a Maryland corporation, assists our Board of Directors in performing its oversight responsibilities for our financial reporting process, audit process and internal controls, as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2018 with management and with our independent registered public accounting firm. In addition, the Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence from our Company.

Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

The Audit Committee

Peggy Alford

John Alschuler

Steven L. Soboroff

PRINCIPAL ACCOUNTANT FEES AND SERVICES

For the years ended December 31, 2018 and 2017, our Company was billed by KPMG LLP for services in the following categories:

Audit Fees.    Fees for audit services totaled $3,898,000 in 2018 and $3,642,500 in 2017, including fees associated with the annual audit of our Company and its subsidiaries and affiliates, audit of internal control over financial reporting, the performance of interim reviews of our quarterly unaudited financial information and review of our registration statement and offering documents.

Audit-Related Fees.    No fees for audit-related services were paid to KPMG LLP in 2018 or 2017.

Tax Fees.    No fees for tax services were paid to KPMG LLP in 2018 or 2017.

All Other Fees.    All other fees consist of an annual license fee of $2,000 in each of 2018 and 2017 for use of accounting research software.

Our Company has been advised by KPMG LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in our Company or its subsidiaries.

AUDIT COMMITTEE PRE-APPROVAL POLICY

Consistent with the SEC rules regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee approves a list of services and related fees expected to be rendered during any fiscal-year period within each of four categories of service:

Audit Services include audit work performed on the financial statements, including audit of the effectiveness of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as well as work that generally only our

62    2019 PROXY STATEMENT

AUDIT COMMITTEE MATTERS

independent registered public accounting firm can reasonably be expected to provide, including work associated with registration statements under the Securities Act, periodic reports and other SEC documents, statutory or other financial audit work for subsidiaries and consultations surrounding the proper application of financial accounting and/or reporting standards.

Audit-Related Services include assurance and related services that are reasonably related to performance of an audit or traditionally performed by our independent registered public accounting firm, including due diligence or agreed-upon procedures related to mergers, acquisitions, dispositions or refinancings, special procedures required to meet certain financial, accounting or regulatory requirements and accounting, regulatory or disclosure consultations.

Tax Services include tax return preparation, tax planning and related tax services, tax advice, tax compliance, tax reporting, year-end estimated taxable income and distribution projections and tax due diligence for REIT compliance and other tax issues.

Other Services include those permissible non-audit services that do not fall within the above categories and are routine and recurring services that would not impair the independence of our accountants.

The Audit Committee pre-approves our independent registered public accounting firm’s services within each category. In 2018, the Audit Committee pre-approved the retention of KPMG LLP to perform various audit and audit-related services for our Company as described above. For each proposed service, our independent registered public accounting firm is generally required to provide documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair our independent registered public accounting firm’s independence. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

2019 PROXY STATEMENT    63

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2019.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. KPMG LLP has served as our independent registered public accounting firm continuously since 2010. In order to assure continuing external auditor independence, the Audit Committee periodically considers whether it is appropriate to adopt a policy of rotating the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee and its Chairperson are directly involved in the selection of KPMG LLP’s new lead engagement partner. Based on its most recent evaluation of KPMG LLP, the members of the Audit Committee believe that the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interests of our Company and its stockholders and has recommended that the stockholders ratify the appointment of KPMG LLP as our Company’s independent registered public accounting firm for the year ending December 31, 2019.

Although ratification by stockholders is not required by law, our Board has determined that it is desirable to request approval of this appointment by our stockholders. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, and may decide to retain the firm notwithstanding the vote. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company. In addition, if KPMG LLP should decline to act or otherwise become incapable of acting, or if the appointment should be discontinued, the Audit Committee will appoint substitute independent public accountants. A representative of KPMG LLP will be present at our Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019. PROXIES RECEIVED WILL BE VOTED “FOR” RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

64    2019 PROXY STATEMENT

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR COMPANY’S NAMED EXECUTIVE OFFICERS

We are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and the narrative discussion accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully under the Compensation Discussion and Analysis section beginning on page 27 of this Proxy Statement, our executive compensation program is guided by the following philosophy and objectives:

•

Our objective is to closely align executive compensation with the creation of stockholder value, with a balanced focus on both short-term and long-term performance and a substantial emphasis on total stockholder return. We believe our executive compensation policies and practices appropriately align the interests of our executives with those of our stockholders through a combination of base salary, annual incentive compensation awards and long-term incentive equity awards.

•

Our executive compensation program is designed to attract, retain and reward experienced, highly motivated executives who are capable of leading our Company effectively. The Compensation Committee believes strongly in linking compensation to performance, and has designed our compensation program to deliver total pay that is primarily linked to overall business results while also recognizing individual performance. The Compensation Committee utilizes a combination of cash and equity-based compensation to provide appropriate incentives for executives to achieve our business objectives as well as further align their interests with our stockholders and encourage their long-term commitment to our Company.

We urge our stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in more detail how our executive compensation policies and practices are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative discussion that accompanies the compensation tables which provide detailed information on the compensation of our named executive officers. The Compensation Committee and our Board believe that the policies and procedures described in the Compensation Discussion and Analysis have enabled our Company to attract, motivate and retain highly skilled executives whose performance and contributions have contributed to our Company’s success.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, our Board will request your non-binding, advisory vote on the following resolution at our Annual Meeting:

RESOLVED, that the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal to approve the compensation paid to our named executive officers is advisory in nature and, therefore, not binding on our Company, our Board or our Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional duty for, our Company, our Board or our Compensation Committee. However, the Compensation Committee, which is responsible for reviewing and approving the compensation for our executive officers and reviewing our overall compensation structure and philosophy, values input from our stockholders and will consider the result of the vote when making future compensation decisions for our named executive officers. Our Company’s current policy is to hold a non-binding, advisory vote on the compensation of our named executive officers every year. It is expected that the next such vote will occur at our 2020 annual meeting of stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES. PROXIES RECEIVED WILL BE VOTED “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

2019 PROXY STATEMENT    65

ADDITIONAL MATTERS

SOLICITATION OF PROXIES

The cost of solicitation of Proxies for our Annual Meeting will be paid by our Company. Solicitation will be made primarily by mail, but our regular employees, without additional remuneration, may solicit Proxies by telephone, e-mail, facsimile and personal interviews. In addition, Innisfree M&A Incorporated will assist in the solicitation of Proxies and our Company anticipates a fee for proxy solicitation services of approximately $20,000 plus out-of-pocket costs. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send Proxy materials to and obtain Proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES

For a stockholder to present a matter at our Annual Meeting other than pursuant to Rule 14a-8 under the Exchange Act, including nominations for persons for election to our Board of Directors, our Secretary must have received written notice thereof on or after March 23, 2019 and on or before 5:00 p.m., Pacific Time, on April 22, 2019 (60 to 90 days prior to the first anniversary of our 2018 annual meeting of stockholders) as specified in our Bylaws, and such notice must have satisfied the additional requirements set forth in our Bylaws.

For a stockholder to submit a proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and form of proxy for our annual meeting of stockholders in 2020, it must be received by our Company by December 28, 2019. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. For an eligible stockholder or group of stockholders to nominate a director nominee for election at our 2020 annual meeting of stockholders pursuant to the proxy access provision of our Bylaws, such eligible stockholder or group of stockholders must comply with the then current advance notice requirements in our Bylaws and deliver the proposal to our principal executive offices on or after March 9, 2020 and on or before 5:00 p.m., Pacific Time, on April 8, 2020 (60 to 90 days prior to the first anniversary of our Annual Meeting) in order for such proposal to be considered timely. In addition, our Bylaws require the eligible stockholder or group of stockholders to update and supplement such information as of specified dates. Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attn: Secretary.

A stockholder otherwise desiring to bring a proposal before the 2020 annual meeting of stockholders (including generally any proposal relating to the nomination of a director to be elected to our Board of Directors) must comply with the then current advance notice and information requirements in our Bylaws and deliver the proposal to our principal executive offices on or after March 9, 2020 and on or before 5:00 p.m., Pacific Time, on April 8, 2020 (60 to 90 days prior to the first anniversary of our Annual Meeting) in order for such proposal to be considered timely. Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attn: Secretary. Copies of our charter and Bylaws may be obtained without charge by providing a written request to our Secretary at that address.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders that are beneficial holders of our Company’s Common Stock will be householding our Company’s proxy materials. If you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your bank or broker, or contact Broadridge Financial Solutions, Inc., toll-free at 1-800-542-1061 or at Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Our Company undertakes, upon oral or written request, to deliver promptly a second copy of our Company’s proxy materials to a stockholder at a shared address to which a single copy of the document

66    2019 PROXY STATEMENT

ADDITIONAL MATTERS

was delivered. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of the communications should contact their bank or broker or The Macerich Company, Attn: Investor Relations, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by the SEC’s regulations to furnish our Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to our Company during and with respect to the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied on a timely basis, with the exception of a failure to file a Form 4 by Mr. Healey to report one sale transaction of 4,367 shares of our Company’s Common Stock.

OTHER MATTERS

Our Board of Directors does not know of any matter other than those described in this Proxy Statement which will be presented for action at our Annual Meeting. If other matters are presented, Proxies will be voted in accordance with the discretion of the Proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO OUR COMPANY.

2019 PROXY STATEMENT    67

APPENDIX I

RECONCILIATION OF NON-GAAP MEASURES

FUNDS FROM OPERATIONS (“FFO”)

Our Company uses FFO in addition to net income to report our operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. As a result of changes in the accounting standard ASC 606 effective January 1, 2018, our Company began treating its joint venture in Chandler Freehold as a financing arrangement for accounting purposes. In connection with this treatment, our Company recognizes financing expense on (i) the changes in fair value of the financing arrangement obligation, (ii) any payments to the joint venture partner equal to their pro rata share of net income and (iii) any payments to the joint venture partner less than or in excess of their pro rata share of net income. Our Company excludes from its definition of FFO the noted expense related to the changes in fair value and for the payments to the joint venture partner less than or in excess of their pro rata share of net income. Although the Nareit definition of FFO predates this guidance for accounting for financing arrangements, our Company believes that excluding the noted expense resulting from the financing arrangement is consistent with the key objective of FFO as a performance measure and it allows our Company’s current FFO to be comparable with our Company’s FFO from prior quarters. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. Our Company also presents FFO excluding early extinguishment of debt, net and costs related to stockholder activism and costs related to unsolicited takeover offer.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as our Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Our Company believes that such a presentation also provides investors with a more meaningful measure of our operating results in comparison to the operating results of other REITs. Our Company believes that FFO excluding early extinguishment of debt, net and costs related to stockholder activism and costs related to unsolicited takeover offer provides useful supplemental information regarding our Company’s performance as it shows a more meaningful and consistent comparison of our Company’s operating performance and allows investors to more easily compare our Company’s results. Our Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities.

Our Company believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. Our Company also cautions that FFO, as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

Management compensates for the limitations of FFO by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of FFO and a reconciliation of FFO and FFO-diluted to net income available to common stockholders. Management believes that to further understand our Company’s performance, FFO should be compared with our Company’s reported net income, as presented in our Company’s consolidated financial statements. See our Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

2019 PROXY STATEMENT    I-1

Appendix I

The following reconciles net income attributable to our Company to FFO and FFO-diluted for the years ended December 31, 2018, 2017, 2016 and 2015 (dollars and shares in thousands):

	2018	2017	2016	2015
Net income attributable to our Company	$60,020	$146,130	$516,995	$487,562
Adjustments to reconcile net income attributable to our Company to FFO attributable to common stockholders and unitholders—basic:
Noncontrolling interests in the Operating Partnership	4,407	10,729	37,780	32,615
Loss (gain) on sale or write down of consolidated assets, net	31,825	(42,446)	(415,348)	(378,248)
Gain on remeasurement of consolidated assets	—	—	—	(22,089)
Add: gain on undepreciated assets—consolidated assets	4,884	1,564	3,717	1,326
Less: loss on write-down of non-real estate assets—consolidated assets	—	(10,138)	—	—
Add: noncontrolling interests share of gain (loss) on sale or write-down of assets—consolidated assets	580	1,209	(1,662)	481
(Gain) loss on sale or write down of assets—unconsolidated joint ventures(1)	(2,993)	(14,783)	189	(4,392)
Add: gain (loss) on sale of undepreciated assets—unconsolidated joint ventures(1)	666	6,644	(2)	4,395
Depreciation and amortization on consolidated assets	327,436	335,431	348,488	464,472
Less: noncontrolling interests in depreciation and amortization—consolidated assets	(14,793)	(15,126)	(15,023)	(14,962)
Depreciation and amortization—unconsolidated joint ventures(1)	174,952	177,274	179,600	84,160
Less: depreciation on personal property	(13,699)	(13,610)	(12,430)	(13,052)
Financing expense in connection with the adoption of ASC 606 (Chandler Freehold)	(8,849)	—	—	—
FFO attributable to common stockholders and unit holders—basic and diluted	564,436	582,878	642,304	642,268
Gain on extinguishment of debt, net—consolidated assets	—	—	(1,709)	(1,487)
FFO attributable to common stockholders and unit holders excluding extinguishment of debt, net—diluted	564,436	582,878	640,595	640,781
Costs related to stockholder activism	19,369	—	—	—
Costs related to unsolicited takeover offer		—	—	25,204
FFO attributable to common stockholders and unit holders excluding extinguishment of debt, net and costs related to stockholder activism and costs related to unsolicited takeover offer—diluted	$583,805	$582,878	$640,595	$665,985
Weighted average number of FFO shares outstanding for:
FFO attributable to common stockholders and unit holders—basic(2)	151,502	152,293	157,320	168,478
Adjustments for the impact of dilutive securities in computing FFO—diluted:
Share and unit-based compensation plans	2	36	112	144
FFO attributable to common stockholders and unit holders— diluted(3)	151,504	152,329	157,432	168,622

(1)	Unconsolidated assets are presented at our Company’s pro rata share.

(2)

Calculated based upon basic net income as adjusted to reach basic FFO. During the years ended December 31, 2018, 2017, 2016 and 2015, there were 10.4 million, 10.4 million, 10.7 million and 10.6 million OP Units outstanding, respectively.

(3)

The computation of FFO-diluted shares outstanding includes the effect of share and unit-based compensation plans and the senior notes using the treasury stock method. It also assumes the conversion of MACWH, LP common and preferred units to the extent that they are dilutive to the FFO-diluted computation.

I-2    2019 PROXY STATEMENT

Appendix I

The following reconciles net income per share attributable to common stockholders-diluted to FFO per share-diluted for the years ended December 31, 2018, 2017, 2016 and 2015:

	2018	2017	2016	2015
Net income per share attributable to common stockholders—diluted	$0.42	$1.02	$3.52	$3.08
Per share impact of depreciation and amortization of real estate	3.14	3.19	3.18	3.09
Per share impact of loss (gain) on remeasurement, sale or write down of assets, net	0.23	(0.38)	(2.62)	(2.36)
Per share impact of financing expense in connection with the adoption of ASC 606 (Chandler Freehold)	(0.06)	—	—	—
FFO per share—diluted	3.73	3.83	4.08	3.81
Per share impact of (gain) loss on early extinguishment of debt, net	—	—	(0.01)	(0.01)
Per share impact of costs related to unsolicited takeover offer	—	—	—	0.15
Per share impact of costs related to stockholder activism	0.12	—	—	—
FFO per share excluding early extinguishment of debt, net and costs related to unsolicited takeover offer and stockholder activism—diluted	$3.85	$3.83	$4.07	$3.95

2019 PROXY STATEMENT    I-3

Appendix I

ADJUSTED EBITDA, NET OPERATING INCOME (“NOI”) AND NOI—SAME CENTERS

Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the Operating Partnership, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of our Company to incur and service debt and make capital expenditures. Our Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of our Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. Our Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

Our Company presents Same Center NOI because we believe it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the management companies’ revenues and operating expenses, our general and administrative expenses, costs related to stockholder activism, costs related to unsolicited takeover offer and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from Non-Same Centers.

The changes in Same Center NOI is calculated by dividing the change in NOI year-over-year by the preceding period’s NOI based on the Same Center population for the year most recently presented. For purposes of the comparison, our Company defines Same Centers as those Centers that are substantially complete and in operation for the entirety of both periods of the comparison. Non-Same Centers for comparison purposes, include those Centers or properties that are going through a substantial redevelopment, those properties that have recently transitioned to or from equity method joint ventures to consolidated assets, properties recently acquired and properties that have been disposed of. Our Company moves a Center in and out of Same Centers based on whether the Center is substantially complete and in operation for the entirety of both periods of the comparison. Accordingly, the adjustments reflect movement of Centers in and out of Same Centers for periods of comparison.

The following reconciles net income attributable to our Company to Adjusted EBITDA, NOI and NOI—Same Centers for the years ended December 31, 2018 and 2017 (dollars in thousands).

	2018	2017
Net income attributable to our Company	$60,020	$146,130
Interest expense	270,281	263,382
Depreciation and amortization	487,595	497,579
Noncontrolling interests in the Operating Partnership	4,407	10,729
Loss (gain) on remeasurement, sale or write down of assets, net	29,412	(56,020)
Income tax (benefit) expense	(3,604)	15,594
Distributions on preferred units	398	387
Adjusted EBITDA	848,509	877,781
REIT general and administrative expenses	24,160	28,240
Costs related to stockholder activism	19,369	—
Management Companies’ revenues	(43,480)	(43,394)
Management Companies’ operating expenses	103,534	100,121
Straight-line and above/below market adjustments	(32,068)	(29,531)
NOI—All Centers	920,024	933,217
NOI of Non-Same Centers	(32,231)	(55,326)
NOI —Same Centers	887,793	877,891
Lease termination income of Same Centers	(12,955)	(21,898)
NOI—Same Centers, excluding lease termination income	$874,838	$855,993
NOI—Same Centers Percentage Change	1.13%
NOI—Same Centers Percentage Change, excluding lease termination income	2.20%

I-4    2019 PROXY STATEMENT

THE MACERICH COMPANY 401 WILSHIRE BLVD. SUITE 700 SANTA MONICA, CA 90401

AUTHORIZE YOUR PROXY BY INTERNET- www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it promptly in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E01096-P75448-Z67694	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE MACERICH COMPANY
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors
	Nominees:	For	Against	Abstain
1a.	Peggy Alford	☐	☐	☐
1b.	John H. Alschuler	☐	☐	☐			For	Against	Abstain
1c. 1d. 1e.	Eric K. Brandt Edward C. Coppola Steven R. Hash	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019.		☐	☐	☐
1f. 1g.	Daniel J. Hirsch Diana M. Laing	☐ ☐	☐ ☐	☐ ☐	3. Advisory vote to approve our named executive officer compensation as described in our Proxy Statement.		☐	☐	☐
1h.	Thomas E. O’Hern	☐	☐	☐
1i. 1j.	Steven L. Soboroff Andrea M. Stephen	☐ ☐	☐ ☐	☐ ☐
Proxies will be voted at the discretion of the persons named in this Proxy on any other matter that may properly come before the meeting or any postponement(s) or adjournments(s) thereof.
					For address changes and/or comments, please check this box and write them on the back where indicated.				☐
					Please indicate if you plan to attend this meeting.		☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other representative, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E01097-P75448-Z67694

THE MACERICH COMPANY

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on June 7, 2019

The undersigned stockholder(s) of The Macerich Company, a Maryland corporation (the “Company”), hereby appoint(s) Ann C. Menard and Scott W. Kingsmore, and each of them, as Proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at The Fairmont Miramar Hotel, 101 Wilshire Blvd., Santa Monica, California on June 7, 2019 at 10:00 a.m. local time, and at any postponement(s) or adjournment(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any Proxy heretofore given with respect to such meeting or any postponement(s) or adjournment(s) thereof.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director in Proposal 1 and “FOR” Proposals 2, and 3, each as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side